UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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J. C. Penney Company, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 30, 2012

Dear Stockholders,

On behalf of your Board of Directors, I want to take this opportunity to invite you to attend our 2012 Annual Meeting of Stockholders where we will be asking you to vote on and to support important issues for our Company. The meeting will be held on Friday, May 18, 2012, at 10:00 A.M., local time, at jcpenney’s Home Office, located at 6501 Legacy Drive, Plano, Texas 75024. Whether or not you attend the Annual Meeting, it is important that your shares be represented. We urge you to vote your shares via the toll-free telephone number, over the Internet, or by mail, as provided in the enclosed materials.

I would also like to take this opportunity to highlight the transformation underway at our Company. Ron Johnson became our new CEO on November 1, 2011 and has been re-imagining the department store experience to transform jcpenney into America’s favorite store. He has recruited a team of high-caliber executives, including Michael Francis (President), Mike Kramer (Chief Operating Officer) and Dan Walker (Chief Talent Officer), who bring with them years of senior executive experience at other public consumer-focused companies. On January 25-26, 2012, this team unveiled a blueprint for jcpenney’s transformation that includes our new pricing strategy called Fair and Square™, which is guided by the core values established by our Company’s founder, James Cash Penney. This blueprint is designed to enable customers to once again shop on their terms, in sync with the rhythm of their lives.

We also thank Mike Ullman, who retired from jcpenney on January 27, 2012 after serving as Chairman and CEO from 2004 through October 2011. Mike laid the groundwork for the changes now underway at jcpenney and we appreciate his years of exceptional service to the Company. His role in the Company’s succession planning process and his tenure as Executive Chairman of the Board from November 1 until his retirement facilitated a seamless management transition.

As part of the management transition, your Board made the decision to separate the Chairman and CEO roles. I was honored to be selected by your directors to assume the Chairman role, effective January 28, 2012.

As you review these materials, please note the importance that your Board places on instilling a pay-for-performance culture at jcpenney. Long-term equity awards are a key component of our compensation philosophy. Through the use of stock awards, the compensation arrangements for our new senior executives are designed to align their interests directly with those of all stockholders. A substantial portion of the new executives’ equity grants does not begin to vest until 2015, which focuses their efforts on increasing stockholder value over the long term.

Further, as a demonstration of his confidence in jcpenney’s long-term potential, Ron Johnson made a personal investment of $50 million in the Company through the purchase of a 7 1/2 year warrant for shares of jcpenney common stock.

Thank you again for your support. We are excited about the important work underway at jcpenney and are optimistic about the prospects for our Company. We are confident that we have the leadership in place to drive long-term stockholder value, and we look forward to seeing you on May 18.

Thomas J. Engibous

Chairman of the Board

jcpenney

6501 Legacy Drive

Plano, TX 75024

jcp.com

J. C. PENNEY COMPANY, INC.

6501 Legacy Drive

Plano, Texas 75024-3698

J. C. PENNEY COMPANY, INC.

Notice of 2012 Annual Meeting of Stockholders

Date and Time:	Friday, May 18, 2012 10:00 A.M., local time

Place:	jcpenney Home Office 6501 Legacy Drive Plano, Texas 75024-3698

Business:	1. To elect twelve directors nominated by the Board of Directors for a one-year term as described in the accompanying proxy materials;

2. To ratify the appointment of KPMG LLP as independent auditor for the fiscal year ending February 2, 2013;

3. To approve the adoption of the J. C. Penney Company, Inc. 2012 Long-Term Incentive Plan, which has been adopted by the Board of Directors, subject to stockholder approval;

4. To approve the adoption of the J. C. Penney Corporation, Inc. Management Incentive Compensation Program, which has been adopted by the Board of Directors;

5. To hold an advisory vote on executive compensation; and

6. To consider any other business properly brought before the meeting.

Record Date:	In order to vote, you must have been a stockholder at the close of business on March 19, 2012.

Voting By Proxy:	It is important that your shares be represented and voted at the meeting. If you received the proxy materials by mail, you can vote your shares by completing, signing, dating, and returning your completed proxy card, by telephone or over the Internet. If you received the proxy materials over the Internet, a proxy card was not sent to you, and you may vote your shares only by telephone or over the Internet. To vote by telephone or Internet, follow the instructions included in the proxy statement or on the Internet. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the 2012 Annual Meeting of

Stockholders to be held on May 18, 2012.

The Notice of Annual Meeting, Proxy Statement, Annual Report on Form 10-K for the fiscal year ended January 28, 2012 and the 2011 Summary Annual Report are available at www.proxyvote.com.

Janet Dhillon, Secretary

Plano, Texas

March 30, 2012

YOUR VOTE IS IMPORTANT

PLEASE SIGN, DATE, & RETURN YOUR PROXY CARD OR

VOTE BY TELEPHONE OR INTERNET

PROXY STATEMENT

2012 PROXY STATEMENT

This proxy statement and the accompanying materials are being made available to jcpenney stockholders beginning on or about March 30, 2012. In this proxy statement, you will find information on the matters to be presented at the Annual Meeting and information to assist you in voting your shares.

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

jcpenney’s Board of Directors is soliciting your vote at the 2012 Annual Meeting of Stockholders.

What will I be voting on?

You will be voting on:

•	Election of twelve directors nominated by the Board of Directors;
•	Ratification of the appointment of KPMG LLP as jcpenney’s independent auditor for the fiscal year ending February 2, 2013;
•	Approval of the 2012 Long-Term Incentive Plan;
•	Approval of the Management Incentive Compensation Program;
•	Advisory vote on executive compensation; and
•	Any other business that may properly come before the meeting.

What are the Board of Directors’ voting recommendations?

The Board of Directors recommends that you vote your shares “For” each of the Board’s nominees for director, “For” the ratification of the appointment of KPMG LLP as independent auditor for the fiscal year ending February 2, 2013, “For” the approval of the 2012 Long-Term Incentive Plan, “For” the approval of the Management Incentive Compensation Program, and “For” the approval of our executive compensation in connection with the advisory vote on executive compensation.

Who is entitled to vote?

All stockholders who owned jcpenney common stock at the close of business on the record date, March 19, 2012, are entitled to attend and vote at the Annual Meeting.

How many votes do I have?

You will have one vote for every share of jcpenney common stock you owned on the record date.

How many votes can be cast by all stockholders?

Each share of jcpenney common stock is entitled to one vote. There is no cumulative voting. On March 19, 2012, jcpenney had 218,299,029 shares of common stock outstanding and entitled to vote.

How many shares must be present to hold the Annual Meeting?

A majority of the outstanding shares of jcpenney common stock as of the record date, or 109,149,515 shares, must be present at the Annual Meeting in order to hold the meeting and conduct business. This is called a quorum.

Shares are counted as present at the Annual Meeting if stockholders are present and vote in person or a proxy card has been properly submitted by or on behalf of stockholders. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum.

How many votes are required to elect directors and adopt the other proposals?

You may vote “For” or “Against” with respect to the election of directors. Our Bylaws provide that in a non-contested election, each director must be elected by the affirmative vote of the majority of the votes cast with respect to that director’s election. Accordingly, abstentions and broker non-votes will have no effect on the election of a director. Any director nominee who is an incumbent director and is not re-elected must promptly tender his or her resignation, and the Board of Directors, excluding the director who tenders his or her resignation, must promptly decide whether to accept or reject the resignation.

Ratification of the appointment of KPMG LLP as jcpenney’s independent auditor requires the affirmative vote of a majority of the shares of jcpenney common stock present in person or by proxy that are entitled to vote on such matter. If you abstain from voting on this matter, your shares will be counted as present for purposes of establishing a quorum, and the abstention will have the same effect as a vote against the proposal. Broker non-votes will also have the same effect as a vote against the proposal.

Approval of the 2012 Long-Term Incentive Plan, the Management Incentive Compensation Program and our executive compensation in connection with the advisory vote on executive compensation require the affirmative vote of a majority of the shares of jcpenney common stock present in person or by proxy that are entitled to vote on such matter. If you abstain from voting on any of these matters, your shares will be counted as present for purposes of establishing a quorum, and the abstention will have the same effect as a vote against the proposal. Broker non-votes are not entitled to be cast for these matters and accordingly will have no effect on the approval of any of these matters.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (SEC), rather than mailing a printed copy of our proxy materials to each stockholder of record, we may send some or all of our stockholders a Notice of Internet Availability of Proxy Materials (Notice), which indicates how our stockholders may:

•	access their proxy materials and vote their proxies over the Internet;
•	make a one-time request to receive a printed set of proxy materials by mail; or
•	make a permanent election to receive all of their proxy materials in printed form by mail or electronically by email.

How can I get electronic access to the proxy materials?

The Notice provides you with instructions regarding how to:

•	view our proxy materials for the Annual Meeting over the Internet; and
•	instruct us to send our future proxy materials to you electronically by email instead of sending you printed copies by mail.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings of stockholders on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it. The Summary Annual Report and the Form 10-K accompany these proxy materials but are not considered part of the proxy soliciting materials.

How do I vote?

You can vote either in person at the Annual Meeting or by proxy whether or not you attend the Annual Meeting. To obtain directions to attend the Annual Meeting and vote in person, please call 972-431-1000. You can vote by proxy in three ways:

•	by mail – If you received your proxy materials by mail, you can vote by mail by using the enclosed proxy card;
•	by telephone – In the United States and Canada, you can vote by telephone by following the instructions on the Internet or on your proxy card if you received your materials by mail; or
•	by Internet – You can vote by Internet by following the instructions on the Notice or on your proxy card if you received your materials by mail.

If you vote by proxy, your shares will be voted at the Annual Meeting in the manner you indicate. If you sign your proxy card, but do not specify how you want your shares to be voted, they will be voted as the Board of Directors recommends.

How do I attend the Annual Meeting?

Admission to the Annual Meeting is limited to jcpenney stockholders or their proxy holders. Each stockholder will be asked to present proof of stock ownership and a valid, government-issued photo identification, such as a driver’s license, before being admitted to the Annual Meeting. Proof of stock ownership may consist of the top portion of the proxy card or if shares are held in the name of a broker, bank or other nominee, an account statement or letter from the nominee indicating that the individual beneficially owned shares of jcpenney common stock on March 19, 2012, the record date for the Annual Meeting.

Can I change my vote after I execute my proxy?

You can revoke a proxy at any time prior to its exercise at the Annual Meeting. You can send in a new proxy card with a later date if you received your proxy materials by mail, or cast a new vote by telephone or Internet, or send a written notice of revocation to jcpenney’s Corporate Secretary at the address on the cover page of this proxy statement. If you attend the Annual Meeting and want to vote in person, you can request that any previously submitted proxy not be used.

How do I vote my shares of jcpenney common stock in the Savings Plan?

If you are a participant in the J. C. Penney Corporation, Inc. Savings, Profit-Sharing and Stock Ownership Plan (the Savings Plan), you will receive a separate voting instruction card for the shares allocated to your account in the Savings Plan. This voting instruction card will allow you to instruct State Street Bank and Trust Company, as trustee for the Savings Plan, how to vote your shares. If you do not vote your shares in the Savings Plan, State Street Bank and Trust Company will vote them in the same proportion as those shares for which it has received voting instructions.

Will my vote be kept confidential?

Yes. jcpenney’s policy is that all proxy or voting instruction cards, ballots, and vote tabulations which identify the vote of an individual stockholder are to be kept secret. Your vote will only be disclosed:

•	to allow the independent election inspectors to certify the results of the vote;
•	if jcpenney is legally required to disclose your vote or is defending or asserting claims in a lawsuit;
•	if there is a proxy contest involving the Company; or
•	if you make a written comment on your proxy or voting instruction card or ballot.

Who pays for this proxy solicitation?

jcpenney does. In addition to soliciting proxies by mail, jcpenney may solicit proxies by telephone, personal contact, and electronic means. No director, officer, or employee of jcpenney will be specially compensated for these activities. jcpenney has hired Georgeson Inc., a proxy solicitation firm, to assist in soliciting proxies for an estimated fee of $12,000 plus reimbursement for reasonable expenses.

jcpenney will also reimburse brokers, fiduciaries, and custodians for their costs in forwarding proxy materials to beneficial owners of jcpenney common stock.

Could other matters be decided at the Annual Meeting?

We do not know of any other matters that will be considered at the Annual Meeting. If any matter other than those described in this proxy statement arises at the Annual Meeting, the proxies will be voted at the discretion of the proxy holder.

CORPORATE GOVERNANCE

Over 110 years ago, James Cash Penney founded his company on the principle of treating customers the way he wanted to be treated himself: fair and square. Today, J. C. Penney Company, Inc.’s corporate governance principles reflect the highest ethical standards rooted in its rich heritage as we seek to achieve excellence in our work, products, and services for our customers and our stockholders.

Governing Documents

The key documents that make up our corporate governance framework are our:

•

Corporate Governance Guidelines, including our Standards for the Determination of Director Independence, Lead Independent Director Policy and our Policy on Review and Consideration of Related Person Transactions;

•	Restated Certificate of Incorporation, as amended;
•	Bylaws, as amended;
•	Audit Committee Charter;
•	Finance and Planning Committee Charter;
•	Corporate Governance Committee Charter;
•	Human Resources and Compensation Committee Charter;
•	Charter of the Committee of the Whole;
•	Statement of Business Ethics; and
•	Standards and Procedures for Director Nominations.

You can access each of these documents on our website at www.jcpenney.net or www.jcpenney.com by clicking on “Investors,” then “Corporate Governance.” You can also obtain a free copy of any of these documents by sending a written request to jcpenney’s Corporate Secretary at P.O. Box 10001, Dallas, Texas 75301.

Corporate Governance Guidelines

This document sets forth the Company’s primary principles and policies regarding corporate governance, which are the foundation of our commitment to best practices. You can access our Corporate Governance Guidelines at www.jcpenney.net or www.jcpenney.com. The Guidelines are reviewed annually by the Corporate Governance Committee and the Board. The matters covered by the Guidelines include:

•	director responsibilities;
•	the size of the Board;

•	director independence and minimum qualifications;
•	factors to be considered in selecting candidates to serve on the Board;
•	the Company’s voting standard for the election of directors;
•	director retirement;
•	director resignations upon change of principal employment or personal circumstances;
•	directors’ outside directorships and outside audit committee service;
•	Board organization, including committees of the Board and the role and responsibilities of the lead independent director;
•	policies relating to Board meetings;
•	executive sessions for directors;
•	ethical principles to be followed by directors;
•	policies and procedures for reviewing related person transactions and conflicts of interest;
•	claw-back policy on recovery of compensation in the event of a financial restatement;
•	the Board’s access to management and independent advisors;
•	stockholders’ and other interested parties’ communications to non-employee directors;
•	director orientation and continuing education;
•	prohibition of loans to directors and executive officers;
•	stock ownership goals for directors and members of the Company’s senior management team;
•	management succession and CEO evaluation; and
•	annual self-assessments of the Board and each of the Audit, Corporate Governance, Finance and Planning and Human Resources and Compensation Committees.

Board Leadership Structure

Effective January 28, 2012, the Board of Directors elected Thomas J. Engibous, a non-employee, independent director, to serve as the Company’s first Non-Executive Chairman of the Board. Mr. Engibous previously served as Lead Director pursuant to the Company’s Lead Independent Director Policy. The duties of the Non-Executive Chairman of the Board include:

•	presiding over all meetings of the Board and regular executive sessions of the non-employee, independent members of the Board;
•	approving the scheduling of Board meetings as well as the agenda and materials for each Board meeting and executive session of the Board’s non-employee, independent directors;
•	calling and presiding over meetings of the non-employee, independent directors;
•	meeting regularly with the CEO and serving as a liaison and channel of communication between the non-employee, independent directors and the CEO; and
•	presiding over all meetings of stockholders and communicating with stockholders as appropriate.

The Company’s leadership structure previously consisted of a combined Chairman/CEO leadership role coupled with a Lead Director. The Board of Directors, as part of its continuing review of corporate governance matters, decided to separate the Chairman and CEO roles and elect a Non-Executive Chairman of the Board after careful consideration and upon recommendation by the Corporate Governance Committee. The Board believes that jcpenney’s current leadership structure enhances the Board’s ability to ensure that the appropriate level of independent oversight is applied to all management decisions.

Board of Directors’ Role in Risk Oversight

The Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and to enhance stockholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks but also understanding what level of risk is appropriate for the company. The involvement of the full Board of Directors in reviewing the

Company’s business strategy is an integral aspect of its assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk for the Company. In addition to management’s discussion of risk with the full Board of Directors throughout the year, the independent directors also discuss risk management during their executive sessions without management present over which the Non-Executive Chairman presides. The Board’s Committees also consider risk appropriate to their respective jurisdictions throughout the year.

Policies and Procedures with Respect to Related Person Transactions

The Board of Directors recognizes that related person transactions can present a heightened risk of conflicts of interest. Accordingly, as a general matter, our directors and executive officers are to avoid any activity, interest, or relationship that would create, or might appear to others to create, a conflict with the interests of jcpenney.

Our written Policy on Review and Consideration of Related Person Transactions (Policy) is included as Appendix C to our Corporate Governance Guidelines. For purposes of SEC rules as well as our Policy, a “related person transaction” is any transaction in which the Company was, is or will be a participant and the amount involved exceeds $120,000 and in which any related person had, has or will have a direct or indirect material interest. The term “related person” means (a) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company, (b) any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities, and (c) any immediate family member of any of the foregoing persons. We review all relationships and transactions in which the Company and a related person are participants to determine whether such persons have a direct or indirect material interest. To identify potential related person transactions, we request certain information from our directors and executive officers. We then review the information provided for any related person transactions. The Corporate Governance Committee reviews and determines whether to approve or ratify any related person transaction that is required to be disclosed. Any member of the Corporate Governance Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction.

The Board of Directors has considered the following transactions in connection with the Policy:

William A. Ackman is the Founder, Chief Executive Officer and Managing Member of the General Partner of Pershing Square Capital Management, L.P. (Pershing Square), a registered investment adviser. Mr. Ackman is a member of our Board of Directors and, together with Pershing Square and its affiliated entities, beneficially owns more than 5% of the Company’s common stock. In addition, Mr. Ackman serves as Chairman of the Board of The Howard Hughes Corporation (HHC), a real estate development company in which Mr. Ackman and his affiliated Pershing Square entities have economic exposure to approximately 28.9% of HHC’s common stock, including a 14.5% beneficial ownership interest. HHC, through an affiliated entity, is the landlord for one of the Company’s leased store locations. During fiscal 2011, the Company made payments under this lease totaling approximately $248,000. The lease is currently expected to continue through fiscal 2012 and beyond. In fiscal 2012, the Company expects to make payments under the lease of approximately $235,000 plus any 2012 property taxes assessed and paid indirectly through the landlord. Mr. Ackman does not have any direct or indirect material interest in this lease arrangement.

Steven Roth, who is a member of our Board of Directors, is Chairman of the Board of Vornado Realty Trust (Vornado) and the beneficial owner of approximately 5% of Vornado’s outstanding common shares, and is also the Managing General Partner of Interstate Properties (Interstate). The Company, through its subsidiaries, pays rent, common area maintenance fees, utility expenses, and property taxes to Vornado and Interstate, and their affiliated entities, with respect to a number of store locations. During fiscal 2011, such payments totaled approximately $17.3 million. The leases are currently expected to continue through fiscal 2012 and beyond. In fiscal 2012, the Company expects to make similar payments with respect to such store locations of approximately $14.4 million, plus any 2012 property taxes assessed and paid indirectly through the landlords. Mr. Roth has no direct or indirect material interest in these transactions.

Board Independence

The Board reviews the independence of each non-employee director annually to confirm that the director continues to meet our standards as well as the requirements of the NYSE. No member of the Board will be considered independent unless the Board determines that he or she has no material relationship with the Company that would affect his or her independence and that he or she otherwise satisfies jcpenney’s director independence standards as well as all applicable laws, rules and regulations. Our “Standards for the Determination of Director Independence” are included as Appendix A to our Corporate Governance Guidelines, which can be accessed at www.jcpenney.net or www.jcpenney.com.

The factors the Board considers in determining whether a director is independent include:

•	Whether within the preceding three years,
•	the director is or was an employee of jcpenney;
•	a member of the director’s immediate family is or was an executive officer of jcpenney;
•

the director or an immediate family member of the director received more than $120,000 per year in direct compensation from jcpenney (other than compensation for service as a director or pension or other forms of deferred compensation for prior service);

•	the director or an immediate family member of the director was a partner or employee of jcpenney’s external auditor and personally worked on jcpenney’s audit within that time;
•

the director or an immediate family member of the director is or was employed as an executive officer of another company where any of jcpenney’s present executive officers serve on the compensation committee of that company’s board of directors;

•

the director or an immediate family member of the director is or was an employee or executive officer of another company that makes payments to, or receives payments from, jcpenney in excess of the greater of $1,000,000 or 2% of that company’s consolidated gross revenues;

•	Whether the director or an immediate family member of the director is a current partner of jcpenney’s external auditor;
•	Whether the director is a current employee of jcpenney’s external auditor;
•	Whether an immediate family member of the director is a current employee of jcpenney’s external auditor and personally works on jcpenney’s audit; and
•

Whether the director serves as an officer, director or trustee of a charitable organization or as a member of that organization’s fund-raising entity or committee that received contributions from jcpenney in excess of the greater of $1,000,000 or 2% of the charity’s gross revenues.

The Board has reviewed each director’s independence for fiscal 2012. Applying the standards listed above as well as the requirements of the NYSE, the Board has determined that each of the directors, except for Mr. Johnson, is independent.

Meeting Attendance

During fiscal 2011, the Board held 16 meetings and committees of the Board held a total of 29 meetings. Each director attended at least 75% of the total number of meetings of the Board and committees on which he or she served. The Board currently has six meetings scheduled for fiscal 2012.

All directors are strongly encouraged to attend the Annual Meeting, but we do not have a formal attendance requirement. In 2011, eleven of the thirteen then-serving members of the Board attended the Annual Meeting.

Executive Sessions

The non-employee, independent directors meet in executive session with no Company Associates present as a part of each regularly scheduled Board meeting. The Company’s Non-Executive Chairman of the Board, Thomas J. Engibous, presides over these sessions.

Communications with the Board of Directors

Any Company stockholder or other interested party who wishes to communicate with the Board of Directors or with an individual director may direct such communications by telephone to 1-800-527-0063, by facsimile to 972-431-1977, by email to jcpdirectors@jcpenney.com, or by writing to:

Corporate Secretary

J. C. Penney Company, Inc.

P.O. Box 10001

Dallas, TX 75301

The communication must be clearly addressed to the Board of Directors or to a specific director(s). If a response is desired, the individual should also provide contact information such as name, address and telephone number.

All such communications will be reviewed initially by the Company’s Corporate Secretary and entered into a log for tracking purposes. The Board has asked the Corporate Secretary to forward to the appropriate director(s) all correspondence, except for items unrelated to the Board’s functions, business solicitations, advertisements, and materials that are profane. The Corporate Secretary prepares a periodic summary report of all such communications for the Corporate Governance Committee of the Board.

Communications with the Audit Committee

Complaints and concerns relating to the Company’s accounting, internal accounting controls or auditing matters should be communicated to the Audit Committee of the Board of Directors. Any such communication may be made on an anonymous basis and may be reported to the Audit Committee through the Company’s Senior Vice President-Audit by calling 1-800-527-0063, by website at www.jcpjline.com or by writing to:

Senior Vice President – Audit

J. C. Penney Company, Inc.

P.O. Box 250335

Plano, TX 75025-0335

All such concerns will be reviewed under the direction of the Audit Committee and oversight by the Senior Vice President-Audit, the General Counsel, or such other persons as the Audit Committee determines to be appropriate. Confidentiality is maintained to the fullest extent possible, consistent with the need to conduct an adequate review. Prompt and appropriate corrective action will be taken when and as deemed appropriate in the judgment of the Audit Committee. The Senior Vice President-Audit will prepare a periodic summary report of all such communications for the Audit Committee.

Board Diversity, Director Qualifications and Process for Nominations

jcpenney is committed to creating an inclusive work environment where everyone is respected and valued. A workforce that understands jcpenney’s diverse customer base helps ensure that the Company’s products, services and message are relevant in every community where the Company does business.

The Board’s philosophy on diversity mirrors the Company’s philosophy. In connection with the selection of nominees for director, the Corporate Governance Committee strives to identify and recruit high-caliber individuals whose diverse talents, perspectives, experiences and backgrounds would preserve and enhance the inclusive environment in which the Board currently functions.

As provided in the Company’s Corporate Governance Guidelines, nominees for director, including those directors who are eligible to stand for re-election, are selected based on, among other things, consideration of the following factors:

•	character and integrity;
•	business and management experience;
•	demonstrated competence in dealing with complex problems;
•	familiarity with the Company’s business;
•	diverse talents, backgrounds, and perspectives;
•	freedom from conflicts of interest;
•	regulatory and stock exchange membership requirements for the Board;
•	sufficient time to devote to the affairs of the Company; and
•	reputation in the business community.

In considering whether to nominate directors who are eligible to stand for re-election, the Committee also considers the quality of past director service, attendance at Board and committee meetings, compliance with the Company’s Corporate Governance Guidelines (including satisfying the expectations for individual directors), as well as input from other Board members concerning the director’s performance and independence.

Although the Board retains ultimate responsibility for approving candidates for election, the Corporate Governance Committee conducts the initial screening and evaluation process. In doing so, the Committee considers candidates recommended by directors and the Company’s management, as well as any recommendations from Company stockholders. Additionally, the Committee takes into account the Board’s current composition and the capabilities and attributes of serving Board members, as well as additional capabilities and attributes considered necessary or desirable in light of existing Company needs and the goal of preserving and enhancing Board diversity. The Committee has engaged in the past, and expects to continue to engage, one or more search firms to assist in the identification and recruitment of director candidates.

To recommend a candidate for election to the Board, a stockholder must submit the following information to the Corporate Secretary of the Company at least 90 days in advance of the Annual Meeting:

•	The stockholder’s name and address;
•	A representation that the stockholder is a holder of record and intends to appear in person or by proxy at the Annual Meeting;
•	The name and address of the stockholder’s nominee for director;
•	A description of any arrangements or understandings between the stockholder and the director nominee or any other person (naming such person(s)) relating to the election of the nominee to the Board;
•	The biographical and other information about the nominee that would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and
•	The nominee’s consent to serve on the Board.

In general, candidates recommended by stockholders will be evaluated under the same process as candidates recommended by existing directors, Company management or third-party search firms. However, the Corporate Governance Committee will additionally seek and consider information concerning the relationship between a stockholder’s recommended nominee and the stockholder to determine whether the nominee can effectively represent the interests of all stockholders. Also, except in unusual circumstances, the Committee will not evaluate a stockholder-recommended candidate unless and until the stockholder advises that the potential candidate has indicated a willingness to serve as a director, to comply with the expectations and requirements for Board service and to provide all the information required to conduct an evaluation.

BOARD COMMITTEES

The Board of Directors has five principal standing committees. Committee members consist entirely of non-employee directors and the Board has determined that each of the members of these committees is “independent,” as defined under our standards of independence and under NYSE listing standards.

Audit Committee

The Audit Committee’s responsibilities include the selection and retention of the independent auditor for the annual audit of the Company’s consolidated financial statements and the approval of audit fees and non-audit services and fees paid to the independent auditor. The Committee reviews the independent auditor’s strategy and plan, scope, audit results, performance and independence, internal audit reports on the adequacy of internal controls, the Company’s ethics program, status of significant legal matters, the scope of the internal auditor’s plans and budget and results of its audits, and the effectiveness of the Company’s program for correcting audit findings. The Committee also participates in the certification process relating to the filing of certain periodic reports pursuant to the Securities Exchange Act of 1934, as amended (Exchange Act). A copy of the Audit Committee’s Charter is available at the Company’s website at www.jcpenney.net or www.jcpenney.com. Also available on the Company’s website are procedures for the confidential and anonymous reporting of matters relating to questionable accounting, internal accounting controls, or auditing matters.

During fiscal 2011, this Committee held seven meetings. Its current members are Thomas J. Engibous, Leonard H. Roberts, Javier G. Teruel, Mary Beth West, and Kent B. Foster, who serves as its Chair. The Board of Directors has determined that each member of this Committee is “financially literate” and qualifies as an “audit committee financial expert,” as those terms are defined by the Exchange Act and the NYSE.

Corporate Governance Committee

The Corporate Governance Committee performs the functions of a nominating committee, considers matters of corporate governance and reviews developments in the governance area as they affect relations between the Company and its stockholders. It also develops and recommends to the Board corporate governance principles and practices for the Company and makes recommendations to the Board with respect to the size, composition, organization and responsibilities of the Board and its directors, the qualifications of directors, candidates for election as directors, the compensation of directors, annual independence determinations, and the annual performance self-assessment process by the Board and each of the Audit, Corporate Governance, Finance and Planning, and Human Resources and Compensation Committees. A copy of the Corporate Governance Committee’s Charter, the Company’s Corporate Governance Guidelines, and Standards and Procedures for Director Nominations are available on the Company’s website at www.jcpenney.net or www.jcpenney.com. See “Board Diversity, Director Qualifications and Process for Nominations” on page 8 for more information on the Corporate Governance Committee’s process for identifying and evaluating nominees for director.

During fiscal 2011, this Committee met four times. Its current members are Colleen C. Barrett, Geraldine B. Laybourne, Burl Osborne, Steven Roth, R. Gerald Turner, and Mary Beth West, who serves as its Chair.

Finance and Planning Committee

The Finance and Planning Committee is responsible for reviewing the Company’s financial policies, strategies, and capital structure. A copy of the Finance and Planning Committee’s Charter is available on the Company’s website at www.jcpenney.net or www.jcpenney.com.

During fiscal 2011, this Committee met six times. Its current members are William A. Ackman, Kent B. Foster, Leonard H. Roberts, Steven Roth, Javier G. Teruel, and Thomas J. Engibous, who serves as its Chair.

Human Resources and Compensation Committee

The Human Resources and Compensation Committee’s responsibilities include reviewing and administering the Company’s annual and long-term incentive compensation plans, overseeing the administration and operation of certain of the Company’s retirement and welfare plans, taking action or making recommendations with respect to the compensation of executive officers, including making a non-binding recommendation to the Committee of the Whole regarding the CEO’s compensation level, and reviewing succession plans for key Company executives, including the CEO. In addition, its responsibilities include reviewing the annual financial and investment performance results of the Company’s retirement and welfare plans, including the annual actuarial valuation reports applicable to such plans. A copy of the Human Resources and Compensation Committee’s Charter is available on the Company’s website at www.jcpenney.net or www.jcpenney.com. See also this Committee’s report on page 34. For a discussion of the processes and procedures for determining executive and director compensation and the roles of management and compensation consultants in determining or recommending the amount or form of compensation, see “Compensation Discussion and Analysis” beginning on page 21 and “Director Compensation for Fiscal 2011” beginning on page 52.

During fiscal 2011, this Committee met nine times. Its current members are William A. Ackman, Colleen C. Barrett, Geraldine B. Laybourne, R. Gerald Turner, and Burl Osborne, who serves as its Chair.

Committee of the Whole

The Committee of the Whole assists the Board in discharging its responsibilities relating to the setting of performance goals and objectives, the evaluation of performance in light of those goals and objectives, and the setting of compensation for the Company’s CEO. A copy of the Committee of the Whole’s Charter is available on the Company’s website at www.jcpenney.net or www.jcpenney.com. See also “Compensation Discussion and Analysis” beginning on page 21.

During fiscal 2011, this Committee met three times. The Committee is composed solely of the independent members of the Board. Its current members are William A. Ackman, Colleen C. Barrett, Kent B. Foster, Geraldine B. Laybourne, Burl Osborne, Leonard H. Roberts, Steven Roth, Javier G. Teruel, R. Gerald Turner, Mary Beth West, and Thomas J. Engibous, who serves as its Chair.

The mailing address for all of these committees is c/o Corporate Secretary, J. C. Penney Company, Inc., P.O. Box 10001, Dallas, Texas 75301.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Human Resources and Compensation Committee and Committee of the Whole are each composed entirely of persons who are neither Associates nor former or current officers of the Company. There is not, nor was there during fiscal 2011, any compensation committee interlock or insider participation on the Human Resources and Compensation Committee or the Committee of the Whole.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires jcpenney’s directors and officers and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. The Company assists its directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf. The Company believes that all Section 16(a) filing requirements were met during fiscal 2011.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table shows, as of March 1, 2012, the beneficial ownership of shares of jcpenney common stock by (a) each stockholder known to the Company to beneficially own more than 5% of jcpenney common stock, (b) each present director, all of whom are nominees for re-election at the Annual Meeting, and two former directors who resigned from the Board on May 20, 2011 and January 27, 2012, respectively, (c) the five most highly compensated present executive officers serving during the last fiscal year, and one former executive officer who also is deemed to be a named executive officer, and (d) all present directors and executive officers of the Company as a group. Beneficial ownership means that the individual has or shares voting power or investment power with respect to the shares of common stock or the individual has the right to acquire the shares of common stock within 60 days of March 1, 2012.

Name	Number of shares beneficially owned		Number of shares included in previous column which the individual or group has/have the right to acquire within 60 days of March 1, 2012		Percent of outstanding common stock(1)
Pershing Square Capital Management L.P.	39,075,771	(2)	—		17.98%
Vornado Realty Trust	23,400,000	(3)	4,815,990	(3)	10.77%
State Street Corporation	20,379,728	(4)	—		9.38%
Evercore Trust Company, N.A.	14,639,712	(5)	—		6.74%
J. C. Penney Corporation, Inc. Savings, Profit-Sharing and Stock Ownership Plan	13,753,698	(6)	—		6.33%
Directors(7)
William A. Ackman(8)	39,075,771		—		17.98%
Colleen C. Barrett	27,914		23,155		*
M. Anthony Burns(9)	44,387		27,367		*
Thomas J. Engibous	63,935		23,155		*
Kent B. Foster	38,782	(10)	23,155		*
Ronald B. Johnson(11)	8,149,872		7,256,894		3.62%
Geraldine B. Laybourne	11,919		11,919		*
Burl Osborne	34,565		23,155		*
Leonard H. Roberts	48,059		23,155		*
Steven Roth(12)	23,400,000		4,815,990		10.77%
Javier G. Teruel	25,258		18,677		*
R. Gerald Turner	46,111	(13)	24,755		*
Myron E. Ullman, III(14)	2,044,554		307,573		*
Mary Beth West	22,318		22,318		*
Named Executive Officers(7)(15)
Michael P. Dastugue(16)	238,572		223,601		*
Michael R. Francis	—		—		*
Michael W. Kramer	—		—		*
Daniel E. Walker	—		—		*
All present directors and executive officers as a group(7)(17)(18)	71,373,839		12,656,597		31.70%

*	Less than 1%.

(1)	Calculated based on Rule 13d-3(d)(i) using the number of outstanding shares of common stock as of March 1, 2012.

(2)

Based on information set forth in Amendment No. 5 to Schedule 13D filed jointly with the SEC on September 23, 2011 by Pershing Square Capital Management L.P., PS Management GP, LLC, Pershing Square GP, LLC and William A. Ackman (together, Pershing Square) reporting the beneficial ownership of sole power to vote or direct the vote and to dispose or direct the disposition of 39,075,771 shares of jcpenney common stock and information set forth in the Form 4 filed with the SEC on January 24, 2012 by Pershing Square. The address of Pershing Square is 888 Seventh Avenue, 42nd Floor, New York, New York 10019.

(3)	Based on information set forth in Amendment No. 4 to Schedule 13D filed jointly with the SEC on September 19, 2011 by Vornado Realty Trust, Vornado Realty L.P., VNO Fashion LLC and VSPS I L.L.C. (together, Vornado) reporting shared power to vote or direct the vote and to dispose or direct the disposition of 23,400,000 shares of jcpenney common stock. Vornado’s beneficial ownership includes 18,584,010 shares of jcpenney common stock and rights from a third party to purchase 4,815,990 shares of jcpenney common stock at a per share forward price. For purposes of calculating the beneficial ownership percentage, the third-party purchase rights are not included in the total number of shares outstanding. The address of Vornado is 888 Seventh Avenue, New York, New York 10019.

(4)	Based on information set forth in a Schedule 13G filed with the SEC on February 13, 2012 by State Street Corporation reporting shared power to vote or direct the vote and to dispose or direct the disposition of 20,379,728 shares of jcpenney common stock, which includes shares of jcpenney common stock held in trust under the J. C. Penney Corporation, Inc. Savings, Profit-Sharing and Stock Ownership Plan (Savings Plan) (see footnotes 5 and 6 below). The Schedule 13G reported that State Street Bank and Trust Company, acting in various fiduciary capacities, has shared power to vote or direct the vote and to dispose or direct the disposition of 20,379,728 shares of jcpenney common stock. The address of State Street Corporation and State Street Bank and Trust Company is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111. As noted in footnote 6, State Street Bank and Trust Company serves as trustee for the Savings Plan trust; State Street Bank and Trust Company also serves as a lending bank under the credit facility to which the Company and its wholly owned subsidiary, J. C. Penney Corporation, Inc., are parties.

(5)	Based on information set forth in Amendment No. 2 to Schedule 13G filed with the SEC on February 13, 2012 by Evercore Trust Company, N.A. reporting shared power to vote or direct the vote and to dispose or direct the disposition of 14,639,712 shares of jcpenney common stock, representing shares held in trust under the Savings Plan (see footnotes 4 above and 6 below). Evercore Trust Company, N.A. serves as the named fiduciary and investment manager for the jcpenney common stock fund under the Savings Plan. The address of Evercore Trust Company, N.A. is 55 East 52nd Street, 36th Floor, New York, New York 10055.

(6)	Shares are reflected as of March 1, 2012; the trust maintained under the Savings Plan holds these shares. The address for the Savings Plan is 6501 Legacy Drive, Plano, Texas 75024. The trustee for the Savings Plan trust is State Street Bank and Trust Company, a wholly owned subsidiary of State Street Corporation (see footnote 4 above), and Evercore Trust Company, N.A. serves as the named fiduciary and investment manager for the jcpenney common stock fund under the Savings Plan (see footnote 5 above).

(7)	Except as set forth in the footnotes below, each person has sole investment and voting power with respect to the common stock beneficially owned by such person. Includes only those stock options that are exercisable or become exercisable within 60 days of March 1, 2012. Does not include restricted stock units that will not vest within 60 days of March 1, 2012.

(8)	By virtue of William A. Ackman’s position as Chief Executive Officer of Pershing Square Capital and managing member of each of PS Management GP, LLC and Pershing Square GP, LLC, Mr. Ackman may be deemed to be the beneficial owner of the shares owned by Pershing Square. Mr. Ackman disclaims any beneficial ownership of any of the securities owned by Pershing Square, except to the extent of any pecuniary interest therein.

(9)	Stock ownership for Mr. Burns reflects direct holdings as of May 20, 2011, the last day on which he served as a director of the Company, along with restricted stock units and options exercisable within 60 days of such date.

(10)	Includes 377 shares of jcpenney common stock with respect to which Mr. Foster shares voting and investment power.

(11)	Stock ownership for Mr. Johnson reflects his ownership of a warrant that he purchased prior to his employment with the Company. The warrant entitles him to acquire 7,256,894 shares of jcpenney common stock and is exercisable after June 13, 2017; however, the warrant is immediately exercisable and transferable upon the termination of Mr. Johnson’s employment with the Company for any reason or immediately prior to the effective date of a change of control of the Company.

(12)	By virtue of Steven Roth’s position as a trustee and the Chairman of the Board of Trustees of Vornado Realty Trust (Vornado), Mr. Roth may be deemed to be the beneficial owner of the shares owned by Vornado. Mr. Roth disclaims any beneficial ownership of any of the securities owned by Vornado.

(13)	Includes 1,732 shares of jcpenney common stock that Mr. Turner holds under the Company’s Dividend Reinvestment Plan with respect to which he shares voting and investment power.

(14)	Stock ownership for Mr. Ullman reflects direct holdings as of January 27, 2012, the last day on which he served as an Executive Chairman of the Company, along with restricted stock units and options exercisable within 60 days of such date.

(15)	In addition to Messrs. Johnson and Ullman, who also served as directors during fiscal year 2011.

(16)	Includes 1,000 shares of jcpenney common stock with respect to which Mr. Dastugue shares voting and investment power.

(17)	Excludes shares of Mr. Ullman, who no longer serves as an executive officer or director of the Company.

(18)	Excludes shares of Mr. Burns, who no longer serves as a director of the Company.

EQUITY COMPENSATION PLAN(S) INFORMATION

The following table shows the number of options and other awards outstanding as of January 28, 2012 under the J. C. Penney Company, Inc. 2009 Long-Term Incentive Plan (2009 Plan) and subsequent plans, as well as the number of shares remaining available for grant under the 2009 Plan.

	(a)		(b)		(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	17,235,766	(1)	$38	(2)	8,064,514	(3)
Equity compensation plans not approved by security holders(4)	2,255,847	(4)	$—		—

Total	19,491,613		$38	(2)	8,064,514

(1)	Includes 2,568,639 restricted stock units.

(2)	Represents the weighted-average exercise price of outstanding stock options only and the weighted-average remaining term is 5.4 years.

(3)	At the May 15, 2009 Annual Meeting of Stockholders, our stockholders approved the 2009 Plan, which reserved an aggregate of 13.1 million shares of common stock for issuance to associates and non-employee directors. No shares remain available for future issuance from prior plans.

(4)	On November 16, 2011, the Company made an inducement equity award of 1,000,000 restricted stock units to our President, Michael R. Francis, which vests one-third on November 16, 2015, November 16, 2016 and November 16, 2017. On November 16, 2011, the Company made an inducement equity award of 373,483 restricted stock units to our Chief Talent Officer, Daniel E. Walker, which vests one-third on November 16, 2015, November 16, 2016 and November 16, 2017. On December 5, 2011, the Company made an inducement equity award of 119,332 restricted stock units to our Chief Operating Officer, Michael W. Kramer, which vests one-third on December 5, 2012, December 5, 2013 and December 5, 2014 and an inducement equity award of 750,000 restricted stock units to Mr. Kramer, which vests one-third on December 5, 2015, December 5, 2016 and December 5, 2017. Total includes 13,032 shares of potential dividend equivalents.

On March 13, 2012, the Company made an annual grant of stock options and restricted stock unit awards covering 2,557,518 shares of common stock under the 2009 Plan.

PROPOSAL 1 —

ELECTION OF DIRECTORS

The terms of each of the Company’s current directors will expire at the 2012 Annual Meeting. Each of the current directors has been nominated by the Board of Directors to serve as a continuing director for a new one-year term expiring at the 2013 Annual Meeting. Each nominee elected as a director will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or retirement. We are not aware of any reason why any of these nominees would not accept the nomination. However, if any of the nominees does not accept the nomination, or is otherwise unavailable for election, the persons designated as proxies will vote for any substitute nominee recommended by the Board.

In determining whether to nominate each of the current directors for another term, the Board considered the factors discussed above in “Board Diversity, Director Qualifications and Process for Nominations” and concluded that each of the current directors standing for re-election possesses unique talents, backgrounds, perspectives, attributes and skills that will enable each of them to continue to provide valuable insights to Company management and play an important role in helping the Company achieve its long-term goals and objectives. As described below in the experience and qualifications of each of our director nominees, each nominee has achieved an extremely high level of success in his or her career. The Company does not have a mandatory retirement age for directors. There is no family relationship between any director or executive officer of the Company.

The Board recommends a vote FOR each of the nominees for director.

Nominees for Director

William A. Ackman, 45 - Director of the Company since February 2011.

Business Experience:  Founder, Chief Executive Officer and Managing Member of the General Partner, since 2003, of Pershing Square Capital Management, L.P. (a registered investment adviser); Chairman of the Board of The Howard Hughes Corporation, a real estate development company since November 2010; Former Director of General Growth Properties, Inc., a real estate investment trust, from June 2009 to March 2010. Member of the Board of Dean’s Advisors of Harvard Business School, the Board of Advisors of the Center for Jewish History and a Trustee of the Pershing Square Foundation.

Mr. Ackman’s investment, real estate and general business expertise provide him with knowledge in financial investment and strategy that is valuable to the Board and particularly the Finance and Planning Committee. In addition, Mr. Ackman’s prior service on the boards of several public companies gives him valuable insight regarding issues of corporate governance and the general operations of public companies.

Colleen C. Barrett, 67 - Director of the Company since 2004.

Business Experience:  President Emeritus since 2008, President and Director from 2001 to 2008, Chief Operating Officer from 2001 to 2004 and Corporate Secretary from 1978 to 2008 of Southwest Airlines Co. (airline), with which she served in positions of increasing importance since 1978, including Executive Vice President-Customers from 1990 to 2001 and Vice President-Administration from 1986 to 1990. Member of the Board of Trustees of Becker College.

Ms. Barrett has extensive experience in the airline industry, in particular with Southwest Airlines, a company known for providing top customer service. In addition to customer relations, human resources and operations management experience, she has significant leadership, executive and board experience, including insights and perspectives on corporate governance, having served as a Director and in the positions of President, Chief Operating Officer and Corporate Secretary of a publicly-traded company.

Thomas J. Engibous, 59 - Chairman of the Board since January 2012, Director of the Company since 1999.

Business Experience:  Retired Chairman of the Board, Director from 1996 to 2008 and President and Chief Executive Officer from 1996 to 2004, of Texas Instruments Incorporated (electronics), with which he served in positions of increasing importance since 1976, including as an Executive Vice President from 1993 to 1996; Director of Taiwan Semiconductor Manufacturing Company Limited; Chairman Emeritus of the Board of Catalyst; Member of The Business Council; Member of the National Academy of Engineering; Honorary Trustee of the Southwestern Medical Foundation.

Mr. Engibous has extensive executive, financial and board experience in the technology industry, including service as Chairman and CEO of a leading publicly-traded technology company. He brings financial expertise to the jcpenney Board, as well as skills and talents from the technology industry to help jcpenney enhance its strategies to connect with and serve customers, capitalize on opportunities in digital retailing and use technology to advance operational efficiency.

Kent B. Foster, 68 - Director of the Company since 1998.

Business Experience:  Retired Chairman of the Board, Director from 2000 to 2007, and Chief Executive Officer from 2000 to 2005, of Ingram Micro Inc. (wholesale distributor of technology); President of GTE Corporation (telecommunications) from 1995 to 1999; Director of GTE Corporation from 1989 to 1999, serving as Vice Chairman of the Board of Directors from 1993 to 1995; President of GTE Telephone Operations Group from 1989 to 1995; Director of Campbell Soup Company from 1996 to 2008; Director of New York Life Insurance Company.

Mr. Foster has extensive executive and board experience in the communications and technology industries. That experience has given him skills and talents that help jcpenney enhance its customer-reach strategies, capitalize on opportunities in digital retailing and use technology to improve its operational efficiency. He also brings to the Board financial expertise resulting from his extensive executive experience and his prior service on the audit committee of the board of another company.

Ronald B. Johnson, 53 - Director of the Company since 2011.

Business Experience:  Chief Executive Officer of the Company since November 2011; Senior Vice President, Retail for Apple, Inc. (technology) from 2000 to 2011; Senior Vice President of Merchandising of Target Corporation, where he served in positions of increasing importance from 1985 to 2000; Member of the Board of Directors for Stanford Hospital and Clinics and Board of Trustees of Stanford University.

Mr. Johnson has extensive experience in the retail industry, including executive experience with major U. S. retailers. He also brings insights and perspectives from positions he has held in the technology industry including his leadership in the development of Apple’s retail strategy. He brings retail experience, skills and perspective to help jcpenney connect and communicate with its customers and capitalize on opportunities in retailing.

Geraldine B. Laybourne, 64 - Director of the Company since 2009.

Business Experience:  Co-Founder (1998) and Chairman and Chief Executive Officer until 2007 of Oxygen Media (cable television network); President of Disney/ABC Cable Networks (cable television network) from 1996 to 1998; President of Nickelodeon (cable television network) from 1989 to 1996, with which she served in positions of increasing importance from 1980 to 1996; Director of Insight Communications Company, Inc. from 2004 to 2010; Director of Move, Inc. from 2006 to 2010; Chairman of the Board of Directors of Alloy, Inc.; Director of Electronic Arts Inc. and Symantec Corporation; Member of Board of Trustees of Vassar College.

Ms. Laybourne has extensive executive and board experience in the cable television industry, including the founding and leadership of Oxygen Media, a pioneering network that produces content aimed at younger women. She brings extensive multimedia marketing experience, skills and perspectives to help jcpenney connect and communicate with its customers and capitalize on opportunities in digital retailing. She also has served on the boards of several publicly-traded companies.

Burl Osborne, 74 - Director of the Company since 2003.

Business Experience:  Interim Chief Executive Officer from July 2009 to July 2010 and Director since 2004 of Freedom Communications, Inc. (media company) (Freedom Communications, Inc. filed for voluntary reorganization under Chapter 11 of the U. S. Bankruptcy Code in September 2009); Retired Chairman of the Board, Director from 1993 to 2007 of The Associated Press; President, Publishing Division from 1995 to 2001 and Director from 1987 to 2002 of Belo Corp.; Publisher from 1991 to 2001 of The Dallas Morning News, with which he served in positions of increasing importance since 1980, including President and Editor from 1986 to 1991; Director of GateHouse Media, Inc.; Retired Trustee and Former Chairman of the Belo Foundation; Former Director and Chairman of the Southern Newspaper Association; Former Director of the Newspaper Association of America; Director of Committee to Protect Journalists.

Mr. Osborne has extensive executive and board experience in major publicly-traded media companies. Along with human resources and operations management experience, he brings to the jcpenney Board skills and perspectives to help the Company reach and communicate with its customers through various media. He also has served on the boards of other publicly-traded companies.

Leonard H. Roberts, 63 - Director of the Company since 2002.

Business Experience:  Retired Chairman and Chief Executive Officer of RadioShack Corporation (consumer electronics), with which he served as Executive Chairman of the Board from 2005 to 2006, Chairman of the Board and Chief Executive Officer from 1999 to 2005, President from 1993 to 2000, and a Director from 1997 to 2006; Chairman and Chief Executive Officer of Shoney’s, Inc. (restaurants) from 1990 to 1993; President and Chief Executive Officer of Arby’s, Inc. (restaurants) from 1985 to 1990; Director of TXU Corporation from 2005 to 2007; Director of Rent-A-Center, Inc.; Member of Executive Board of Students in Free Enterprise; Director of Tarrant County Safe City Commission; Former Chairman of the Board of Directors of Texas Health Resources.

Mr. Roberts has extensive executive and board experience in the retail industry, including service as the Chairman and as the CEO of a publicly-traded consumer electronics retailer and CEO positions with two restaurant operators. With this background, he has insights and perspectives on delivering merchandise and services to consumers, which he brings to the jcpenney Board. As a result of his extensive executive experience, he also brings financial expertise to the Board. He also currently serves on the board of another publicly-traded company.

Steven Roth, 70 - Director of the Company since February 2011.

Business Experience:  Chairman of the Board of Vornado Realty Trust (a real estate investment trust) since 1989 with which he has served as Chief Executive Officer from 1989 to 2009 and Chairman of the Executive Committee of the Board of Directors since 1980; Managing General Partner of Interstate Properties (a real estate company) since 1968; Chief Executive Officer of Alexander’s, Inc. (a real estate investment trust), since 1995 and Chairman of the Board of Alexander’s since 2004.

Mr. Roth’s expertise in real estate investment provides the Board and Finance and Planning Committee with additional knowledge of financial investment and strategy. In addition, his managerial experience and service as Chairman of the Board of Vornado has given him insight that is valuable in his service on the jcpenney Board.

Javier G. Teruel, 61 - Director of the Company since 2008.

Business Experience:  Partner of Spectron Desarrollo, SC (an investment management and consulting firm); Retired Vice Chairman (2004 to 2007) of Colgate-Palmolive Company (consumer products), with which he served in positions of increasing importance since 1971, including as Executive Vice President responsible for Asia, Central Europe, Africa and Hill’s Pet Nutrition, as Vice President of Body Care in Global Business Development in New York, as President and General Manager of Colgate-Mexico, as President of Colgate-Europe, and as Chief Growth Officer responsible for the company’s growth functions; Director of The Pepsi Bottling Group, Inc. from 2007 to 2010; Director of Starbucks Corporation; Director of Nielsen Company B.V.

Mr. Teruel has extensive executive experience in the consumer products industry. He brings to the jcpenney Board considerable product development, merchandising and marketing skills and perspectives. His broad international experience also provides unique insights relevant to the Company’s product sourcing initiatives. Mr. Teruel brings the benefits of service on the boards of other publicly-traded companies to the jcpenney Board, including financial expertise resulting from his service as the chair of the audit committee of one of the boards.

R. Gerald Turner, 66 - Director of the Company since 1995.

Business Experience:  President of Southern Methodist University (education) since 1995; Chancellor of the University of Mississippi from 1984 to 1995; Co-Chairman, Knight Commission on Intercollegiate Athletics since 2005; Director of Kronos Worldwide, Inc., American Beacon Funds and the National Association of Independent Colleges and Universities; Director of Methodist Hospital Foundation and the Salvation Army of Dallas.

Mr. Turner’s extensive career in academia provides the Company with valuable insights and perspectives on communicating with younger customers and Associates. He also brings experience and skills in human resources and management. Mr. Turner’s current experience as president of a leading university provides him with perspective into the challenges of managing complex, multi-faceted organizations. In addition, his service on the boards of other publicly-traded companies, including committee service, has given him insights and perspectives on governance and human resources and compensation which benefit the jcpenney Board.

Mary Beth West, 49 - Director of the Company since 2005.

Business Experience:  Executive Vice President and Chief Category and Marketing Officer of Kraft Foods Inc. (branded foods and beverages), with which she has served in positions of increasing importance since 1986, including Executive Vice President and Chief Marketing Officer from 2007 to 2010; Group Vice President and President, Kraft Foods North American Beverage Sector from 2006 to 2007; Group Vice President and President, Kraft Foods North America Grocery Segment from 2004 to 2006; Senior Vice President and General Manager, Meals Division from 2001 to 2004; and Vice President, New Meals Division from 1999 to 2001; Member of the Executive Leadership Council and Foundation.

Ms. West has extensive executive experience in the branded foods and beverages industry, serving currently as the Executive Vice President and Chief Category and Marketing Officer of a publicly-traded food products company. Her experience with the product development, merchandising and marketing functions that support some of the best-known American brands enable her to help jcpenney enhance its strategies in these areas and build an emotional connection with customers. Ms. West also brings to the Board financial expertise resulting from her executive experience at Kraft.

COMPENSATION DISCUSSION AND ANALYSIS

The compensation philosophy of jcpenney springs from the core principle on which the Company was founded: treat everyone fair and square. This was enshrined in the Company 110 years ago by founder James Cash Penney, who believed others should be treated the way he himself hoped to be treated. This principle endures today as the cornerstone of the Company’s strategy to transform jcpenney into America’s favorite store.

Executive Summary

Fiscal 2011 marked a year of tremendous change for the Company as we embarked on the process of transforming jcpenney to become America’s favorite store. We believe that talent is critical to a people-intensive business such as retailing; thus, in 2011 we focused on attracting high-caliber, experienced senior executive officers as we re-imagine the department store experience.

For the fiscal year ended January 28, 2012, our named executive officers consisted of:

Name	Title	Commencement of Position
Ronald B. Johnson	Chief Executive Officer	November 1, 2011
Michael R. Francis	President	October 4, 2011
Michael W. Kramer	Chief Operating Officer	December 5, 2011
Daniel E. Walker	Chief Talent Officer	November 16, 2011
Michael P. Dastugue	Executive Vice President and Chief Financial Officer	January 11, 2011
Myron E. Ullman, III	Former Chairman and Chief Executive Officer

As we transitioned to a new Chief Executive Officer (CEO) and appointed several new senior executive officers, we focused on delivering competitive compensation packages that emphasize the long-term, and consequently performance dependent, nature of their commitment to the Company.

Our transformative year began with our June 14, 2011 announcement that Ronald B. Johnson would become our next CEO on November 1, 2011 and would join our Board of Directors on August 1, 2011. A 25-year veteran of the retail industry, Mr. Johnson has a long and successful track record of delivering year-over-year growth for multi-billion dollar companies and was responsible for leading Apple Inc.’s retail strategy and launching and leading the Design Initiative at Target Corporation. As a demonstration of his confidence in jcpenney’s long-term potential, Mr. Johnson requested and made a personal investment of $50 million in jcpenney through the purchase of a 7 1/2 year warrant for shares of common stock of jcpenney. The warrant cannot be sold or hedged until June 2017.

To facilitate the transition to a new CEO, we entered into a transition services agreement on August 22, 2011 with Myron E. Ullman, III, pursuant to which he became Executive Chairman of the Board of the Company on November 1, 2011 until his retirement on January 27, 2012. As discussed below, Mr. Ullman received transition services compensation in return for his providing services in connection with the transition of his duties and responsibilities as CEO to Mr. Johnson and for agreeing to be subject to certain restrictive covenants for an 18-month period following his retirement from jcpenney.

In connection with our strategy to re-imagine the department store experience and to transform jcpenney into America’s favorite store, Mr. Johnson identified several experienced retail executives that he believed would be instrumental in building jcpenney’s future.

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On October 4, 2011, Michael R. Francis joined the Company as President with responsibility for leading all marketing and merchandising functions. Mr. Francis began his 25-year merchandising and marketing career with Marshall Field’s and worked with Mr. Johnson at Target Corporation, which he helped fashion into the nation’s leading upscale discount store.
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On November 14, 2011, we announced that Michael W. Kramer would become our Chief Operating Officer (COO) and have responsibility for finance, investor relations, corporate strategy, planning and allocation, supply chain, property management and information technology. Mr. Kramer has nearly 20 years of executive leadership experience and a track record of building highly innovative organizations focused on emerging consumer trends and markets, including Kellwood Company, Abercrombie & Fitch and Apple, where he worked with Mr. Johnson as chief financial officer of Apple retail.

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On November 14, 2011, we also announced that Daniel E. Walker would become our Chief Talent Officer and be responsible for all human resources functions for jcpenney. Mr. Walker has nearly four decades of human resources experience and was the architect of organizational structure and the driver in delivering exceptional, world class talent that enabled major growth and transformation at companies, including Gap and Apple.

How Do We Set Executive Compensation?

Role of Management and the Human Resources and Compensation Committee.  The Human Resources and Compensation Committee (the Committee) of the Board of Directors (the Board) is responsible for establishing and implementing our executive compensation program. Each member of the Committee is independent under the listing standards of the NYSE.

The Committee determines compensation for each executive officer other than the CEO. The CEO’s compensation is determined by all of the independent directors of the Board.

As part of the Committee’s deliberations, the CEO makes compensation recommendations for the executive officers other than himself, which include the CEO’s evaluation of individual performance against previously set individual performance objectives. The Committee considers these recommendations in making its determinations.

The Committee engages an independent consultant (James F. Reda & Associates, LLC, a division of Gallagher Benefit Services) to assist in its deliberations and decision-making. The Committee has sole authority to retain and terminate its consultant and sole authority to approve the fees and other terms of the engagement. This independent consultant reports directly to the Committee and neither he nor his firm work for the Company’s management in any capacity.

Management makes recommendations to the Committee regarding the design and implementation of our executive compensation program. Management works with its outside executive compensation consultant (Mercer LLC or Mercer) in making recommendations that are consistent with the Company’s philosophy and objectives. Mercer does not work for the Committee or the Board of Directors in any capacity.

Market Benchmarking.  We compete against a broad array of companies for executive talent. Accordingly, each year we benchmark the competitiveness of our various compensation programs against the compensation programs of selected peer companies.

For 2011, the following companies constituted the peer group for benchmarking purposes:

• Best Buy Co., Inc.	• Macy’s, Inc.	• Target Corp.
• Gap, Inc.	• Marriott International, Inc.	• TJX Companies, Inc. (The)
• General Mills, Inc.	• Nike, Inc.	• Walt Disney Co.
• Kimberly-Clark Corp.	• Nordstrom, Inc.	• YUM! Brands, Inc.
• Kohl’s Corp.	• Pepsico, Inc.
• Limited Brands, Inc.	• Sears Holdings Corp.
• Lowe’s Companies, Inc.	• Staples, Inc.

These companies represent a combination of select retail and high value brand companies with median revenues of $21.4 billion and a median employee count of 143,000. In 2011, jcpenney’s revenues were $17.3 billion and at fiscal year-end, we had approximately 159,000 employees.

We generally seek to have target compensation for our named executive officers be at or near the 50th percentile of compensation for comparable positions within the peer group. To reflect our focus on attracting high-caliber talent as we began our transformation to become America’s favorite store, we provided target compensation to our newly appointed named executive officers at or near the 75th percentile of compensation for comparable positions within the peer group. To the extent that a comparable position did not exist, we used positions of comparable rank within the top 5 named executive officers for the peer group. In setting the compensation of each named executive officer, the Committee, and with respect to Mr. Johnson, the independent directors of the Board, with the assistance of Mr. Reda, made its own determination as to the relevance of data for the peer group, considering (i) the individual circumstances of the senior executive officers, including the valuation of current compensation and equity awards and (ii) the market range of the compensation components for similarly situated executives in the peer group.

As part of the annual review process, the Committee reviews the companies constituting the peer group. For 2012, the Committee determined that Bed Bath & Beyond Inc. and Ross Stores, Inc. should be added to the peer group.

2011 Say-on-Pay Vote.  A majority of the Company’s stockholders (72% of votes cast) approved its 2010 executive compensation at the 2011 annual meeting in the first say-on-pay vote and approved voting on say-on-pay annually. The Committee recognizes that market practices on executive compensation policies continue to evolve. In recognition of this evolution, the Committee continues to evaluate and make changes to programs to ensure the Company has the appropriate compensation programs in place to most effectively link pay-for-performance, to create stockholder value over the long-term, and to be consistent with good governance practices. In 2011, the Committee focused on attracting experienced senior executives to lead the Company’s transformation and considered the results of its say-on-pay vote along with executive compensation trends and comparable compensation data in making its executive compensation decisions.

Internal Pay Relationships.  Our compensation philosophy is centered on offering a competitive target compensation package to each of the named executive officers based on the market within which we compete for talent. The differences in pay between the named executive officers relative to each other as well as the CEO are based on market differences for the particular job, job responsibilities and scope, rather than a pre-determined ratio or multiple.

Tax Deductibility.  Section 162(m) of the Internal Revenue Code (Code) places a limit of $1,000,000 on the amount of compensation that we may deduct in any given year with respect to the CEO and certain of our other most highly paid executive officers. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Our stock option awards and performance-based restricted stock unit awards generally are performance-based compensation meeting those requirements and, as such, are typically fully deductible. Our annual base salary and time-based restricted stock units are generally subject to the Section 162(m) deduction limitations. Although cash incentive compensation awards under our Management Incentive Compensation Program are performance-based, they have not historically been tax deductible since we have not sought stockholder approval for this program. If stockholders approve this program at the 2012 Annual Meeting, performance-based cash incentive compensation awards may be tax deductible in the future. To maintain flexibility in compensating executive officers in view of the overall objectives of our compensation program, the Committee has not adopted a policy requiring that all compensation be tax deductible. In that regard, during fiscal 2011, the independent directors of the Board approved an inducement equity award for our new CEO and the Committee approved inducement equity and cash awards for our new President, COO and Chief Talent Officer that are not deductible to the Company. In each case, these awards were made to attract these highly sought-after executives to join the Company.

Claw-Back Policy.  One of the objectives of our compensation program is to make a substantial portion of compensation dependent on the Company’s overall financial performance. In the event of a financial restatement arising out of the willful actions, including without limitation fraud or intentional misconduct, or the gross negligence of any participant in the Company’s compensation plans or programs, including without limitation, cash bonus and stock incentive plans, welfare plans, or deferred compensation plans, it is the Board’s policy that the Committee shall have the authority to determine the appropriate action to take, which may include requiring relinquishment (claw-back) of previously awarded equity-based incentive compensation and/or repayment of previously paid cash compensation to a participant under such plans and programs.

Relationship of Executive Compensation to Risk.  In connection with fulfilling its responsibilities, the Committee considers whether the design of the Company’s executive compensation program encourages senior executives to engage in excessive risk-taking. The Committee reviews the overall program design, as well as the balance between short-term and long-term compensation, the metrics used to measure performance and the award opportunity under the Company’s incentive compensation program, and the implementation of other administrative features designed to mitigate risk such as vesting requirements, stock ownership guidelines, and a claw-back policy as described above. Based on its review, the Committee believes that the Company’s executive compensation program is aligned to the interests of stockholders, appropriately rewards pay for performance, and does not promote unnecessary and excessive risk.

What Are the Compensation Elements for Our Named Executive Officers?

Ronald B. Johnson.  Mr. Johnson’s offer letter, dated June 14, 2011, provided for the following:

•	Base salary of $1,500,000
•	Participation in our Management Incentive Compensation Program, with a target bonus equal to 125% of base salary, with a maximum bonus equal to 250% of base salary (prorated for 2011)
•	An inducement equity award of 1,660,578 restricted stock units (RSUs) granted on November 1, 2011
•	RSUs vested on January 27, 2012 and were payable in shares of jcpenney’s common stock
•	RSUs replaced a portion of the value of equity awards granted by Mr. Johnson’s former employer that were scheduled to vest in early 2012 (the portion replaced was less than two-thirds)
•	Participation in our 2011 Change in Control Plan (discussed in more detail under “Potential Payments and Benefits on Termination of Employment”)
•	Participation in certain perquisites and benefits as an executive officer of the Company (discussed in more detail under “What Are Our Other Compensation Program Elements?”)

Michael R. Francis.  Mr. Francis’s offer letter, dated October 3, 2011, provided for the following:

•	Base salary of $1,200,000
•	Participation in our Management Incentive Compensation Program, with a target bonus equal to 100% of base salary, with a maximum bonus equal to 200% of base salary (prorated for 2011)
•	An inducement equity award of 1,000,000 RSUs granted on November 16, 2011
•	One-third of the RSUs will vest on November 16, 2015, November 16, 2016 and November 16, 2017 as long as Mr. Francis remains continuously employed by us
•	RSUs will pro rata vest if Mr. Francis is terminated by us without cause prior to vesting
•	RSUs will fully vest if, within two years of a change in control, his employment is terminated other than for cause or if he terminates his employment for good reason
•	A sign-on cash bonus of $12,000,000
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Mr. Francis must reimburse us for a prorated portion of the bonus if he voluntarily terminates his employment for any reason other than death or disability or if we terminate his employment for cause prior to October 4, 2012

•	Participation in our 2011 Change in Control Plan
•	Participation in certain perquisites and benefits as an executive officer of the Company

Michael W. Kramer.  Mr. Kramer’s offer letter, dated November 13, 2011, provided for the following:

•	Base salary of $1,000,000
•	Participation in our Management Incentive Compensation Program, with a target bonus equal to 90% of base salary, with a maximum bonus equal to 180% of base salary (prorated for 2011)
•	An inducement equity award of 750,000 RSUs granted on December 5, 2011
•	One-third of the RSUs will vest on December 5, 2015, December 5, 2016 and December 5, 2017 as long as Mr. Kramer remains continuously employed by us
•	RSUs will pro rata vest if Mr. Kramer is terminated by us without cause prior to vesting
•	RSUs will fully vest if, within two years of a change in control, his employment is terminated other than for cause or if he terminates his employment for good reason
•	A sign-on cash bonus of $4,000,000
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Mr. Kramer must reimburse us for a prorated portion of the bonus if he voluntarily terminates his employment for any reason other than death or disability or if we terminate his employment for cause prior to December 5, 2012

•	A sign-on inducement equity award of 119,332 RSUs granted on December 5, 2011
•	One-third of the RSUs will vest on December 5, 2012, December 5, 2013 and December 5, 2014 as long as Mr. Kramer remains continuously employed by us
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RSUs will fully vest if his employment with us is terminated as a result of his death or disability, if we terminate his employment other than for cause or if he terminates his employment with us for good reason within two years of a change in control

•	Participation in our 2011 Change in Control Plan
•	Participation in certain perquisites and benefits as an executive officer of the Company

Daniel E. Walker.  Mr. Walker’s offer letter, dated November 13, 2011, provided for the following:

•	Base salary of $700,000
•	Participation in our Management Incentive Compensation Program, with a target bonus equal to 75% of base salary, with a maximum bonus equal to 150% of base salary (prorated for 2011)
•	An inducement equity award of 373,483 RSUs granted on November 16, 2011
•	One-third of the RSUs will vest on November 16, 2015, November 16, 2016 and November 16, 2017 so long as Mr. Walker remains continuously employed by us
•	RSUs will pro rata vest if Mr. Walker is terminated by us without cause prior to vesting
•	RSUs will fully vest if, within two years of a change in control, his employment is terminated other than for cause or if he terminates his employment for good reason
•	A sign-on cash bonus of $8,000,000
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Mr. Walker must reimburse us for a prorated portion of the bonus if he voluntarily terminates his employment for any reason other than death or disability or if we terminate his employment for cause prior to November 16, 2012

•	Participation in our 2011 Change in Control Plan
•	Participation in certain perquisites and benefits as an executive officer of the Company

Myron E. Ullman, III.  In connection with the transition of his duties and responsibilities as Chief Executive Officer to Mr. Johnson and his agreement to abide by certain restrictive covenants for an 18-month period following his retirement date (including confidentiality, nonsolicitation of employees, noninterference with business relations and noncompetition), Mr. Ullman and the Company entered into a Transition Services Agreement, dated August 22, 2011, that provided for the following:

•	An equity grant of 155,618 RSUs on November 16, 2011
•	RSUs vested on January 26, 2012 and were payable in shares on January 27, 2012
•	A one-time cash payment equal to $10,100,000 on January 27, 2012
•	Payment of 2011 cash incentive compensation at target

•	Accelerated vesting of all outstanding, unvested RSUs on January 27, 2012
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A one-time cash payment equal to $4,750,066 on January 27, 2012 equal to the fair value of all outstanding stock options that would otherwise have been forfeited upon Mr. Ullman’s retirement from the Company

Michael P. Dastugue.  On January 11, 2011, Mr. Dastugue was elected Executive Vice President and Chief Financial Officer of the Company. His fiscal 2011 compensation included a base salary of $575,000, a target incentive opportunity under our Management Incentive Compensation Program equal to 75% of base salary and an equity award under our 2009 Long-Term Incentive Program having a market value of $1,250,000 on the date of grant.

What Are The Principal Elements of Our Compensation Program?

There are three principal components of our executive compensation program:

•	Base Salary
•	Annual cash incentive awards; and
•	Long-term incentive awards, currently delivered in the form of equity awards

We believe that the combination of annual cash incentive awards and long-term incentive awards strikes the appropriate balance between the near-term focus on Company sales, profitability, and individual performance and the long-term focus on stockholder value creation.

Base Salary.  We pay base salaries that are competitive based on market data for comparable positions at companies in our peer group. We review base salaries annually. Once base salary has been fixed, it does not change based on Company performance. Merit increases are intended to reward individual performance and are also intended to ensure that the individual’s base salary remains competitive for the position and level of responsibility. None of our named executive officers received merit increases in 2011. The Summary Compensation Table presents the named executive officers’ actual salaries for 2011, which for Messrs. Johnson, Francis, Kramer and Walker represents the amounts received from their respective commencement dates through the last day of the Company’s fiscal year.

Annual Cash Incentive Awards.  Annual cash incentive compensation is determined and paid pursuant to our Management Incentive Compensation Program. This program provides named executive officers as well as other management Associates the opportunity to earn cash awards based on the achievement of specified Company and individual goals for the year. For the named executive officers, in 2011, the program provided that 50% of the award was based on individual performance, 25% was based on Company sales, and 25% was based on Company operating profit, in each case in relation to pre-established goals.

Each component of the award (sales, operating profit, and individual performance) has a separate payout opportunity. The funding pools for the sales and operating profit payouts are determined in accordance with the respective matrices for such components. The total funding pool for the individual component of the award is determined by the CEO for participants who are not executive officers. The Committee determines the funding pool for the individual component for executive officers and the independent directors of the Board determine the funding of the individual component for the CEO.

The program structure provides each participant with a “target incentive opportunity.” This target is a percentage of the individual’s base pay and is based on the range of competitive market data for the position. For 2011, the target incentive opportunities for the named executive officers were: Messrs. Johnson and Ullman, 125%; Mr. Francis, 100%; Mr. Kramer, 90%; and Messrs. Dastugue and Walker, 75%. The target incentive opportunities for Messrs. Johnson, Francis, Kramer and Walker were pro-rated to reflect their applicable employment period with the Company during fiscal year 2011. For the named executive officers other than the CEO, the target incentive opportunity is set by the Human Resources and Compensation Committee. The target incentive opportunity for the CEO is set by all of the independent directors of the Board.

Performance goals for each component of the award are established at the beginning of the fiscal year. At the end of the fiscal year, a payout factor is calculated for each component. In each case, the factor can range from 0 to 200% of the target incentive opportunity. The payout factors for the Company components are based on the Company’s actual results in relation to its goals for sales and operating profit that were set at the beginning of the year. For this purpose operating profit is defined as earnings from continuing operations before interest, income taxes, real estate and other, net, and restructuring and management transition charges. The payout matrices for the sales and operating profit components are approved by the Committee, and with respect to the CEO, the independent directors of the Board.

The final payout is determined pursuant to the following calculation:

Total Payout = (50% × target incentive opportunity × Individual Payout Factor) + (25% × target incentive opportunity × Company Sales Payout Factor) + (25% × target incentive opportunity × Company Operating Profit Payout Factor).

Awards, if any, are paid within two and one half months following the end of the year in which they are earned.

Set forth below are the 2011 payout factors for the Company sales and operating profit components of the annual cash incentive award.

	Sales		Operating Profit
	Results Against Plan	Payout Percent	Results Against Plan	Payout Percent
Maximum	104.0%	200.0%	115.0%	200.0%	Maximum
	103.5%	187.5%	112.0%	180.0%
	103.0%	175.0%	109.0%	160.0%
	102.5%	162.5%	106.0%	140.0%
	102.0%	150.0%	103.0%	120.0%
	101.5%	137.5%	100.0%	100.0%	Target
	101.0%	125.0%	98.0%	90.0%
	100.5%	112.5%	96.0%	80.0%
Target	100.0%	100.0%	94.0%	70.0%
	99.5%	87.5%	92.0%	60.0%
	99.0%	75.0%	90.0%	50.0%
	98.5%	62.5%	88.0%	40.0%
	98.0%	50.0%	86.0%	30.0%
	97.5%	37.5%	84.0%	20.0%
	97.0%	25.0%	82.0%	10.0%
	96.5%	12.5%	80.0%	0.0%	Threshold
Threshold	96.0%	0.0%

Note: The payout percentage is interpolated for points in between those shown on the matrices.

For 2011, the Company’s performance was:

Measure	Plan (in millions)	Actual (in millions)	% +/- Plan
Sales	$18,146	$17,260	(4.9)
Operating Profit	$1,108	$470	(57.6)

In view of the Company’s transformation efforts as well as the challenging economic environment for 2011, the Committee, and with respect to the CEO, the independent directors of the Board, determined that the Company Sales Payout Factor and the Company Operating Profit Payout Factor would each have a floor of 50% and that the Individual Payout pool would be set at 50%. The average Individual Payout Factor was 45% for the current named executive officers, other than Mr. Ullman.

The payouts for 2011 for each of the named executive officers are reflected in the Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation.” The range of potential payouts for each of the named executive officers for 2011 is presented in the Grants of Plan-Based Awards table.

Long-Term Incentive Awards.  Long-term incentive awards are generally made under our 2009 Long-Term Incentive Plan. This plan provides equity-based awards to eligible Associates, including the named executive officers, other Company officers, and senior management Associates. Generally, whether an Associate receives an award and the size of the award are a function of the Associate’s position, performance, and potential.

For 2011, annual long-term incentive awards included:

•	Performance-based restricted stock unit awards;
•	Time-based restricted stock unit awards; and
•	Non-qualified stock options.

The potential number of long-term incentive awards for each participant was based on a predefined target “equity dollar value” for the participant. The target equity dollar value is determined by position, taking into consideration competitive market data for comparable positions at companies in our peer group and the Company’s overall equity plan budget for the year.

Consistent with our objective of rewarding individual results, the equity dollar value that a participant receives at grant is based on the participant’s performance and future potential. In 2011, the equity dollar value at grant for each participant generally ranged from 0% to 150% of the target equity dollar value based on the participant’s individual performance for the previous year. The 2011 equity dollar values for Messrs. Ullman and Dastugue were $10,000,000 and $1,250,000, respectively (Messrs. Johnson, Francis, Kramer and Walker were not employed by the Company at the time of the 2011 annual grant). At the 2011 values, target equity compensation for the named executive officers who received the grants was at or near the 50th percentile for the peer group.

For executive officers other than Mr. Ullman, 25% of their equity dollar value was delivered in the form of performance-based restricted stock units, 25% in time-based restricted stock units and 50% in stock options. The Committee believed that this split would best balance the near-term focus on Company profitability, the long-term focus on stockholder value creation, and our compensation objective of retaining and attracting the best people in retail. Mr. Ullman received 48% of his 2011 annual grant in performance-based restricted stock units, 16% in the form of time-based restricted stock units and 36% in non-qualified stock options.

On August 17, 2011, the Committee approved a supplemental grant of approximately 645,000 restricted stock units to retain selected management Associates during the Company’s transformation efforts. The awards were granted on November 16, 2011 pursuant to the Committee’s equity award grant policy for off-cycle grants. This supplemental grant, which fully vests eighteen months after the grant date, covered 17 Associates. Mr. Dastugue was the only named executive officer to receive an award.

Performance-Based Restricted Stock Units.  Performance-based restricted stock units were granted in March 2011 to reward Company performance (based on earnings per share). The number of performance units granted was a target award which could increase or decrease based on the extent to which the Company achieved the performance measurement established by the Human Resources and Compensation Committee. The performance measurement was set at the beginning of the performance cycle, which was our fiscal year. At the end of the fiscal year, the percent of the target award earned was determined pursuant to a payout matrix that the Committee established.

The payout matrix sets forth a range of payout percentages relative to the Company’s actual results for the fiscal year. For 2011, the performance measurement was earnings per share (defined as diluted per common share income from continuing operations, excluding any unusual and/or extraordinary items identified by the Committee). The payout percentages under the payout matrix ranged from 0 to 200%. For participants to receive 100% of the target award for 2011, the Company had to generate earnings per share of $2.17 for the fiscal year and to receive the maximum payout of 200% of the target award, the Company had to generate earnings per share of at least $2.50. To receive any payout for 2011 under this program, the Company had to generate earnings per share of at least $1.74.

Fiscal 2011 earnings per share for purposes of the performance-based restricted stock unit awards were $(0.64), which generated a zero payout.

Time-based Restricted Stock Units.  Time-based restricted stock units are granted to retain key talent in view of the cyclicality of our business while still retaining a direct link to stock price. Each restricted stock unit represents the right to receive one share of our common stock on the vesting date. The units typically vest annually over a three-year period provided that the participant remains continuously employed with the Company during that time. Since the units have value in all market conditions, they provide a strong retention mechanism. The ultimate value of the award, however, depends on the market value of our common stock on the vesting date so they also align the interests of the participant with stockholders.

Stock Options.  Stock options are awarded with an exercise price equal to the closing price of jcpenney common stock on the date of grant. Accordingly, stock options have value to the recipient only if the market price of the common stock increases after the date of grant. The stock options generally vest annually over a three-year period provided that the participant remains continuously employed with the Company during that time. They generally expire ten years after the date of grant. The stock option awards are intended to align the participants’ interests with those of our stockholders.

For purposes of determining the number of stock options to be granted, we divided 50% of the equity dollar value, and in the case of Mr. Ullman, 36% of the equity dollar value, by the fair value of a stock option on the date of grant. Fair value is calculated pursuant to a binomial lattice model, which is the same model used for purposes of measuring compensation expense for stock options in the Company’s financial statements.

For equity awards outstanding for each of the named executive officers as of the end of fiscal 2011, see the Outstanding Equity Awards at Fiscal Year-End table. Actual awards vesting, earned or exercised during the fiscal year are presented in the Option Exercises and Stock Vested table.

Equity Award Grant Policy.  The Human Resources and Compensation Committee has adopted a Policy Statement which sets forth its practices regarding the timing of, and approval process for, equity awards. In certain cases, the Committee may waive such policy.

Grant	Grant Date
Annual Grant	Third full trading date after Committee approval.

Off-cycle grants other than to new hires	Third full trading date following the public release of earnings for the fiscal quarter in which the award is approved.

Off-cycle grants for new hires	Third full trading date following the public release of earnings for the later of the fiscal quarter in which (1) the award is approved or (2) the Associate’s employment with the Company begins.

If any grant date noted above will fall on a date on which Company insiders are prohibited from trading in jcpenney common stock, then the grant date for the award will be the first trading date on which Company insiders are no longer subject to such prohibition. The Committee also adheres to the following approval policies in making equity awards to Associates:

•	Equity awards to the CEO must be approved by the independent directors of the Board.
•	Equity awards to executive officers other than the CEO, including new hires, must be approved by the Committee.
•	The aggregate annual grant of equity awards to Associates must be approved by the Committee.
•	The authority to approve equity awards to new hires who are not executive officers has been delegated by the Committee to the CEO.
•	The authority to approve off-cycle equity awards to Associates who are not executive officers has been delegated by the Committee to the CEO.

Stock Ownership Goals.  jcpenney strives to align pay with the long-term interests of stockholders. The Board of Directors has adopted formal stock ownership goals for senior executives of the Company. The stock ownership goals specify that, within a five-year period, executives should hold an amount of Company stock having a value of:

•	CEO: ten times base salary;
•	President, COO, Chief Talent Officer, General Counsel: five times base salary;
•	Executive Vice President: three times base salary;
•	Senior Vice President: one times base salary.

In addition to directly owned stock, shares held in Company qualified and non-qualified savings plans and unvested time-based restricted stock units are included in calculating ownership levels. Unexercised stock options do not count toward the ownership goals. All of the named executive officers either have met, or are on track to meet, these goals.

Under the Company’s Statement of Business Ethics, Associates, including the named executive officers, are prohibited from engaging in options trading or short sales of Company stock.

What Are Our Other Compensation Program Elements?

In addition to the three principal components of our compensation program, we also offer the following to our executive officers:

•	Retirement benefits;
•	Health and welfare benefits, including medical and dental benefits, paid time off, and group term life insurance benefits;
•	Termination arrangements; and
•	Perquisites.

Retirement Benefits.  We provide certain retirement benefits to our Associates that are designed to help us attract and retain the best people in retail. As with the principal components of our compensation program, our retirement benefits are intended to provide an industry competitive level of benefits.

The principal retirement benefits that we currently offer to our Associates are our defined contribution 401(k) plan (Savings Plan) and, for Associates earning more than the IRS compensation limit for qualified plans, our non-qualified defined contribution plan (Mirror Savings Plan). Both the Savings Plan and Mirror Savings Plan offer eligible Associates the opportunity to defer a portion of their base salary and annual cash incentive compensation as a means of saving for retirement.

We also maintain certain retirement plans which were created in prior periods in connection with the Company’s compensation philosophy and goals at the time. These legacy plans include a tax-qualified defined benefit Pension Plan (Pension Plan) and a nonqualified “excess” defined benefit plan (Benefit Restoration Plan or BRP), both of which were closed to new Associates effective January 1, 2007. The legacy plans also include a Supplemental Retirement Program (SRP), which has been closed to new Associates since January 1, 1996.

Messrs. Ullman and Dastugue are the only named executive officers who participate in the Pension Plan and BRP. They are both fully vested in their benefits under these plans. Mr. Dastugue is the only named executive officer who is eligible to participate in the SRP, however, he has not yet vested in his benefit under the program.

For Associates hired or rehired on or after January 1, 2007, the Savings Plan includes a non-contributory retirement account in which such participants receive a Company contribution in an amount equal to 2% of the participant’s annual pay after one year of service. This benefit is provided in lieu of the Pension Plan benefit that was closed to Associates hired or rehired on or after such date. The Mirror Savings Plan has a similar account with respect to compensation in excess of the IRS compensation limit for qualified plans. Participating Associates are fully vested in this Company contribution after three years. Messrs. Johnson, Francis, Kramer and Walker are eligible to participate in this retirement account provision of the Savings Plan and Mirror Savings Plan.

The Pension Plan, BRP and SRP are discussed in more detail in the narrative following the Pension Benefits table. The Mirror Savings Plan is discussed in more detail in the narrative following the Nonqualified Deferred Compensation table.

Health and Welfare Benefits.  Our executive officers are entitled to participate in active Associate health and welfare benefit plans, including paid time off, medical, dental, group term life insurance, long-term care insurance, and disability insurance, on the same terms and conditions as those made available to Associates generally. The Company also provides a retiree life insurance benefit in which retirees can enroll in group term life insurance at group rates. We provide these benefits as part of a competitive package of health and welfare benefits in an effort to attract and retain the best people in retail.

For eligible Associates hired before January 1, 2002, we also provide retiree medical and dental benefits. Under this program, the Company pays a portion of the premium for post-retirement medical coverage up to age 65. The Company does not pay any portion of the premium for post-retirement dental coverage. Mr. Dastugue is the only named executive officer eligible for retiree medical and dental benefits.

Termination Arrangements.  We do not have employment agreements with our executive officers; however, in order to attract and retain top retail talent, we recognize the need to provide protection to our executives in the event of termination of employment without cause or following a change in control of the Company. Accordingly, we have put in place separate arrangements consisting of individual Executive Termination Pay Agreements and a Change in Control Plan to address termination situations not precipitated by the conduct of the executive officer.

The Executive Termination Pay Agreement provides severance benefits to the executive in exchange for the executive’s agreement to comply with certain restrictive covenants. The benefits payable under the Executive Termination Pay Agreement are not available if the executive receives the benefits under the Change in Control Plan. Mr. Johnson, the Company’s current CEO, has elected not to enter into an Executive Termination Pay Agreement.

For executives serving on or before October 2008, the Company maintains a Change in Control Plan that provides benefits if the executive’s employment is involuntarily terminated within two years following a change in control of the Company. The plan also entitles participants to receive a tax gross-up payment in respect of any excise taxes imposed on the benefits payable under the plan. The plan further provides that benefits under the plan may be reduced to keep benefit payments under the threshold that would trigger an excise tax and gross-up payment. Mr. Dastugue participates in this Change in Control Plan.

In October 2008, the Board of Directors adopted a policy that the Company will not enter into future severance arrangements that provide for certain severance benefits in an amount exceeding 2.99 times the sum of base salary and target bonus (the severance benefits limitation) without obtaining stockholder approval. Pursuant to this policy, the Board approved the 2009 Change in Control Plan (2009 Change in Control Plan), which is applicable to Executive Board members appointed after October 2008. The 2009 Change in Control Plan is similar to the Change in Control Plan in all respects except that it does not provide for the payment of excise tax gross-ups and it limits benefits to the severance benefits limitation.

For purposes of both the Change in Control Plan and the 2009 Change in Control Plan, a change in control is defined as (i) the acquisition by any person, entity or group of 20% or more of the Company’s outstanding common stock, (ii) the replacement of a majority of the Board of Directors, (iii) a reorganization, merger or consolidation, or the sale of all or substantially all of the Company’s assets, subject to certain exceptions, or (iv) a complete liquidation or dissolution of the Company. On October 8, 2010, Pershing Square Capital Management, L.P. (“Pershing Square”) and Vornado Realty Trust (“Vornado”) disclosed that they had acquired beneficial ownership of 16.5% and 9.9%, respectively, of the Company’s then-outstanding common stock and that they intend to consult with each other regarding their respective investments in the Company. They have both stated, however, that they do not have any voting or dispositive power over the other party’s shares. On February 9, 2011, William Ackman of Pershing Square and Steven Roth of Vornado were elected to the Company’s Board of Directors.

In January 2011, the Board of Directors approved the 2011 Change in Control Plan (2011 Change in Control Plan), which is applicable to executives appointed after January 2011. The 2011 Change in Control Plan is similar to the 2009 Change in Control Plan in all respects except that a change in control is defined as (i) the acquisition by any person, entity or group of 30% or more of the Company’s outstanding common stock, (ii) the replacement of a majority of the Board of Directors, (iii) a reorganization, merger or consolidation, or the sale of all or substantially all of the Company’s assets, subject to certain exceptions, or (iv) a complete liquidation or dissolution of the Company. Messrs. Johnson, Francis, Kramer and Walker, who each joined the Company in 2011, participate in the 2011 Change in Control Plan.

The Change in Control Plan, the 2009 Change in Control Plan, the 2011 Change in Control Plan and the Executive Termination Pay Agreement are described in more detail in “Potential Payments and Benefits on Termination of Employment.”

Perquisites.  Other than those that we believe are necessary for security reasons or are related to unforeseeable circumstances, our perquisites focus on promoting physical well-being and providing limited financial counseling services. We provide these benefits to enable our executives to devote their energy and attention to the Company.

For security purposes, the Board of Directors requires the CEO to participate in a Key Associate Protection Program (KAPP), which is intended to safeguard the CEO and members of his immediate family. The KAPP is a program approved by the Company’s Board of Directors as a result of recommendations contained in an independent, third-party security study.

In fiscal 2011, we provided the following benefits to our executives:

Home Security.  Under the KAPP, the CEO maintains a home security system in his primary residence, monthly fees and associated expenses of which are payable by the Company. For total compensation purposes, we value these benefits based on the actual charges incurred by the Company for the services provided, which is reflected as compensation to the CEO in the Summary Compensation Table below.

Company-Leased Car.  During 2011, the KAPP required that Mr. Ullman use a Company-leased car for business reasons and commuting to and from the office, as well as non-Company business use. With respect to

Mr. Ullman’s personal and commuting use of the Company car and driver in 2011, the cost of the car lease and fuel were imputed as income. As a result of the recommendations contained in the independent, third-party security study the cost of the driver was not charged as income for tax purposes. The Company does not provide a tax gross-up on income imputed for personal use of a Company car.

For purposes of determining the aggregate incremental cost to the Company of the personal use of the Company-leased vehicle, we first calculated the personal mileage attributable to Mr. Ullman’s use as a percentage of the vehicle’s overall annual mileage. This percentage was then applied to the annual lease costs of the vehicle and the annual fuel costs of operating the vehicle. The resulting amount is reflected as compensation to Mr. Ullman in the Summary Compensation Table below.

Company Aircraft.  The KAPP program recommends that the CEO use Company aircraft for business and personal travel.

The Company does not generally make Company aircraft available for non-Company business use by Company Associates, other than to the CEO as recommended by the KAPP program. However, Company aircraft may occasionally be used personally by other Company Associates with prior approval. The Company does not provide a tax gross-up to its executive officers, including the CEO, on income imputed for personal use of Company aircraft.

For total compensation purposes, we calculate the aggregate incremental cost to the Company of personal use of the Company aircraft by determining the incremental nautical miles flown, including any “deadhead” legs, and multiplying that number by the cost to the Company per nautical mile. A nautical mile is a unit of length used for maritime and aviation purposes. The cost per nautical mile is based on published industry data.

The cost per nautical mile excludes fixed costs which do not change based on usage, such as pilots’ or other employees’ salaries, purchase costs of the aircraft, or non-trip-related hangar expenses. It is derived from the aircraft’s variable operating costs, which include:

•	Aircraft fuel expenses;
•	Supplies and catering;
•	Crew travel expenses;
•	Landing and parking expenses; and
•	Aircraft maintenance and external labor.

Annual Health Exam and Financial Counseling.  In 2011, the named executive officers were eligible to receive the following perquisites:

•

A taxable allowance of up to $14,630 for a newly eligible participant or up to $10,125 for an existing participant, for financial counseling services, which may include tax preparation and estate planning services (the Company may also reimburse travel and other related out of pocket expenses relating to such services); and

•	An allowance of up to $3,000 for an annual health exam.

The Company does not provide a tax gross-up on either of these benefits. We value these benefits based on the actual charges incurred by the Company for the services provided, which is reflected as compensation in the Summary Compensation Table below.

REPORT OF THE HUMAN RESOURCES AND COMPENSATION COMMITTEE

The Human Resources and Compensation Committee of the Board of Directors assists the Board in discharging the Board’s responsibilities relating to compensation of the Company’s executives, reviews plans and proposals on management succession and major organizational or structural changes, and oversees the administration, financial and investment performance and operation of the Company’s retirement and welfare plans. Each member of the Committee is considered independent for purposes of applicable NYSE listing standards as well as the Standards for Determination of Director Independence. You can learn more about the Committee’s purpose, responsibilities, composition, and other details by reading the Human Resources and Compensation Committee’s charter, which is available online at www.jcpenney.net or www.jcpenney.com.

The Human Resources and Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed the same with management. Based on our review and discussions with management, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for 2011 and the Company’s 2012 Proxy Statement. This report is submitted by the following independent directors, who comprise the Human Resources and Compensation Committee:

Burl Osborne, Chair	Geraldine B. Laybourne
William A. Ackman	R. Gerald Turner
Colleen C. Barrett

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)		Total ($)
Ronald B. Johnson	2011	375,000		52,656,928	0	236,302	0	13,275	(4)	53,281,505
Chief Executive Officer*

Michael P. Dastugue	2011	575,000		2,424,993	625,005	161,719	493,499	23,451	(5)	4,303,667
Executive Vice President and Chief Financial Officer	2010	401,458		300,012	300,001	300,474	129,676	31,884		1,463,505

Michael R. Francis	2011	395,000	12,000,000	32,130,000	0	197,260	0	0		44,722,260
President*

Michael W. Kramer	2011	159,091	4,000,000	29,140,009	0	71,507	0	0		33,370,607
Chief Operating Officer*

Daniel E. Walker	2011	145,833	8,000,000	12,000,009	0	55,377	0	0		20,201,219
Chief Talent Officer*

Myron E. Ullman, III	2011	1,489,583		11,400,007	3,600,006	1,875,000	857,205	15,339,521	(6)	34,561,322
Former Chairman and CEO*	2010	1,500,000		6,399,990	1,599,999	2,562,656	814,287	237,937		13,114,869
	2009	1,500,000		1,280,757	1,599,997	3,534,375	491,050	382,865		8,789,044

*	Mr. Johnson became Chief Executive Officer on November 1, 2011. Mr. Francis became President on October 4, 2011. Mr. Kramer became Chief Operating Officer on December 5, 2011. Mr. Walker became Chief Talent Officer on November 16, 2011. Mr. Ullman retired from the Company on January 27, 2012.

(1)	See Note 14 to the Consolidated Financial Statements of J. C. Penney Company, Inc. and subsidiaries, as included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2012, for a discussion of the assumptions underlying the valuation of stock options. The value of stock awards is based on the market price of jcpenney common stock on the date of grant.

(2)	The amounts shown in this column reflect payments made under the Company’s Management Incentive Compensation Program. The amounts for Messrs. Johnson, Francis, Kramer and Walker were prorated based on the executive’s actual period of service during the fiscal year.

(3)	The amounts shown in this column for 2011 reflect the aggregate change in the actuarial present value from January 31, 2011 to January 31, 2012 (the pension plan measurement date used for financial statement purposes) of the named executive officer’s accumulated benefit under all defined benefit plans in which he participates. The Company does not provide above-market or preferential earnings on nonqualified deferred compensation.

(4)	The amount shown in this column for Mr. Johnson includes Company contributions or allocations to Mr. Johnson’s account in the Mirror Savings Plan for fiscal 2011 of $90. The amount shown also includes $13,185 for personal use of corporate aircraft. For a discussion of the valuation of perquisites, see “Compensation Discussion and Analysis.”

(5)	The amount shown in this column for Mr. Dastugue includes Company contributions or allocations to Mr. Dastugue’s account in the Savings Plan and Mirror Savings Plan for fiscal 2011 of $7,481 and $5,845, respectively. It also includes $10,125 for financial counseling services received by Mr. Dastugue.

(6)	The amount shown in this column for Mr. Ullman includes Company contributions or allocations to Mr. Ullman’s account in the Savings Plan and Mirror Savings Plan for fiscal 2011 of $6,909 and $44,775, respectively. In addition, the amount shown reflects Company matching charitable contributions in the amount of $10,000 on behalf of Mr. Ullman under the Directors’ Matching Fund, which is discussed under “Director Compensation for Fiscal 2011.” The amount shown further includes the following payments under the Transition Services Agreement: $10,100,000 transition services payment, $4,750,066 for the fair value of all outstanding stock options that would otherwise have been forfeited, and $43,269 for accrued but unpaid vacation. In addition, the amounts shown include the value of the following perquisites received by Mr. Ullman: personal use of corporate aircraft, $362,682; ground transportation, $8,208; home security systems, $487; annual health exam services, $3,000; and financial counseling, $10,125.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2011

Name	Grant Date(1)	Date of Committee Approval	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($)(6)
			Thres- hold ($)	Target ($)	Maximum ($)	Thres- hold (#)	Target (#)	Maximum (#)
Ronald B. Johnson	11/1/2011	6/14/2011							1,660,578			52,656,928
	N/A		0	472,603	945,206

Michael P. Dastugue	3/15/2011	3/10/2011				0	8,543	17,086				312,503
	3/15/2011								8,543			312,503
	3/15/2011									54,825	36.58	625,005
	11/16/2011	08/17/2011							56,022			1,799,987
	N/A		0	431,250	862,500

Michael R. Francis	11/16/2011	09/30/2011		394,520	789,041				1,000,000			32,130,000
	N/A		0

Michael W. Kramer	12/5/2011	11/11/2011							750,000			25,140,000
	12/5/2011								119,332			4,000,009
	N/A		0	143,014	286,027

Daniel E. Walker	11/16/2011	11/11/2011							373,483			12,000,009
	N/A		0	110,753	221,507

Myron E. Ullman, III	3/15/2011	3/10/2011				0	131,219	262,438				4,799,991
	3/15/2011								43,740			1,600,009
	3/15/2011									140,351	36.58	1,600,001
	3/15/2011									175,439	36.58	2,000,005
	11/16/2011	08/17/2011							155,618			5,000,006
	N/A		0	1,875,000	3,750,000

(1)	The Human Resources and Compensation Committee of the Board has adopted a policy that the grant date for annual grants of equity awards to Associates shall be the third full trading date following approval of the grant by the Committee. Messrs. Johnson, Francis, Kramer and Walker were not Associates at the time of the 2011 annual grant.

(2)	Grants of awards under the Company’s Management Incentive Compensation Program.

(3)	Grants of awards under the Company’s 2009 Long-Term Incentive Plan. Payouts represent the number of performance-based restricted stock units to be received at threshold, target and maximum award levels.

(4)	Inducement grants made to Messrs. Johnson, Francis, Kramer and Walker in connection with their commencement of employment. Grants of time-based restricted stock units to Messrs. Dastugue and Ullman made under the Company’s 2009 Long-Term Incentive Plan.

(5)	Grants of stock options under the Company’s 2009 Long-Term Incentive Plan.

(6)	The grant date value is calculated in accordance with applicable FASB guidance.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2011

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Ronald B. Johnson
2011	0	0	N/A	N/A	0		0

Michael P. Dastugue
2004	15,000		31.06	2/28/14
2005	25,000		44.69	2/27/15
2006	13,298		60.50	3/21/16
2007	11,965		78.50	3/13/17
2008	18,885		39.78	3/11/18
2008	25,000		30.88	7/23/18
2008	25,000		14.38	11/19/18
2009	27,910	13,956	16.09	3/15/19
2010	11,062	22,124	30.72	3/15/20	8,511	(2)	352,526
2011		54,825	36.58	3/14/21	65,045	(3)	2,694,164

Michael R. Francis
2011	0	0	N/A	N/A	1,005,810	(4)	41,660,650

Michael W. Kramer
2011	0	0	N/A	N/A	754,357	(5)	31,245,467
2011					120,025	(6)	4,971,436

Daniel E. Walker
2011	0	0	N/A	N/A	375,653	(7)	15,559,547

Myron E. Ullman, III
2006	187,735		60.50	3/21/16
2007	201,511		78.50	1/27/17
2008	287,770		39.78	1/27/17
2009	243,774		16.09	1/27/17
2010	110,135		30.72	1/27/17
2011	50,903		36.58	1/27/17
2011	40,722		36.58	1/27/17

(1)	Based on the closing market price of jcpenney common stock on January 27, 2012, which was $41.42.

(2)	Represents a portion of an award of 7,611 performance-based restricted stock units granted to Mr. Dastugue on March 16, 2010, and a portion of an award of 5,078 time-based restricted stock units granted to Mr. Dastugue on March 16, 2010, which each vests one-third on March 16, 2011, March 16, 2012 and March 16, 2013. The number of units shown includes dividend equivalents paid on this award.

(3)	Represents an award of 56,022 time-based restricted stock units granted to Mr. Dastugue on November 16, 2011, which vests on May 16, 2013 and a portion of an award of 8,698 time-based restricted stock units granted to Mr. Dastugue on March 15, 2011, which vests one-third on March 15, 2012, March 15, 2013 and March 15, 2014. The number of units shown includes dividend equivalents paid on this award.

(4)	Represents an award of 1,000,000 time-based restricted stock units granted to Mr. Francis on November 16, 2011, which vests one-third on November 16, 2015, November 16, 2016 and November 16, 2017. The number of units shown includes dividend equivalents paid on this award.

(5)	Represents an award of 750,000 time-based restricted stock units granted to Mr. Kramer on December 5, 2011, which vests one-third on December 5, 2015, December 5, 2016 and December 5, 2017. The number of units shown includes dividend equivalents paid on this award.

(6)	Represents an award of 119,332 time-based restricted stock units granted to Mr. Kramer on December 5, 2011, which vests one-third on December 5, 2012, December 5, 2013 and December 5, 2014. The number of units shown includes dividend equivalents paid on this award.

(7)	Represents an award of 373,483 time-based restricted stock units granted to Mr. Walker on November 16, 2011, which vests one-third on November 16, 2015, November 16, 2016 and November 16, 2017. The number of units shown includes dividend equivalents paid on this award.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL 2011

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Ronald B. Johnson	0	0	1,670,226	(1)	69,180,761	(2)

Michael P. Dastugue	0	0	1,197	(3)	45,091	(4)
			1,671	(5)	60,407	(6)
			2,506	(7)	90,592	(6)

Michael R. Francis	0	0	0		0

Michael W. Kramer	0	0	0		0

Daniel E. Walker	0	0	0		0

Myron E. Ullman, III	0	0	18,251	(3)	687,515	(4)
			17,838	(5)	644,844	(6)
			80,208	(7)	2,899,519	(6)
			335,185	(8)	10,923,679	(9)
			156,522	(10)	6,373,576	(11)
			131,219	(12)(18)	5,435,091	(2)
			163,334	(13)(18)	6,765,294	(2)
			44,535	(14)(18)	1,844,640	(2)
			36,325	(15)(18)	1,504,582	(2)
			149,161	(16)(18)	6,178,249	(2)
			92,306	(17)(18)	3,823,315	(2)

(1)	Represents 2011 time-based restricted stock award that vested on January 27, 2012.

(2)	Based on the closing market price of jcpenney common stock on January 27, 2012 which was $41.42.

(3)	Represents portion of 2008 time-based restricted stock award that vested on March 11, 2011.

(4)	Based on the closing market price of jcpenney common stock on March 11, 2011 which was $37.67.

(5)	Represents portion of 2010 time-based restricted stock award that vested on March 16, 2011.

(6)	Based on the closing market price of jcpenney common stock on March 16, 2011 which was $36.15.

(7)	Represents portion of 2010 performance-based restricted stock award that vested on March 16, 2011.

(8)	Represents 2008 performance-based restricted stock award that vested on December 15, 2011.

(9)	Based on the closing market price of jcpenney common stock on December 15, 2011 which was $32.59.

(10)	Represents 2011 time-based restricted stock award that vested on January 26, 2012.

(11)	Based on the closing market price of jcpenney common stock on January 26, 2012 which was $40.72.

(12)	Represents 2011 performance-based restricted stock award that vested on January 27, 2012.

(13)	Represents 2010 performance-based restricted stock award that vested on January 27, 2012.

(14)	Represents 2011 time-based restricted stock award that vested on January 27, 2012.

(15)	Represents 2010 time-based restricted stock award that vested on January 27, 2012.

(16)	Represents 2009 performance-based restricted stock award that vested on January 27, 2012.

(17)	Represents 2004 time-based restricted stock award that vested on January 27, 2012.

(18)	Based on the grant notice for such award, the underlying shares will be distributed following the earlier of (1) six months following the date of the individual’s retirement, (2) the date of the individual’s death or (3) the applicable vesting date provided in the grant notice.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)(3)		Payments During Last Fiscal Year ($)
Ronald B. Johnson	N/A

Michael P. Dastugue	Pension Plan	19.5833	259,329		0
	Benefit Restoration Plan	19.5833	452,524		0
	Supplemental	19.5833	831,219	(4)	0
	Retirement Program

Michael R. Francis	N/A

Michael W. Kramer	N/A

Daniel E. Walker	N/A

Myron E. Ullman, III	Pension Plan	6.0833	195,408		0
	Benefit Restoration Plan	6.0833	3,041,307		0

(1)	The number of years of credited service shown in the table is used to calculate the present value of the accumulated benefit.

(2)	The lump sum present value of the accumulated benefit was computed based on the January 31, 2012 measurement date used in the Company’s financial statements for the fiscal year ended January 28, 2012. The assumptions used in calculating the accumulated benefit obligation are also derived from these financial statements and are incorporated herein by reference. All amounts included in the table are projected amounts based on the earliest date that the named executive officer could receive an unreduced benefit from the applicable plan. Amounts are calculated based on actual service and compensation as of the January 31, 2012 measurement date. Amounts for the BRP and SRP are based on the present value of the five year annual installment option. Amounts for the Pension Plan are based on the present value of the annuity options available under the plan.

(3)	As of the date of this Proxy Statement, Messrs. Ullman and Dastugue are the only named executive officers who are vested in the Pension Plan and BRP.

(4)	As of the date of this Proxy Statement Mr. Dastugue is the only named executive officer who participates in the SRP, however, he has not yet vested in his benefit under the plan.

Pension Plan.  The Pension Plan is a tax qualified defined benefit plan intended to provide retirement income to all eligible Associates. To be eligible to participate in the Pension Plan, an Associate must:

•	have been hired or rehired before January 1, 2007,
•	be employed at least one year,
•	have 1,000 hours of service, and
•	be at least age 21.

To be vested in a Pension Plan benefit, a participant must be employed for at least five years or attain age 65.

The normal retirement age under the Pension Plan is age 65. The normal retirement benefit formula in the Pension Plan is equal to:

•

the average of the participant’s highest five consecutive full calendar years of pay (including salary and incentive compensation actually paid during that year), out of the last ten years of service (average final pay) times 0.75%, plus

•

0.50% of the participant’s average final pay that exceeds the average of the Social Security taxable wage bases in effect for each calendar year during the 35 year period ending on December 31 of the year an Associate reaches the Social Security retirement age, multiplied by

•	The participant’s years of credited service up to 35 years.

Once a participant has at least 25 years of credited service, he or she is eligible for an additional Pension Plan retirement benefit. This additional benefit is equal to 0.25% of his or her average final pay times his or her years of credited service exceeding 25 years, up to a maximum of 10 years.

The above formula computes a benefit intended to be payable for the participant’s life. The primary form of benefit for a single participant is a single life annuity and for a married participant is a 50% qualified joint and survivor annuity. Other annuity benefit payment options are also available. A single life annuity provides a greater annual benefit amount paid over a shorter period of time than a 50% qualified joint and survivor annuity. All benefit payment option forms are actuarially equivalent. The Pension Plan does not provide a lump sum payment unless the monthly benefit amount from the Pension Plan is $100 or less.

Benefit Restoration Plan.  The BRP is a non-qualified excess defined benefit plan that provides retirement income to eligible Associates whose Pension Plan benefit is limited by Code limits on compensation ($245,000 for 2011 and $250,000 for 2012) or maximum annual benefits ($195,000 for 2011 and $200,000 for 2012).

The BRP uses the same eligibility, years of credited service, vesting, formula, early retirement reductions and retirement age criteria found in the Pension Plan, but without considering the Code imposed limits on a benefit payable under the Pension Plan. The excess benefit over the Code imposed limits in the Pension Plan is paid from the BRP.

The formula computes an age 65 benefit with payments beginning, for the named executive officers, six months after separation from service. The only form of benefit under the BRP is a five year annual installment option, which is not available under the Pension Plan. The five year installment option produces a higher annual payment than a single life annuity or a qualified joint and survivor annuity, but is actuarially equivalent to such payment forms.

If employment terminates for cause, all BRP benefits are forfeited.

Supplemental Retirement Program.  For eligible Associates hired on or before December 31, 1995, we maintain an additional non-qualified benefit plan through the Supplemental Retirement Program for Management Profit-Sharing Associates. The SRP was designed to allow eligible management Associates to retire at age 60 with retirement income comparable to the age 65 benefit provided under the Pension Plan and BRP. At the time of the SRP’s adoption, management Associates typically retired at age 60. The SRP was closed to new entrants on December 31, 1995. Mr. Dastugue is the only named executive officer eligible for the SRP.

The normal retirement age under the SRP is 60. The SRP calculates the participant’s annual retirement income target amount as a percentage of the participant’s average final earnings. Average final earnings is the average of the Associate’s three full or partial years of highest earnings (including salary and incentive compensation earned for such year but paid in the following year), taking into account the year of retirement and the previous nine full calendar years of service. The retirement income target is then offset by:

•	Pension Plan benefits,
•	BRP benefits,
•	One-half of the participant’s estimated age 62 Social Security benefit, and
•	An annuity based on the market value of the participant’s Savings Plan and Mirror Savings Plan matching contribution accounts.

After age 60, the SRP benefit decreases as the Associate approaches age 65. The SRP also provides an age 62 Social Security make-up benefit for Associates that retire at or after age 60 but before age 62. If a participant retires at or after age 60 the participant will receive the higher of the benefit amount computed based on the formula for calculating SRP retirement income, or the reduction in the Pension Plan and BRP benefit amounts caused by retirement between age 60 and age 65 under those plans. The SRP also provides an early retirement benefit for Associates between ages 55 and 60 with at least 15 years of service. None of the named executive officers is currently eligible for this benefit.

The SRP formula computes a benefit with payments beginning, for the named executive officers, six months after separation from service. The only form of benefit under the SRP is a five year annual installment option. In addition, if a participant is receiving benefits at the time incentive compensation is paid with respect to the year of retirement, he or she will be entitled to receive a lump sum payment representing the additional benefit due, if any.

The SRP also provides a temporary term life insurance benefit for a participant who retires on or after age 60. Generally, the life insurance coverage amount equals the amount of Company-paid life insurance coverage provided to the participant at the time of retirement. jcpenney pays the premium for this policy.

If employment terminates for cause, all SRP benefits are forfeited.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2011

Name	Executive Contributions in last FY ($)(1)	Registrant Contributions in last FY ($)	Aggregate Earnings in last FY ($)(2)	Aggregate Balance at last FYE ($)(3)
Ronald B. Johnson	7,500	0	90	7,590
Michael P. Dastugue	11,691	5,845	(1,258)	246,087
Michael R. Francis	10,000	0	52	10,052
Michael W. Kramer	0	0	0	0
Daniel E. Walker	0	0	0	0
Myron E. Ullman, III	82,500	44,775	96,297	421,444

(1)	The amounts shown are included in the salary and incentive compensation numbers shown in the Summary Compensation Table.

(2)	These amounts are not included in the Summary Compensation Table since they do not constitute above market interest or preferential earnings.

(3)	The balance reported includes named executive officer contributions to the Mirror Savings Plan; these amounts were included in the Summary Compensation Table as salary and incentive compensation in the fiscal year earned. Registrant contributions to the Mirror Savings Plan for 2011 were included in the All Other Compensation column of the Summary Compensation Table.

Mirror Savings Plan.  The Mirror Savings Plan is a non-qualified defined contribution plan which provides Associates earning more than the Code compensation limit for qualified savings plans (such as the Savings Plan) the opportunity to defer a portion of their base salary and incentive compensation exceeding the compensation limit as a means of saving for retirement. Accordingly, Associates, including named executive officers, earning more than the compensation limit may defer up to 14% of their salary and annual incentive compensation below the Code compensation limit ($245,000 for 2011 and $250,000 for 2012) and up to 75% of their compensation above the Code compensation limit through the Mirror Savings Plan.

For 2011, the Company match was $0.50 per dollar deferred up to a maximum of 6% of deferrals on compensation over $245,000. This matching contribution was credited each pay period. The Company may make additional discretionary matching contributions.

For Company contributions made for Plan Years prior to 2007, participants vest in the jcpenney matching contribution and related investment earnings at a rate of 20% per year of service. For Company contributions made for Plan Years 2007 and after, participants become 100% vested in the match after three years of service.

Generally, all unvested Company matching contributions are forfeited when the participant terminates employment. The Mirror Savings Plan provides that all matching contributions are immediately vested and non-forfeitable if a participant terminates employment due to:

•	Retirement at age 65,
•	Qualifying for permanent and total disability while working for the Company,
•	The work unit or type of work the Associate was doing being discontinued (as determined by the Company), or
•	Death.

Deferrals and Company matching contributions are credited to the participant’s Mirror Savings Plan account and invested according to the participant’s investment elections. Earnings on the balance in the participant’s Mirror Savings Plan accounts are based on hypothetical investments in the same funds offered under the Savings Plan. Participants can change their investment elections daily.

Generally, a Mirror Savings Plan participant can only receive a distribution following an unforeseen emergency event (as defined under the Code), a change in control, or termination of employment. The only form of payment under the Mirror Savings Plan is a five year annual installment option. No withdrawals or distributions were taken during the year by any of the named executive officers.

POTENTIAL PAYMENTS AND BENEFITS ON TERMINATION OF EMPLOYMENT

Under our compensation program, described above in “Compensation Discussion and Analysis,” payments and the provision of benefits can be triggered by the termination of an Associate’s employment. These payments and benefits may vary depending on the reason for termination. The reasons for termination that may trigger different payments and benefits may be classified as follows:

•	Voluntary Resignation;
•	Retirement;
•	Death;
•	Permanent Disability;
•	Involuntary Termination without Cause; or
•	Termination for Cause.

The characterization of the termination event and the payments and benefits triggered by termination may also vary depending on whether or not the termination follows a change in control of the Company.

Termination without a Change in Control

In an effort to retain and attract the best people in retail, the Company offers each of its Executive Board members the right to enter into an Executive Termination Pay Agreement (Termination Pay Agreement) with the Company. The CEO has elected not to enter into a Termination Pay Agreement. The form of the agreement was reviewed by the Human Resources and Compensation Committee and its independent consultant prior to being recommended to the Board for its approval. The Termination Pay Agreement is intended to provide the executive with severance benefits in exchange for the executive’s agreement to comply with certain covenants. The benefits payable under these agreements are not available if the executive receives the benefits under the Change in Control Plan or the 2011 Change in Control Plan, which are described later in this section.

The primary purpose of the Termination Pay Agreement is to provide for severance benefits in the event of involuntary termination of the executive’s employment without cause. For purposes of the agreement, cause includes:

•	An intentional act of fraud, embezzlement, theft, or other material violation of law;
•	Intentional damage to the Company’s assets;
•	Intentional disclosure of confidential information in violation of the Company’s policies;
•	Material breach of the executive’s obligations under the agreement;
•	Breach of the executive’s duty of loyalty to the Company;
•	Failure of the executive to substantially perform the duties of his or her job (other than as a result of physical or mental incapacity); or
•	Intentional breach of Company policies or willful misconduct by the executive that is in either case materially injurious to the Company.

Under the Termination Pay Agreements, if an executive is involuntarily terminated without cause, he or she will receive a lump sum payment for services rendered through the termination date, including accrued base salary and pay in respect of earned but unused paid time off.

Conditioned on execution of a release and expiration of the revocation period under the release, but no later than two and one-half months after the year of termination, the executive will also receive:

•

A lump sum cash payment equal to annualized base salary plus target annual cash incentive compensation (at 100% of the target incentive opportunity in effect at the time of termination) with respect to a period of (a) 18 months following termination if the executive is an Executive Vice President or higher of the Company, or (b) 12 months following termination if the executive is a Senior Vice President;

•

A lump sum cash payment equal to the prorated annual cash incentive compensation for the year of termination at 100% of the executive’s target incentive compensation opportunity at the time of termination, less any amount contributed to the Mirror Savings Plan;

•	A lump sum payment in respect of additional paid time off, if any, under the Company’s paid time off policies;
•

A lump sum payment representing the Company-paid portion of the premium toward medical, dental and life insurance coverages for the applicable severance period (18 months for Executive Vice Presidents and 12 months for Senior Vice Presidents), grossed-up for federal income taxes;

•	A lump sum payment of $25,000 toward outplacement and financial counseling services; and
•	Immediate vesting of all long-term incentive stock awards and stock options.

In addition to providing severance payments in the event of an involuntary termination without cause, the Termination Pay Agreement also includes certain limited benefits in the event of death or termination due to permanent disability. In such case, the executive will receive a lump sum cash payment as soon as practicable after termination equal to prorated annual incentive compensation for service during the year at 100% of the executive’s target incentive compensation opportunity, less any amount contributed to the Mirror Savings Plan. These benefits were included in the form of Termination Pay Agreement to replace similar benefits received by certain Company executives under employment contracts which have been phased out as they have expired or been terminated.

By entering into a Termination Pay Agreement, the executive agrees to the following restrictive covenants:

•	Obligation not to disclose confidential or proprietary information of the Company, which continues indefinitely following termination of employment;
•

Obligation to refrain from activities designed to influence or persuade any person not to do business or to reduce its business with the Company, which continues for the applicable severance period following termination of employment;

•

Obligation to refrain from attempting to influence or persuade any of the Company’s employees to leave their employment with the Company and to refrain from directly or indirectly soliciting or hiring employees of the Company, which continues for the applicable severance period following termination of employment; and

•	Obligation not to undertake work for a competing business, which continues for the applicable severance period following termination of employment.

The noncompetition covenant may be waived by the executive; however, he or she must then forego any severance benefits available under the Termination Pay Agreement. In the event the executive breaches any of the covenants listed above, the Company will not be obligated to make any further payments under the agreement and may seek to recover damages from the executive.

Messrs. Francis, Kramer, Walker and Dastugue have Termination Pay Agreements.

In order to describe the payments and benefits that are triggered for each termination event for each of the Company’s named executive officers, we have created a table for each named executive officer other than Mr. Ullman, estimating the payments and benefits that would be paid under each element of our compensation program. The tables assume that the named executive officer’s employment terminated on January 28, 2012, which is the last day of the Company’s last completed fiscal year.

Ronald B. Johnson (CEO) — Termination without a Change in Control(1)

	Termination Event
Benefit or Payment	Voluntary Resignation	Retirement	Death	Permanent Disability	Involuntary Termination without Cause	Termination For Cause
Base Salary	$0	$0	$0	$0	$0	$0
Annual Cash Incentive(2)	$214,624	$214,624	$214,624	$214,624	$214,624	$0
Stock Options	$0	$0	$0	$0	$0	$0
Restricted Stock	$0	$0	$0	$0	$0	$0
Pension Plan	N/A	N/A	N/A	N/A	N/A	N/A
Benefit Restoration Plan	N/A	N/A	N/A	N/A	N/A	N/A
Supplemental Retirement Program	N/A	N/A	N/A	N/A	N/A	N/A
Mirror Savings Plan(3)	$21,768	$21,768	$21,768	$21,768	$21,768	$7,590
Health and Life Insurance	$0	$0	$0	$0	$0	$0
Financial Counseling and Outplacement	$0	$0	$0	$0	$0	$0
Vacation(4)	$14,423	$14,423	$14,423	$14,423	$14,423	$14,423
Total	$250,815	$250,815	$250,815	$250,815	$250,815	$22,013

(1)

Mr. Johnson is entitled to the benefits described in the table in the event of a termination without a change in control. In addition, Mr. Johnson holds a warrant that he purchased prior to his employment with the Company that entitles him to acquire 7,256,894 shares of jcpenney common stock. The warrant has an exercise price of $29.92 per share, subject to customary adjustments. The warrant has a term of 7 1/2 years and is exercisable after June 13, 2017; however, the warrant is immediately exercisable and transferable upon the termination of Mr. Johnson’s employment with the Company for any reason.

(2)	Payable under the terms of the Management Incentive Compensation Program.

(3)	Payable under the terms of the Mirror Savings Plan.

(4)	Payable under the terms of the Company’s vacation policy.

Michael P. Dastugue (Executive Vice President and CFO) — Termination without a Change in Control

	Termination Event
Benefit or Payment	Voluntary Resignation	Retirement	Death	Permanent Disability	Involuntary Termination without Cause	Termination For Cause
Base Salary	$0	$0	$0	$0	$862,500	$0
Annual Cash Incentive	$149,594	$149,594	$419,125	$419,125	$1,066,000	$0
Stock Options	$0	$0	$2,438,401	$2,438,401	$2,806,780	$0
Restricted Stock	$0	$0	$570,829	$570,829	$3,046,748	$0
Pension Plan	$196,638	$196,638	$101,721	$484,989	$196,638	$196,638
Benefit Restoration Plan	$344,539	$344,539	$169,888	$344,539	$344,539	$0
Supplemental Retirement Program	$0	$0	$0	$0	$0	$0
Mirror Savings Plan	$246,087	$246,087	$246,087	$246,087	$246,087	$246,087
Health and Life Insurance	$0	$0	$0	$0	$26,718	$0
Financial Counseling and Outplacement	$0	$0	$10,000	$10,000	$25,000	$0
Vacation	$44,231	$44,231	$47,917	$47,917	$47,917	$44,231
Total	$981,090	$981,090	$4,003,968	$4,561,887	$8,668,927	$486,956

Michael R. Francis (President) — Termination without a Change in Control

	Termination Event
Benefit or Payment	Voluntary Resignation	Retirement	Death	Permanent Disability	Involuntary Termination without Cause	Termination For Cause
Base Salary	$0	$0	$0	$0	$1,800,000	$0
Annual Cash Incentive(1)	$155,445	$155,445	$303,390	$303,390	$2,103,390	$0
Stock Options	$0	$0	$0	$0	$0	$0
Restricted Stock	$0	$0	$1,387,425	$1,387,425	$1,387,425	$0
Pension Plan	N/A	N/A	N/A	N/A	N/A	N/A
Benefit Restoration Plan	N/A	N/A	N/A	N/A	N/A	N/A
Supplemental Retirement Program	N/A	N/A	N/A	N/A	N/A	N/A
Mirror Savings Plan	$42,867	$42,867	$92,182	$92,182	$92,182	$10,052
Health and Life Insurance	$0	$0	$0	$0	$0	$0
Financial Counseling and Outplacement	$0	$0	$14,500	$14,500	$25,000	$0
Vacation	$23,077	$23,077	$23,077	$23,077	$23,077	$23,077
Total	$221,389	$221,389	$1,820,574	$1,820,574	$5,431,074	$33,129

(1)	Under the Termination Pay Agreement, Annual Cash Incentive payable on Death or Permanent Disability is prorated based on the executive’s actual period of service during the fiscal year. Total Annual Cash Incentive at target was $1,200,000.

Michael W. Kramer (COO) — Termination without a Change in Control

	Termination Event
Benefit or Payment	Voluntary Resignation	Retirement	Death	Permanent Disability	Involuntary Termination without Cause	Termination For Cause
Base Salary	$0	$0	$0	$0	$1,500,000	$0
Annual Cash Incentive(1)	$71,507	$71,507	$143,014	$143,014	$1,493,013	$0
Stock Options	$0	$0	$0	$0	$0	$0
Restricted Stock	$0	$0	$5,741,185	$5,741,185	$5,741,185	$0
Pension Plan	N/A	N/A	N/A	N/A	N/A	N/A
Benefit Restoration Plan	N/A	N/A	N/A	N/A	N/A	N/A
Supplemental Retirement Program	N/A	N/A	N/A	N/A	N/A	N/A
Mirror Savings Plan	$0	$0	$0	$0	$0	$0
Health and Life Insurance	$0	$0	$0	$0	$0	$0
Financial Counseling and Outplacement	$0	$0	$14,500	$14,500	$25,000	$0
Vacation	$0	$0	$0	$0	$0	$0
Total	$71,507	$71,507	$5,898,699	$5,898,699	$8,759,198	$0

(1)	Under the Termination Pay Agreement, Annual Cash Incentive payable on Death or Permanent Disability is prorated based on the executive’s actual period of service during the fiscal year. Total Annual Cash Incentive at target was $900,000.

Daniel E. Walker (Chief Talent Officer) — Termination without a Change in Control

	Termination Event
Benefit or Payment	Voluntary Resignation	Retirement	Death	Permanent Disability	Involuntary Termination without Cause	Termination For Cause
Base Salary	$0	$0	$0	$0	$1,050,000	$0
Annual Cash Incentive(1)	$55,377	$55,377	$110,753	$110,753	$898,253	$0
Stock Options	$0	$0	$0	$0	$0	$0
Restricted Stock	$0	$0	$518,180	$518,180	$518,180	$0
Pension Plan	N/A	N/A	N/A	N/A	N/A	N/A
Benefit Restoration Plan	N/A	N/A	N/A	N/A	N/A	N/A
Supplemental Retirement Program	N/A	N/A	N/A	N/A	N/A	N/A
Mirror Savings Plan	$0	$0	$0	$0	$0	$0
Health and Life Insurance	$0	$0	$0	$0	$0	$0
Financial Counseling and Outplacement	$0	$0	$14,500	$14,500	$25,000	$0
Vacation	$6,731	$6,731	$6,731	$6,731	$6,731	$6,731
Total	$62,108	$62,108	$650,164	$650,164	$2,498,164	$6,731

(1)	Under the Termination Pay Agreement, Annual Cash Incentive payable on Death or Permanent Disability is prorated based on the executive’s actual period of service during the fiscal year. Total Annual Cash Incentive at target was $525,000.

Change in Control; Termination following a Change in Control

The Company’s executive officers participate in the change in control plan in effect upon their commencement of employment. Messrs. Johnson, Francis, Kramer and Walker participate in the change in control plan approved in January 2011(2011 Change in Control Plan) and Mr. Dastugue participates in a prior plan.

The 2011 Change in Control Plan provides benefits to the Company’s executives if their employment is terminated as a result of an involuntary separation from service by the Company other than for cause within two years of the occurrence of a change in control of the Company. The 2011 Change in Control Plan also provides benefits to an executive if the executive terminates employment with the Company for Good Reason following a change of control. Good Reason consists of:

•	A material reduction in the executive’s base salary or target annual cash incentive opportunity;
•	Involuntary relocation of more than 50 miles;
•	A materially adverse change in the executive’s duties or responsibilities;
•	A material diminution in the budget over which the executive has responsibility;
•	A material adverse change in the executive’s supervisor’s duties or responsibilities, including a change in the supervisor to whom the executive is required to report; or
•

Failure of the Company to continue a material benefit or a material reduction in the benefits in which the executive participated prior to the occurrence of the change in control, unless replaced by a substantially equivalent benefit.

For an executive to receive benefits under the 2011 Change in Control Plan, a Good Reason event with respect to such executive must occur within two years of the occurrence of a change in control of the Company, and if the Good Reason event is not cured by the Company following timely notice of the event by the executive, the executive must terminate employment within two years of the date the Good Reason event occurred.

Change in control is defined as (i) the acquisition by any person, entity or group of 30% or more of the Company’s outstanding common stock, (ii) the replacement of a majority of the Board of Directors, (iii) a reorganization, merger or consolidation, or the sale of all or substantially all of the Company’s assets, subject to certain exceptions, or (iv) a complete liquidation or dissolution of the Company.

Notice of a Good Reason event must be provided to the Company within 90 days of the event and the Company must be given a 30-day opportunity to correct the situation without having to pay benefits under the 2011 Change in Control Plan.

For purposes of the 2011 Change in Control Plan, cause includes the failure of the executive to substantially perform the duties of his or her job, failure of the executive to follow Company policy, engagement by the executive in illegal conduct, or gross misconduct injurious to the Company.

The 2011 Change in Control Plan provides a three-tiered benefit structure based on the executive’s position and responsibilities within the Company. Tier I participants, which include the CEO and executives reporting directly to the CEO, are entitled to receive cash severance of 2.99 annualized base salary plus target annual cash incentive opportunity (at 100%) at the time of termination. Tier II participants, which include the Company’s Executive Vice Presidents who do not report directly to the CEO, are entitled to receive cash severance of 2.5 times base salary plus target annual cash incentive opportunity (at 100%) at the time of termination. The Tier III participants (Senior Vice Presidents who are members of the Company’s Executive Board) are entitled to receive cash severance of two times annualized base salary plus target annual cash incentive opportunity (at 100%) at the time of termination.

In addition to the cash severance payments, all participants in the 2011 Change in Control Plan are entitled to receive the following at the time of termination:

•	Accrued base salary and pay in respect of earned but unused paid time off through the date of termination;
•

Prorated target annual cash incentive compensation for the year of termination (at 100% of the target incentive opportunity at the time of termination) or, if termination occurs on the last day of the fiscal year, the actual annual cash incentive compensation, if greater, less any amount contributed to the Mirror Savings Plan;

•	A lump sum payment in respect of additional paid time off, if any, under the Company’s paid time off policies;
•

A lump sum payment representing the incremental value of additional years of age and service credited to the executive (equal to the executive’s cash severance multiple) with respect to the BRP, SRP, and Mirror Savings Plan, to the extent the executive participates in some or all of these plans;

•

A lump sum payment representing the Company-financed portion of the premium toward medical, dental and life insurance coverages for the number of years equal to the applicable cash severance multiple for the executive, grossed-up for federal income taxes; and

•

A lump sum payment of $25,000 toward outplacement and financial counseling services, and, to the extent applicable and allowable by law, reimbursement of legal fees and expenses incurred in defense of the executive’s rights under the plan.

Additionally, participants in the 2011 Change in Control Plan are eligible for up to one year of additional age and service credit for purposes of determining retiree eligibility under the Company’s medical, dental, life insurance, long term care insurance, and lifetime discount programs.

Mr. Dastugue participates in a prior change in control plan, which is substantially similar to the 2011 Change in Control Plan. This plan entitles him to receive cash severance of three times annualized base salary plus target annual cash incentive opportunity (at 100%) at the time of termination and also entitles him to receive a tax gross-up payment in respect of any excise taxes imposed on the benefits payable under the plan. Subsequent change of control plans did not provide for the payment of excise tax gross-ups and limited benefits to 2.99 times the sum of base salary and target bonus without obtaining stockholder approval.

In addition to the benefits provided by the 2011 Change in Control Plan, some of the Company’s other plans and programs, such as the Company’s equity compensation plans, also include specific benefits payable to Associates in the event of a change in control of the Company. The Company’s 2009 Long-Term Incentive Plan

provides that vesting of outstanding equity awards is accelerated if the participant’s employment is terminated as a result of an involuntary separation from service by the Company other than for Cause within two years of the occurrence of a change in control of the Company. For purposes of this plan, a change of control is defined as (i) the acquisition by a person or group of more than 50% of the total voting power of the Company’s common stock, (ii) the acquisition by a person or a group within a twelve-month period of 30% of the total voting power of the Company’s common stock or the replacement of a majority of the Board of Directors within a twelve-month period unless approved by a majority of the Board, or (iii) the acquisition by a person or group of 40% or more of the assets of the Company. The plan also provides for vesting acceleration of outstanding awards if the participant terminates employment with the Company for Good Reason within two years of the occurrence of a change in control of the Company. The definition of Good Reason under this plan is the same as the definition under the 2011 Change in Control Plan.

The benefits payable under a change in control plan are not subject to reduction in the event the executive subsequently finds employment following termination. In order to describe the payments and benefits that are triggered upon a change in control and for each termination event following a change in control, we have created a table for each named executive officer other than Mr. Ullman, estimating the payments and benefits that would be paid under each element of our compensation program. These payments reflect a change of control event or assume that the named executive officer’s employment terminated immediately upon a change in control occurring on January 28, 2012, which is the last day of the Company’s last completed fiscal year.

Ronald B. Johnson (CEO) —

Following a Change in Control(1)

	Event
Benefit or Payment	Change in Control with No Termination	Voluntary Resignation	Retirement	Death	Permanent Disability	Involuntary Termination without Cause or Termination with Good Reason	Termination for Cause
Base Salary	$0	$0	$0	$0	$0	$4,500,000	$0
Annual Cash Incentive	$0	$214,624	$214,624	$214,624	$214,624	$5,839,624	$0
Stock Options	$0	$0	$0	$0	$0	$0	$0
Restricted Stock	$0	$0	$0	$0	$0	$0	$0
Pension Plan	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Benefit Restoration Plan	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Supplemental Retirement Program	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Mirror Savings Plan	$0	$21,768	$21,768	$21,768	$21,768	$21,768	$7,590
Health and Life Insurance	$0	$0	$0	$0	$0	$0	$0
Financial Counseling and Outplacement	$0	$0	$0	$0	$0	$25,000	$0
Vacation	$0	$14,423	$14,423	$14,423	$14,423	$14,423	$14,423
Excise Tax & Gross-Up (Cutback)	$0	$0	$0	$0	$0	$0	$0
Total	$0	$250,815	$250,815	$250,815	$250,815	$10,400,815	$22,013

(1)

Mr. Johnson is entitled to the benefits described in the table in the event of a termination following a change in control. In addition, Mr. Johnson holds a warrant that he purchased prior to his employment with the Company that entitles him to acquire 7,256,894 shares of jcpenney common stock. The warrant has an exercise price of $29.92 per share, subject to customary adjustments. The warrant has a term of 7 1/2 years and is exercisable after June 13, 2017; however, the warrant is exercisable and transferable immediately prior to the effective date of a change of control. For purposes of the warrant, a change of control is defined as (i) the acquisition by a person or group of more than 50% of the total voting power of the Company’s common stock, (ii) the sale of all or substantially all of the Company’s assets, or (iii) the replacement of a majority of the Board of Directors unless approved by a majority of the Board.

Michael P. Dastugue (Executive Vice President and CFO) —

Following a Change in Control

	Event
Benefit or Payment	Change in Control with No Termination	Voluntary Resignation	Retirement	Death	Permanent Disability	Involuntary Termination without Cause or Termination with Good Reason	Termination for Cause
Base Salary	$0	$0	$0	$0	$0	$1,725,000	$0
Annual Cash Incentive	$0	$149,594	$149,594	$419,125	$419,125	$1,712,875	$0
Stock Options	$2,186,337	$2,186,337	$2,186,337	$2,484,856	$2,484,856	$2,806,780	$0
Restricted Stock	$0	$0	$0	$570,829	$570,829	$3,046,748	$0
Pension Plan	$0	$196,638	$196,638	$101,721	$484,989	$196,638	$196,638
Benefit Restoration Plan	$0	$344,539	$344,539	$169,888	$344,539	$871,476	$0
Supplemental Retirement Program	$0	$0	$0	$0	$0	$816,567	$0
Mirror Savings Plan	$0	$246,087	$246,087	$246,087	$246,087	$246,087	$246,087
Health and Life Insurance	$0	$0	$0	$0	$0	$53,436	$0
Financial Counseling and Outplacement	$0	$0	$0	$10,000	$10,000	$25,000	$0
Vacation	$0	$44,231	$44,231	$47,917	$47,917	$47,917	$44,231
Excise Tax & Gross-Up (Cutback)	$0	$0	$0	$0	$0	$2,261,767	$0
Total	$2,186,337	$3,167,426	$3,167,426	$4,050,423	$4,608,343	$13,810,291	$486,956

Michael R. Francis (President) —

Following a Change in Control

	Event
Benefit or Payment	Change in Control with No Termination	Voluntary Resignation	Retirement	Death	Permanent Disability	Involuntary Termination without Cause or Termination with Good Reason	Termination for Cause
Base Salary	$0	$0	$0	$0	$0	$3,600,000	$0
Annual Cash Incentive	$0	$155,445	$155,445	$303,390	$303,390	$3,903,390	$0
Stock Options	$0	$0	$0	$0	$0	$0	$0
Restricted Stock	$0	$0	$0	$1,387,425	$1,387,425	$41,660,674	$0
Pension Plan	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Benefit Restoration Plan	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Supplemental Retirement Program	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Mirror Savings Plan	$0	$42,867	$42,867	$92,182	$92,182	$92,182	$10,052
Health and Life Insurance	$0	$0	$0	$0	$0	$0	$0
Financial Counseling and Outplacement	$0	$0	$0	$14,500	$14,500	$25,000	$0
Vacation	$0	$23,077	$23,077	$23,077	$23,077	$23,077	$23,077
Excise Tax & Gross-Up (Cutback)	$0	$0	$0	$0	$0	$0	$0
Total	$0	$221,389	$221,389	$1,820,574	$1,820,574	$49,304,323	$33,129

Michael W. Kramer (COO) —

Following a Change in Control

	Event
Benefit or Payment	Change in Control with No Termination	Voluntary Resignation	Retirement	Death	Permanent Disability	Involuntary Termination without Cause or Termination with Good Reason	Termination for Cause
Base Salary	$0	$0	$0	$0	$0	$3,000,000	$0
Annual Cash Incentive	$0	$71,507	$71,507	$143,014	$143,014	$2,843,014	$0
Stock Options	$0	$0	$0	$0	$0	$0	$0
Restricted Stock	$0	$0	$0	$5,741,185	$5,741,185	$36,216,957	$0
Pension Plan	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Benefit Restoration Plan	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Supplemental Retirement Program	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Mirror Savings Plan	$0	$0	$0	$0	$0	$0	$0
Health and Life Insurance	$0	$0	$0	$0	$0	$0	$0
Financial Counseling and Outplacement	$0	$0	$0	$14,500	$14,500	$25,000	$0
Vacation	$0	$0	$0	$0	$0	$0	$0
Excise Tax & Gross-Up (Cutback)	$0	$0	$0	$0	$0	$0	$0
Total	$0	$71,507	$71,507	$5,898,699	$5,898,699	$42,084,971	$0

Daniel E. Walker (Chief Talent Officer) —

Following a Change in Control

	Event
Benefit or Payment	Change in Control with No Termination	Voluntary Resignation	Retirement	Death	Permanent Disability	Involuntary Termination without Cause or Termination with Good Reason	Termination for Cause
Base Salary	$0	$0	$0	$0	$0	$2,100,000	$0
Annual Cash Incentive	$0	$55,377	$55,377	$110,753	$110,753	$1,685,753	$0
Stock Options	$0	$0	$0	$0	$0	$0	$0
Restricted Stock	$0	$0	$0	$518,180	$518,180	$15,559,553	$0
Pension Plan	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Benefit Restoration Plan	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Supplemental Retirement Program	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Mirror Savings Plan	$0	$0	$0	$0	$0	$0	$0
Health and Life Insurance	$0	$0	$0	$0	$0	$0	$0
Financial Counseling and Outplacement	$0	$0	$0	$14,500	$14,500	$25,000	$0
Vacation	$0	$6,731	$6,731	$6,731	$6,731	$6,731	$6,731
Excise Tax & Gross-Up (Cutback)	$0	$0	$0	$0	$0	$0	$0
Total	$0	$62,108	$62,108	$650,164	$650,164	$19,377,037	$6,731

DIRECTOR COMPENSATION FOR FISCAL 2011

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)		Option Awards ($)	All Other Compensation ($)(2)	Total ($)
William A. Ackman	(3)						0
Colleen C. Barrett	72,500		150,002	(4)			222,502
M. Anthony Burns*	15,000						15,000
Thomas J. Engibous	39	(5)	258,713	(5)			258,752
Kent B. Foster	86,250		150,002	(6)		10,000	246,252
Geraldine B. Laybourne	67,500		150,002	(7)		10,000	227,502
Burl Osborne	91,250		150,002	(8)			241,252
Leonard H. Roberts	65	(9)	217,437	(9)		10,000	227,502
Steven Roth	52,500	(10)					52,500
Javier G. Teruel	33	(11)	217,469	(11)			217,502
R. Gerald Turner	72,500		150,002	(12)	(12)	10,000	232,502
Mary Beth West	81,250		150,002	(13)		10,000	241,252

*	Mr. Burns retired from the Board of Directors on May 20, 2011.

(1)	Each non-employee director receives an annual stock grant consisting of a number of restricted stock units having a market value nearest to $150,000. For 2011, the number of units was determined by dividing $150,000 by the closing price of jcpenney common stock on the date of grant (rounded to the nearest whole unit). The amounts shown in this column include the fair value of the annual stock award for 2011, which was $35.86. The date of grant of the annual stock grant to non-employee directors is the third trading date following the Company’s Annual Meeting of Stockholders.

(2)	Includes the value of Company matching contributions under the Directors’ Matching Fund. Under this program, directors may request jcpenney to match dollar-for-dollar their personal charitable contributions up to $10,000 per fiscal year.

(3)	Mr. Ackman made a charitable donation with respect to the compensation payable to him upon his election as director on February 9, 2011 and waived his subsequent fees.

(4)	Ms. Barrett had 27,126 stock awards, consisting of 23,044 restricted stock unit awards and 4,082 restricted stock awards, outstanding as of January 28, 2012.

(5)	Mr. Engibous has elected to receive 100 percent of his cash retainers in shares of jcpenney common stock. The amount shown in the Stock Awards column includes the fair value of stock received in lieu of cash. Fractional shares are paid out in cash. Mr. Engibous had 35,364 stock awards, consisting of 23,044 restricted stock unit awards and 12,320 restricted stock awards, outstanding as of January 28, 2012.

(6)	Mr. Foster had 35,364 stock awards, consisting of 23,044 restricted stock unit awards and 12,320 restricted stock awards, outstanding as of January 28, 2012.

(7)	Ms. Laybourne had 11,862 restricted stock unit awards outstanding as of January 28, 2012.

(8)	Mr. Osborne had 30,709 stock awards, consisting of 23,044 restricted stock unit awards and 7,665 restricted stock awards, outstanding as of January 28, 2012.

(9)	Mr. Roberts elected to receive 100 percent of his cash retainers in shares of jcpenney common stock. The amount shown in the Stock Awards column includes the fair value of stock received in lieu of cash. Fractional shares are paid out in cash. Mr. Roberts had 32,803 stock awards, consisting of 23,044 restricted stock unit awards and 9,759 restricted stock awards, outstanding as of January 28, 2012.

(10)	Mr. Roth waived the compensation payable to him as director prior to June 1, 2011.

(11)	Mr. Teruel has elected to receive 100 percent of his cash retainers in shares of jcpenney common stock. The amount shown in the Stock Awards column includes the fair value of stock received in lieu of cash. Fractional shares are paid out in cash. Mr. Teruel had 18,587 restricted stock unit awards outstanding as of January 28, 2012.

(12)	Mr. Turner had 36,264 stock awards, consisting of 23,044 restricted stock unit awards and 13,220 restricted stock awards, and 1,600 option awards outstanding as of January 28, 2012.

(13)	Ms. West had 22,211 restricted stock unit awards outstanding as of January 28, 2012.

Cash Retainers and Stock Award

Directors who are Company Associates do not receive directors’ fees. The Corporate Governance Committee has the responsibility for recommending to the Board of the Directors the appropriate compensation for non-employee directors, including the Non-Executive Chairman of the Board as a result of the separation of the Chairman of the Board and the CEO functions. The Corporate Governance Committee conducts periodic reviews to assure that non-employee directors are being fairly and reasonably compensated in relation to comparable U.S. companies. Non-employee directors receive the following compensation:

•	An annual cash retainer of $70,000;
•	An annual award of restricted stock units with a market value at the time of grant of $150,000;
•	An annual cash retainer of $20,000 for the chairs of the Audit Committee and the Human Resources and Compensation Committee;
•	An annual cash retainer of $15,000 for the chairs of the Corporate Governance Committee and the Finance and Planning Committee;
•	An annual cash retainer of $25,000 for the Lead Director;
•	An annual cash retainer of $100,000 for the Non-Executive Chairman of the Board; and
•

An annual cash retainer of $5,000 for directors who are Representatives under an Indemnification Trust Agreement among the Company, its wholly owned subsidiary, J. C. Penney Corporation, Inc., and JPMorgan Chase Bank, as trustee (currently Directors Barrett, Engibous, Osborne, and Turner).

Director compensation covers the period from June 1 to May 31 of the following year. The cash retainers are payable quarterly. Non-employee directors are reimbursed for expenses incurred for attending any meeting which they attend in their official capacities as directors. Director equity awards are required to be held until the director’s service ends. Messrs. Ackman and Roth do not receive an annual stock award.

Election to Receive Common Stock; Deferral

Directors may elect to receive all or a portion of their cash retainers in jcpenney common stock. As of the end of fiscal 2011, three directors had elected to receive all or part of their cash retainers in jcpenney common stock. A director may also elect to defer payment of all or part of their cash retainers under the terms of a deferred compensation plan for directors. As of the end of fiscal 2011, one director had elected such deferral.

Directors’ Charitable Award Program

The Company’s Directors’ Charitable Award Program was frozen by the Board in 2000. Three of the current directors participate in the program. The Charitable Award Program is designed to acknowledge the service of directors and to recognize the mutual interest of directors and the Company in supporting worthy charitable and educational institutions. Pursuant to the Charitable Award Program, the Company has purchased joint life insurance policies on groups of directors (in the event of an uneven number of directors, a single life policy was purchased). Each group generally consists of two directors with the Company named as the beneficiary of each joint life policy. With respect to each group, the Company will receive a $1,000,000 death benefit upon the death of the second director of the group. The Company in turn has informally agreed to donate a total of $1,000,000 to one or more charitable organizations as recommended by the individual directors. The Company will donate $500,000 upon the earlier of (i) five years after the date of death of the first director of the group to die or (ii) the death of the second director of the group. The Company will donate an additional $500,000 upon the death of the second director of the group. Because all charitable deductions accrue solely to the Company, the individual directors derive no financial benefits from this program.

Directors’ Matching Fund

Members of the Board of Directors may be involved with charitable organizations to which they provide support in the form of personal charitable contributions. As with the Charitable Award Program, the Company has established the Directors’ Matching Fund to benefit and recognize the mutual interest of directors and the Company in supporting worthy charitable and educational institutions. Under the Directors’ Matching Fund, directors may request jcpenney to match dollar-for-dollar their personal charitable contributions up to $10,000 per fiscal year. All or part of the matching contributions may be allocated to one or several organizations that have been determined to be charitable organizations under Section 501(c)(3) of the Code or that are a political subdivision of the state. Matches may only be made on personal gifts that have been paid within that fiscal year, not pledged.

AUDIT FUNCTION

Report of the Audit Committee

Composition and Qualifications

The Audit Committee of the Board of Directors (the Audit Committee) is composed of five independent directors and operates under a written charter, in accordance with applicable rules of the SEC and the NYSE. The Corporate Governance Committee and the full Board of Directors considers membership for the Audit Committee annually. The current members of the Audit Committee are Thomas J. Engibous, Leonard H. Roberts, Javier G. Teruel, Mary Beth West and Kent B. Foster, who serves as its Chair. The Board of Directors has determined that each member is “financially literate” and qualifies as an “audit committee financial expert,” as those terms are defined by the NYSE and the SEC.

Purpose

The purpose of the Audit Committee is to assist the Board in monitoring: (i) the Company’s accounting and financial reporting processes, including internal control over financial reporting; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independence and qualifications of the Company’s independent auditor; and (iv) the performance of the Company’s internal auditors and independent auditor.

Responsibilities

Management is responsible for maintaining adequate internal control over financial reporting and KPMG LLP is responsible for expressing opinions on the conformity of the Company’s audited consolidated financial statements with U.S. generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is also solely responsible for the selection and termination of the Company’s independent auditor, including the approval of audit fees and non-audit services provided by and fees paid to the independent auditor.

Review of Financial Information

In this context, the Audit Committee has met and held discussions with management of the Company, who represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed the audited consolidated financial statements, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and KPMG LLP’s evaluation of the Company’s internal control over financial reporting with both management and the independent auditor. The Audit Committee also discussed with the independent auditor the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). The Audit Committee has received the written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent auditor its independence. The Audit Committee also participated in the certification process relating to the filing of certain reports pursuant to the Securities Exchange Act of 1934, as amended.

Inclusion of Consolidated Financial Statements in Form 10-K

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended January 28, 2012 for filing with the SEC.

Independent Auditor

The Audit Committee also recommends that the Company’s stockholders ratify KPMG LLP as the Company’s independent auditor for the 2012 fiscal year.

Audit Committee

Kent B. Foster, Chair	Leonard H. Roberts	Mary Beth West
Thomas J. Engibous	Javier G. Teruel

Audit and Other Fees

The following table presents fees for professional services rendered by KPMG LLP:

	Fiscal 2010	Fiscal 2011
Audit Fees(1)	$3,865,419	$3,920,690
Audit-Related Fees(2)	350,500	353,900

Total Audit and Audit-Related Fees	$4,215,919	$4,274,590

Tax Fees
Tax Compliance Fees(3)	$386,613	$548,581
Tax Planning and Advice Fees(4)	47,670	164,333
All Other Fees(5)	115,000	—

Total Fees(6)	$4,765,202	$4,987,504

(1)	Audit fees include fees for the audits of the Company’s annual consolidated financial statements, for professional services rendered for the audits of internal control over financial reporting, for quarterly reviews and for review of SEC filings and other related matters.

(2)	Audit-related fees in both years were for certain employee benefit plan audits and audits of financial statements of a related entity.

(3)	Tax compliance fees consist of fees for services related to review of tax returns, transfer pricing and capitalization of costs related to store remodel programs.

(4)	Tax planning and advice fees consist of services related to assistance with energy savings, strategic initiatives and analysis of U.S. Customs duties on merchandise purchases.

(5)	All other fees for Fiscal 2010 include fees for work related to review of the Company’s Purchase Card program and fees associated with consideration of International Financial Reporting Standards.

(6)	All fees were pre-approved by the Audit Committee of the Board.

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee must approve any fee for services to be performed by the Company’s independent auditor in advance of the service being performed. For proposed projects using the services of the Company’s independent auditor that are expected to cost over $200,000 or 5% of the auditor’s fee for the preceding year, whichever is lower, the Audit Committee will be provided information to review and must approve each project prior to commencement of any work. For proposed projects using the services of the Company’s independent auditor that are expected to cost $200,000 or less, or less than 5% of the auditor’s fee for the preceding year, whichever is greater, the Audit Committee will be asked to review and approve a maximum amount for certain services, which may include services in any one or more of the following categories: (a) audit fees; (b) audit-related fees; (c) tax fees; and (d) all other fees for any services allowed to be performed by the independent auditor. If additional amounts are needed, the Audit Committee must approve the increased amounts prior to the previously approved maximum being reached and before the work may continue. Approval by the Audit Committee may be made at its regularly scheduled meetings or otherwise, including by telephonic or other electronic communications. The Company will report the status of the various types of approved services and fees, and cumulative amounts paid and owed, to the Audit Committee on a periodic basis as appropriate.

PROPOSAL 2 —

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

KPMG LLP, independent certified public accountants, member of the SEC Practice Section of the AICPA Division for CPA firms, and registrant with the Public Company Accounting Oversight Board, has been the auditor of the Company’s consolidated financial statements since 1916. Its appointment as the Company’s independent auditor for the fiscal year ending February 2, 2013 has been approved by the Audit Committee of the Board. Stockholder ratification of such appointment is requested.

It is anticipated that a representative of KPMG LLP will attend the meeting, will be available to respond to appropriate questions, and will have an opportunity to make a statement should he or she so desire.

The Board recommends a vote FOR the ratification of the appointment of KPMG LLP.

PROPOSAL 3 —

APPROVAL OF 2012 LONG-TERM INCENTIVE PLAN

Introduction. The Board has adopted, subject to stockholder approval, the J. C. Penney Company, Inc. 2012 Long-Term Incentive Plan, to be effective May 18, 2012 (2012 Plan or Plan). The principal features of the 2012 Plan are summarized below, but such description is qualified in its entirety by reference to the full text of the Plan which is included as Annex A to this Proxy Statement. All capitalized terms not defined in this Proxy Statement discussion will have the meanings set forth in the attached Plan document.

The 2012 Plan is intended to provide long-term incentives to Associates and Non-Associate Directors of the Company in order to align the interests of such Associates and Non-Associate Directors with those of the Company’s stockholders, to motivate Associates to achieve business objectives promoting the long-term growth, profitability and success of the Company, and to assist the Company in retaining and attracting the best Associates and Non-Associate Directors in retail.

The Plan will be administered by, or under the direction of, a committee of the Board of Directors constituted in such a manner as to comply at all times with Rule 16b-3 or any successor rule promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as in effect from time to time, and Section 162(m) of the Code. The Board has designated the Human Resources and Compensation Committee of the Board as the Plan committee.

The 2012 Plan, allows for grants of stock options, stock appreciation rights (SARs), and stock awards (collectively, Equity Awards) and cash incentive awards (together, Awards) to Associate participants and Equity Awards to Non-Associate Director participants. Under the Plan, Awards to Associate participants are subject to such conditions as continued employment, qualifying termination, passage of time and/or satisfaction of performance criteria as specified in the Plan or set by the Plan committee.

The Board recommends a vote FOR the proposal to approve the 2012 Plan.

Principal Features of the 2012 Plan.

General. The principal features of the 2012 Plan are:

•	Reserves a total of 7,000,000 shares of Common Stock (1,500,000 newly authorized shares plus up to 5,500,000 unissued shares from the Company’s 2009 Long-Term Incentive Plan) for use under the Plan;
•	Minimum three-year vesting for both option grants and restricted stock awards except in certain limited situations as may be determined by the Plan committee;
•	Performance-awards are to be tied to performance standards to be set by the Plan committee;
•	Independent administration of the Plan by the Plan committee;
•	Limits Incentive Stock Options (ISOs) to no more than 7,000,000 shares;
•	Limits performance-based cash incentive awards to any participant to the product of $2,000,000 and the number of years in the performance cycle;
•	Limits Stock Option awards to any one participant in any two consecutive fiscal years to a total of no more than 4,000,000 shares;
•	Limits performance-based equity awards to any one participant in any two consecutive fiscal years to a total of no more than 3,000,000 shares;
•	Permits the use of cash proceeds from Stock Option exercises to be treated as the repurchase of shares of Common Stock on the open market for reuse under the Plan;
•

Provides that shares of Common Stock tendered or exchanged by a participant as full or partial payment of the exercise price of a Stock Option, shares retained or withheld by the Company in satisfaction of a participant’s exercise price and/or tax withholding obligation or shares subject to a SAR that are not issued in connection with the stock settlement of the SAR upon exercise, and shares subject to Awards under the Plan or awards under prior plans that are cancelled, forfeited or expire for any reason, may again be available for issuance, subject to new Equity Awards or otherwise used to increase the share reserve under the Plan;

•	Prohibits repricing, exchange and buyout of stock options without prior approval of stockholders; and
•	Option and SAR terms may not exceed 10 years from the date of grant.

Associate Participants

General. Associate participants in the 2012 Plan are generally to be selected management employees of the Company and its subsidiaries and affiliates as determined by the Plan committee. Currently, it is anticipated that approximately 700 Associates will be eligible to participate.

Stock Options. Option grants will generally be made in amounts based on an Associate participant’s position, responsibilities or salary and such other factors as the Plan committee may deem relevant. An Associate participant may receive one or more option grants and may receive Non-Qualified Stock Options (NSOs) and ISOs, as determined by the Plan committee. It is currently expected that the Stock Option portion of any Award will be delivered in NSOs which will vest over a three-year period.

Price. The option price under each option may not be less than 100% of the fair market value of jcpenney common stock on the date of grant, which is the closing price of jcpenney common stock on the NYSE on the applicable date. The closing price of jcpenney common stock on March 19, 2012, as reported on the NYSE Composite Tape, was $36.22 per share. The exercise price of the shares as to which a Stock Option is exercised may be paid in cash or with shares of jcpenney common stock already owned by the Associate.

Stock Awards. The Committee may award shares of Common Stock or stock units to such Associate participants and on such bases as it may determine. The Committee may determine the types of awards made, the number of shares, and any other terms, conditions, or restrictions relating to the awards, as it may deem appropriate.

Stock Appreciation Rights. SARs may be granted to such Associate participants and on such terms and conditions as the Plan committee may determine and may be granted independently or in tandem with related awards or options, either concurrently with or after the related award or option date. A SAR will generally entitle an Associate participant to receive the number of shares of jcpenney common stock equal in value to the excess of the fair market value of each share of jcpenney common stock covered by the SAR on the date of exercise over the exercise price of the SAR.

Cash Incentive Awards. The Plan committee may also grant cash incentive awards to such Associate participants upon such terms and conditions as it may determine. Cash incentive awards are annual or long-term performance-based awards expressed in U.S. dollars.

Performance-Based Awards. Any Award granted pursuant to the Plan may be made in the form of a performance-based Award. Performance-based Awards are made based upon the measurement of actual performance against certain Performance Goals over a Performance Cycle. The Committee may use one or more of several business criteria for Performance Goals, including:

•	Earnings Per Share;
•	Total Stockholder Return;
•	Operating Income;
•	Net Income;
•	Cash Flow;
•	Gross Profit;
•	Gross Profit Return on Investment;
•	Return on Equity;
•	Return on Capital;
•	Sales;
•	Revenues;
•	Gross Margin;
•	Gross Margin Return on Investment;
•	Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA);
•	Earnings Before Interest and Taxes (EBIT); and
•	Operating Profit (OP).

These Performance Goals are intended to comply with Section 162(m) of the Code regarding the deductibility of executive compensation. A performance-based award to be paid out as a restricted Equity Award may not have a vesting period of less than one year and a performance-based incentive cash award may not have a Performance Cycle of less than one year.

Terms of Options and SARs. An option or SAR granted under the 2012 Plan will become exercisable upon such terms and at such times as the Plan committee may determine. In the event of employment termination due to death, disability, retirement, or other circumstances, as deemed appropriate by the Plan committee, the Plan authorizes post-termination exercise periods, but not beyond the options’ or SARs’ original expiration date. In no event may an option be exercised (i) in the case of an ISO, more than 10 years after its grant date, and (ii) in the case of a NSO, more than 10 years after its grant date, or such shorter time period as determined by the Plan committee. In no event may the term of any SAR exceed 10 years from the grant date or such shorter time period as determined by the Plan committee.

Transferability. No unearned Stock Award or vested or unvested Stock Option, or any portion thereof, may be assigned or transferred except by will or the laws of descent or distribution, or by such other means as the Plan committee, in its discretion, may approve. No Stock Option or SAR shall be exercisable during the Associate participant’s lifetime except by the Associate participant or the Associate participant’s guardian or legal representative, or other third party, as the Plan committee may determine.

Deferral. Unless specifically provided for in the Notice of Grant or the determination of the Plan committee, no Equity Award shall provide any feature for the deferral of compensation as defined by Treasury Regulation section 1.409A-1(b). Any deferral will be for such period and in accordance with the terms and conditions as the Plan committee may determine and must be in compliance with Code Section 409A. The terms and conditions applicable to such deferral and the terms and conditions evidencing compliance with Code Section 409A shall be set forth in the Notice of Grant or the determinations. The method of payment for, and type and character of, any Award may not be altered by any deferral unless specifically permitted under Code Section 409A and the Treasury Regulations thereunder.

Term of Plan. The 2012 Plan will terminate on May 31, 2017. After this date, no Awards may be made under the Plan and any Performance Goal may be deemed to have been met on such terms as the Committee may determine at the time of grant.

Change in Control. Upon an involuntary termination of an Associate participant’s employment within two years following a Change in Control, the Associate participant shall have the right to exercise any and all Stock Options and SARs held by such Associate participant, and all Stock Awards held by such Associate participant shall immediately vest, be deemed to have been earned and any Performance Goal for the then applicable Performance Cycle met, on such terms and conditions as may be determined by the Plan committee at the time of the grant or award. The Committee has the discretion upon a Change in Control to terminate the Plan and distribute amounts that were vested as of the effective date of the Change in Control within 12 months of the Change in Control event.

Federal Income Tax Consequences

Under current federal tax law, the following discussion summarizes the United States federal income tax consequences generally arising with respect to awards granted under the Plan. This summary is not intended to be exhaustive and the exact tax consequences to any participant will depend on various factors and the participant’s particular circumstances. This summary is based on present laws, regulations and interpretations and is not a complete description of federal tax consequences. This summary of federal tax consequences may change in the event of a change in the Code or regulations thereunder or interpretations thereof. We urge participants in the Plan to consult their tax advisors with respect to any state, local and foreign tax considerations or particular federal tax implications of awards made under the Plan prior to taking action with respect to an award. The Plan is not intended to be a “qualified plan” under Section 401(a) of the Code.

Non-qualified Stock Options. An Associate participant will not be subject to tax at the time an NSO is granted, and no tax deduction is then available to the Company. Upon the exercise of an NSO, an amount equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise will be included in the holder’s ordinary income, and the Company will generally be entitled to deduct the same amount. Upon disposition of shares acquired upon exercise, appreciation or depreciation after the date of exercise will generally be treated by the Associate participant as either capital gain or capital loss.

Incentive Stock Options. An Associate participant will not be subject to regular income tax at the time an ISO is granted or exercised, and no tax deduction is then available to the Company; however, the recipient may be subject to the alternative minimum tax, or AMT, on the excess of the fair market value of the shares received upon exercise of the ISO, or the ISO Shares, over the exercise price. Upon disposition of the shares acquired upon exercise of an ISO, capital gain or capital loss will generally be recognized in an amount equal to the difference between the sale price and the exercise price, as long as the recipient has not disposed of the shares within two years after the date of grant or within one year after the date of exercise and has been employed by the Company or a subsidiary at all times from the grant date until the date three months before the date of exercise (one year in the case of disability).

If the recipient disposes of the ISO Shares without satisfying both the holding period and employment requirements, the recipient will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price except in the case of a failure to satisfy the holding period requirement, in which case the recipient will recognize income equal to the excess of the fair market value of the ISO Shares on the date the ISO is exercised over the exercise price. Any remaining gain or loss being treated as capital gain or loss, respectively. The Company is not entitled to a tax deduction upon either the exercise of an ISO or upon disposition of the ISO Shares acquired pursuant to such exercise, except to the extent that the recipient recognizes ordinary income upon disposition of the shares.

The difference between the exercise price of an ISO and the fair market value of the ISO Shares on the date of exercise is an adjustment to income for purposes of the AMT. The AMT (imposed to the extent it exceeds the taxpayer’s regular tax) is a certain percentage of an individual taxpayer’s alternative minimum taxable income. The AMT is lower than regular tax rates but covers more income. Taxpayers determine their alternative minimum taxable income by adjusting regular taxable income for certain items, increasing that income by certain tax preference items, and reducing this amount by the applicable exemption amount. If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced when the participant sells the ISO Shares by the excess of the fair market value of the ISO Shares as of the date of exercise over the amount paid for the ISO Shares.

Payment of the Exercise Price With Stock. If an Associate participant surrenders common stock which the Associate participant already owns as payment for the exercise price of a stock option, the Associate participant will not recognize gain or loss as a result of such surrender. The number of shares received upon exercise of the option equal to the number of shares surrendered will have a tax basis equal to the tax basis of the surrendered shares. The holding period for such shares will include the holding period for the shares surrendered. The remaining shares received will have a basis equal to the amount includable in the Associate participant’s taxable income upon receipt of such shares. The Associate participant’s holding period for such shares will commence on the day of such exercise.

If, however, the Associate participant surrenders ISO shares as payment for the exercise price of a stock option and the Associate participant has not held the ISO shares for at least two years following the date of grant of the ISO and at least one year following the date of exercise of the ISO, the Associate participant will generally recognize ordinary compensation income with respect to the surrender of the ISO Shares equal to the excess of the fair market value of the surrendered ISO Shares on the date the ISO is exercised over the exercise price of the ISO relating to the surrendered ISO Shares. The tax basis of the number of shares received upon exercise of the stock option equal to the number of ISO Shares surrendered will equal the Associate participant’s basis in the surrendered ISO Shares, plus the amount of ordinary compensation income recognized by the Associate participant. The Associate participant will recognize no gain with respect to the remaining shares received, the tax basis of such shares will be equal to the amount includible in the Associate participant’s taxable income upon receipt of such shares, and the holding period of such shares will begin on the day of such exercise. Upon disposition of the shares acquired upon exercise of the option, the Associate participant will recognize gain or loss, depending on the value of the shares at disposition.

Stock Awards. An Associate participant will be taxed on the fair market value of the shares of stock in the taxable year in which the date of grant occurs, unless the underlying shares are substantially nonvested (i.e. both nontransferable and subject to a substantial risk of forfeiture). However, an Associate participant who wishes to recognize compensation income with respect to substantially non-vested shares in the taxable year in which the date of grant occurs may do so by making a Section 83(b) Election. A Section 83(b) Election is made by filing a written notice with the IRS office with which the Associate participant files his or her federal income tax return. The notice must be filed within 30 days of the Associate participant’s receipt of the stock and must meet certain technical requirements. An Associate participant who is subject to Section 16(b) of the Exchange Act who receives stock will recognize ordinary income equal to the fair market value of the shares of stock received at the later of (i) the applicable date or (ii) the earlier of: (a) the date on which the shares are transferable or (b) the date on which the restrictions lapse, unless the Associate participant makes a Section 83(b) Election to report the fair market value of such shares received as ordinary income in the taxable year of receipt. The Company may deduct an amount equal to the income recognized by the Associate participant at the time the Associate participant recognizes the income, provided that the Associate participant’s compensation is within the statutory limitations of Section 162(m) of the Code. Upon the sale or disposition of shares of stock, an Associate participant will recognize taxable income equal to the difference between the amount realized by the Associate participant on the disposition of the stock and the Associate participant’s basis in the stock. The basis of the restricted shares in the hands of the Associate participant will be equal to the fair market value of the shares of stock on the date the Associate participant recognizes ordinary income as described above. The gain or loss will be taxable to the Associate participant as a capital gain or deductible by the Associate participant as a capital loss (either short-term or long-term, depending on the holding period of the stock), provided that the Associate participant held the stock as a capital asset. During the period in which an Associate participant holds stock, prior to the lapse of the restrictions, if dividends are declared but not distributed to the Associate participant until the restrictions lapse, the dividends will be treated for tax purposes by the Associate participant and the Company in the following manner: (i) if the Associate participant makes a Section 83(b) Election to recognize income at the time of receipt of the stock, the dividends will be taxed as dividend income to the Associate participant when the restrictions lapse and the Company will not be entitled to a deduction and will not be required to withhold income tax, or (ii) if the Associate participant does not make a Section 83(b) Election, the dividends will be taxed as compensation to the Associate participant when the restrictions lapse and will be deductible by the Company and subject to applicable federal income tax withholding at that time. If, instead, the Company pays dividends to the Associate participant prior to the lapse of the restrictions and the Associate participant makes a Section 83(b) Election, the dividends will be taxed as dividend income at the time of payment and will not be deductible by the Company. Conversely, if the Associate participant does not make a Section 83(b) Election, the dividends will be taxed as compensation to the Associate participant at the time of payment and will be deductible by the Company and subject to applicable federal income tax withholding at that time.

Restricted Stock Unit Awards. An Associate participant who is awarded restricted stock units will not recognize taxable income at the time of grant. An Associate participant is taxed upon receipt of payment for an award of restricted stock units, which payment may be in shares of the Company’s common stock or cash. Upon receipt of payment for an award of restricted stock units, the fair market value of the shares or the amount of cash received will be taxed to the Associate participant at ordinary income rates. However, if any shares used as payment for restricted stock units are nontransferable and subject to a substantial risk of forfeiture, the taxable event is deferred until either the restriction on transferability or the risk of forfeiture lapses. The basis of any shares used as payment for restricted stock units will be equal to the fair market value of the shares on the date the Associate participant recognizes ordinary income as described above. The Company may deduct an amount equal to the income recognized by the Associate participant at the time the Associate participant recognizes the income, provided that the Associate participant’s compensation is within the statutory limitations of Section 162(m) of the Code. If the Associate participant receives a dividend equivalent right, such dividend equivalent right will be taxed as compensation to the Associate participant (1) at the time of receipt (if the dividend equivalent right is not subject to a substantial risk of forfeiture, such as vesting conditions), or (2) at the time the applicable restrictions lapse (if the dividend equivalent right is subject to a substantial risk of forfeiture), and will be deductible by the Company and subject to applicable federal income tax withholding at the time it is taxed to the recipient. Upon the sale or disposition of shares of the Company’s common stock used as payment for an award of restricted stock units, an Associate participant will recognize taxable income or loss equal to the difference between the amount realized by the Associate participant on the disposition of the stock and the Associate participant’s basis in the stock. The gain or loss will be taxable to the Associate participant as a capital gain or deductible by the Associate participant as a capital loss (either short-term or long-term, depending on the holding period of the shares of common stock), provided that the Associate participant held the shares as a capital asset.

Stock Appreciation Rights and Other Stock-Based Awards. Associate participants will not realize taxable income upon the grant of a SAR. The federal income tax consequences to a participant of the exercise of a SAR will vary depending on the form of payment. If the SAR is settled in cash or shares of the Company’s common stock that are substantially vested, the Associate participant must include in gross income an amount equal to the value of the consideration received upon such exercise or settlement. If the SAR is settled in shares of the Company’s common stock and the shares are substantially nonvested, then the results discussed above under “Restricted Stock” regarding the taxation of restricted stock and “Section 83(b) Elections” will apply. The Company may deduct an amount equal to the income recognized by the Associate participant at the time the Associate participant recognizes the income, provided the Associate participant’s compensation is within the statutory limitations of Section 162(m) of the Code.

Performance Awards. In order for awards granted under the Plan to qualify as performance-based awards under Section 162(m) of the Code, the grant or vesting of such awards must be subject to the achievement of performance goals based upon the attainment of specified levels of one or more performance measures, as specified in the Plan. Performance measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated and may be based on or adjusted for any other objective goals, events, or occurrences established by the Plan committee for a performance period. Such performance measures may be particular to a line of business, subsidiary or other unit or may be based on the performance of the Company generally.

Section 162(m) of the Code

Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation paid to its covered employees as defined in Section 162(m) of the Code to the extent such compensation exceeds $1,000,000 in any tax year; however, compensation that qualifies as “performance-based compensation” is excluded from this $1,000,000 deduction limit and therefore remains fully deductible by the company that pays it. The Company intends that options granted with an exercise price at least equal to 100% of the fair market value of the underlying shares of common stock of the Company at the date of grant to employees the Plan committee expects to be named executive officers at the time a deduction arises in connection with these options, qualify as “performance-based compensation” so these options will not be subject to the Section 162(m) deduction limitations. It is also the intent of the Company that Performance-Based Awards to employees the Plan committee expects to be named executive officers at the time a deduction arises in connection with these options, qualify as “performance-based compensation” so these options will not be subject to the Section 162(m) deduction limitations. While the Company understands that stock awards or restricted stock unit awards to such individuals that vest solely on the passage of time will be subject to the deduction limitations of Section 162(m) of the Code the Company reserves the right to make grants that do not qualify for the performance exception, and the Company’s tax deductions for those grants may be limited or eliminated as a result of the application of Section 162(m) of the Code.

Section 409A of the Code

For Associate participants who are “key employees,” as defined in Code Section 409A and regulations promulgated under that Section, distributions of certain deferral amounts may occur no earlier than six months following the key employee’s separation from service from the Company. It is the intent of the Company that no awards under the Plan be subject to Section 409A of the Code unless and to the extent that the Plan committee specifically determines otherwise. The terms and conditions of any award made that the Plan committee determines will be subject to Section 409A of the Code will be set forth in the applicable award agreement and will be designed to comply in all respects with Section 409A of the Code. If such award fails to comply with the applicable requirements of Section 409A of the Code, the deferred compensation for the year in which the failure to comply with Section 409A occurs and for all preceding taxable years under the award and the arrangement required to be aggregated with the award may be includible in the participant’s gross income for the taxable year in which the failure occurs, to the extent such amounts are not subject to a substantial risk of forfeiture and have not previously been included in the participant’s gross income. Such amounts are also subject to an additional income tax equal to twenty percent of the amount required to be included in gross income and to interest equal to the underpayment rate specified by the Internal Revenue Service plus one percentage point, on the underpayments of income tax that are deemed to have occurred because the compensation was not included in income for the taxable year when it was first deferred, or if later, when the compensation was no longer subject to a substantial risk of forfeiture.

Non-Associate Director Participants

General. Each director who is presently not an employee of the Company (Non-Associate Director participant) will generally be awarded an Annual Equity Award in an amount which the Board of Directors determines to be competitive by industry standards, and pursuant to such terms, conditions, and restrictions as determined by the Board of Directors. Currently, there are eleven Non-Associate Directors eligible to participate in the Plan. An initial grant will also automatically be granted to each new Non-Associate Director participant upon his or her first being elected as a director in a pro rata amount of the Annual Equity Award for that year, based upon the date of election.

Non-Transferability. A Non-Associate Director participant may not transfer, sell, assign, pledge, or otherwise encumber or dispose of any shares of Common Stock received in connection with an Annual Equity Award while serving as a director.

Federal Income Tax Consequences. The federal income tax implications for Non-Associate Director participants are substantially similar to those for Associate participants, except that Non-Associate Director participants may not receive ISOs or cash incentive awards. Any election to defer compensation and any election to defer distributions will be made in compliance with Code Section 409A, if applicable.

Miscellaneous. The Board of Directors may amend the 2012 Plan from time to time as it deems advisable and may terminate the 2012 Plan at any time. Amendments to increase the total number of shares of the Common Stock reserved under the 2012 Plan or that otherwise constitute material changes to the 2012 Plan under applicable tax or securities laws or the listing standards of the New York Stock Exchange require stockholder approval. Except as otherwise provided in or permitted by the 2012 Plan or by the terms, if any, of an Award under the 2012 Plan, no termination or amendment of the 2012 Plan or change in the terms of an outstanding Award may adversely affect the rights of the holder of any Award without the consent of the holder. If the 2012 Plan is approved by stockholders, no further awards will be granted under any prior plan after the effective date of the 2012 Plan.

PROPOSAL 4 —

APPROVAL OF THE J. C. PENNEY CORPORATION, INC.

MANAGEMENT INCENTIVE COMPENSATION PROGRAM

Introduction. The Board of Directors, on recommendation by the Human Resources and Compensation Committee (the Committee) of the Board of Directors, adopted the J. C. Penney Corporation, Inc. Management Incentive Compensation Program (the Program) on January 10, 2011. The purpose of the Program is to promote our pay-for-performance compensation philosophy by providing cash incentive awards to designated members of our management, who, through their efforts, directly and significantly impact the achievement of our goals and objectives. The Program gives the Committee discretion to choose one or more appropriate performance measures by which to measure executives’ performance in any given performance period. The performance measures are set at the beginning of each performance period.

As described in the Compensation Discussion and Analysis in this Proxy Statement, Section 162(m) of the Internal Revenue Code (Code) places a limit of $1,000,000 on the compensation that we may deduct in any given year with respect to the Chief Executive Officer and certain other of our highly compensated officers. This limit does not apply to “performance-based compensation.” One of the conditions for qualification as “performance-based compensation” is that an independent compensation committee must establish objective performance goals for those executives at the beginning of each performance period using performance measures the material terms of which are approved by stockholders. The Program is designed to comply with the requirements of Section 162(m) of the Code and it is our intention to administer the Program in a manner that complies with Section 162(m) of the Code.

We are seeking to obtain stockholder approval of the Management Incentive Compensation Program so that future qualifying “performance-based compensation” will not be subject to the deduction limitations of Section 162(m). If stockholders do not approve the Management Incentive Compensation Program, the Company may continue to provide cash incentive awards to Associates but such compensation will be subject to the deduction limitations of Section 162(m).

The Board recommends a vote FOR the proposal to approve the Program.

Principal Features of the Management Incentive Compensation Program.

General. The basic features of the Program are summarized below. The Program operates in a similar manner to the J. C. Penney Corporation, Inc. Management Incentive Compensation Program, effective December 31, 2007, which was replaced by the Program effective January 30, 2011.

Administration. The Committee, all of whose members are independent, outside directors, will administer the Program. The Committee will have the authority to grant cash incentive awards upon such terms, consistent with the terms of the Program, as it considers appropriate, to our executive officers and certain other officers. The Committee will have complete authority to interpret all provisions of the Program, to adopt, amend and rescind rules and regulations pertaining to the administration of the Program and to make all other determinations necessary or advisable for the administration of the Program.

The Committee is solely responsible for administering the Program in connection with awards of performance-based compensation to our covered executives that comply with Section 162(m) of the Code. The Program, however, permits the Committee to delegate authority for administration of the Program with respect to executive officers and officers of the Company whose compensation is not subject to the limitations of Section 162(m) of the Code to one or more designees.

Eligibility. Eligibility to participate in the Program will be determined by the Committee or its designee. Eligibility to participate can be determined on an individual basis, or by group, business unit, subsidiary, division, job description, or any other method of classification the Committee or its designee considers appropriate. Currently, it is anticipated that approximately 5,500 Associates will be eligible to participate.

Determination of Performance Measures. Awards may be based on one or more of the following performance measures chosen by the Committee:

•	earnings per share;
•	total stockholder return;
•	operating profit;
•	operating income;
•	net income;
•	cash flow;
•	gross profit;
•	gross profit return on investment;
•	return on equity;
•	return on capital;
•	sales;
•	revenue:
•	gross margin;
•	gross margin return on investment;
•	earnings before interest and taxes (EBIT); and
•	earnings before interest taxes depreciation and amortization (EBITDA).

The Committee or its designee may select different performance measures for different participants in any performance period. The Committee or its designee also selects the relevant performance periods, which may be based on one or more calendar months or one or more fiscal quarters or fiscal years of the Company. In addition to selecting the performance measures, the Committee or its designee will also approve the level of performance that must be attained to earn a payment under an award. The required level of performance that must be attained can be measured as an absolute amount or relative to other periods or to a designated peer group. The performance measure may be tied to performance achieved by the Company or any subsidiary, division, group, business unit, store or any other organizational unit the Committee or its designee may choose.

The Committee is solely responsible for making awards to covered officers that constitute performance-based compensation under Section 162(m) of the Code. The terms for awards intended to constitute performance-based compensation under Section 162(m) of the Code will be determined by the Committee no later than the latest possible date that will not jeopardize the awards from satisfying the requirements of Section 162(m) of the Code.

In addition, for any award that is not intended to constitute performance-based compensation under Section 162(m) of the Code, the performance measures may include, alone or in combination with the performance measures listed above, a subjective evaluation of a participant’s individual performance as compared to the participant’s individual goals for the performance period or on such other subjective performance criteria as may be established by the Committee or its designee.

Determination of Cash Incentive Amounts. The target opportunity for each participant will be determined by the Committee or its designee at the beginning of the performance period. The target opportunity may be established as a set dollar amount or as a percentage of the participant’s compensation (typically based on a percentage of base salary). At the end of the performance period, the Committee or its designee will certify levels of achievement of the performance measures and pay out any earned awards in the form of cash payments. The Committee and its designee, if any, has discretion to exclude the effects of extraordinary items, unusual or non-recurring events, changes in accounting principles or methods, realized investment gains or losses, discontinued operations, acquisitions, divestitures, material restructuring or impairment charges, uninsured losses for natural catastrophes and any other items the Committee or its designee determines is necessary to provide appropriate period-to-period comparisons, so long as with respect to covered officers subject to Section 162(m) of the Code such adjustments are permissible under Section 162(m) of the Code.

Maximum Payments. The maximum amount payable under the Program to any participant for any fiscal year is equal to the lesser of $7 million and 400% of the participant’s base salary as of the date of grant of the award.

Payment. Any amounts payable under the Program shall be paid to a participant in cash at a time determined by the Committee, but in no event will any amount payable under the Program be paid more than two and one-half months after the end of the fiscal year in which the performance period giving rise to such payment ends.

Amendment and Termination. The Board of Directors has a right to amend, modify, suspend, and terminate the Program at any time. No amendment, modification, suspension or termination of the Program can adversely affect the rights of a participant with respect to a performance period that has already begun that has not been completed or with respect to any amounts payable under the Program without the participant’s written consent.

Tax Matters. As described in the Compensation Discussion and Analysis in this Proxy Statement, Section 162(m) of the Code places a limit of $1,000,000 on the compensation that we may deduct in any given year with respect to the Chief Executive Officer and certain other of our highly compensated officers. One of the conditions for qualification as “performance-based compensation” is that the stockholders must approve the material terms of the performance measures and re-approve those material terms every five years. Amounts paid under the objective performance measures established under the Program will, under current tax law, qualify as performance-based compensation if stockholders approve the Program.

PROPOSAL 5 —

ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Human Resources and Compensation Committee of the Board of Directors is responsible for establishing and implementing our executive compensation program. The Human Resources and Compensation Committee determines compensation for each named executive officer other than the CEO. The CEO’s compensation is determined by all of the independent directors of the Board. Our compensation program is designed to retain, attract and develop the best people in retail, and to link compensation to performance. As described in the Compensation Discussion and Analysis section of this Proxy Statement, we recruited a high-caliber team to lead the Company’s transformation in 2011 and their compensation arrangements are heavily weighted to stock versus cash, thus aligning their interests directly with those of our stockholders. Stockholders are encouraged to read the Compensation Discussion and Analysis section for a more detailed discussion of how the Company’s compensation program reflects our overall philosophy and objectives.

As required by Section 14A of the Exchange Act and pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are asking stockholders to vote on the following resolution:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers described in this Proxy Statement in the Compensation Discussion and Analysis section and the tabular disclosure regarding named executive officer compensation together with the accompanying narrative disclosure, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

As an advisory vote, this proposal is non-binding. Although the vote is non-binding, the Board of Directors values the opinions of the Company’s stockholders and will take into account the outcome of the vote when considering future compensation decisions. At the 2011 annual meeting, the Board recommended, and the stockholders approved, holding an annual vote on the compensation of our named executive officers.

The Board recommends a vote FOR the approval of the compensation of the named executive officers.

OTHER BUSINESS MATTERS

Stockholder Proxy Proposal Deadline

Under the rules of the SEC, the date by which proposals of stockholders intended to be presented at the 2013 Annual Meeting of Stockholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting is December 1, 2012.

Stockholder Business — Annual Meeting

Stockholders who wish to introduce an item of business at an annual meeting of stockholders may do so in accordance with jcpenney’s Bylaw procedures. These procedures provide, generally, that stockholders desiring to bring a proper subject of business before the meeting, must do so by a written notice timely received (not later than 90 days in advance of such meeting) by the Corporate Secretary of the Company. Any notice of intent to introduce an item of business at an annual meeting of stockholders must contain the name and address of the stockholder, and a representation that the stockholder is a holder of record and that the stockholder intends to appear in person or by proxy at the meeting. Notice of an item of business shall include a brief description of the proposed business and any material interest of the stockholder in such business.

The chair of the annual meeting may refuse to allow the transaction of any business not presented in compliance with the foregoing procedures.

Timing

It is currently expected that the 2013 Annual Meeting of Stockholders will be held on or about May 17, 2013, in which event any advance notice of nominations for directors and items of business (other than proposals intended to be included in the proxy statement and form of proxy, which as noted above must be received by December 1, 2012) must be given by stockholders and received by the Secretary of the Company by February 16, 2013. The Company does, however, retain the right to change the date of the 2013 Annual Meeting of Stockholders as it, in its sole discretion, may determine. Notice of any change will be furnished to stockholders prior to the expiration of the 90-day advance notice period referred to above. Copies of the Company’s Bylaws are available on our website at www.jcpenney.net or www.jcpenney.com or you may request a copy from the Corporate Secretary of the Company.

Janet Dhillon, Secretary

ANNEX A

2012 J. C. PENNEY COMPANY, INC.

LONG-TERM INCENTIVE PLAN

ARTICLE I

PURPOSE OF PLAN

The purpose of this 2012 Long-Term Incentive Plan is to provide long-term incentives to associates and non-associate directors of J. C. Penney Company, Inc., its subsidiaries and affiliates, or any unit thereof, in order to align the interests of such associates and non-associate directors with those of the Company’s stockholders, to motivate associates to achieve business objectives promoting the long-term growth, profitability and success of the Company, and to assist the Company in retaining and attracting the best associates and non-associate directors in retail.

ARTICLE II

DEFINITIONS

“Associate” shall mean any person who is employed, within the meaning of section 3401 of the Code, by the Company or a Subsidiary.

“Award” shall mean an Equity Award or a Cash Incentive Award.

“Award Notice” shall mean the written notice of an Award to a Participant which sets out the terms of the grant of the Award, including any amendment thereto. Each Award Notice shall be subject to the terms of the Plan.

“Beneficiary” shall mean the beneficiary designated by a Participant, in a manner authorized by the Committee or its designee, to exercise the rights of the Participant in the event of the Participant’s death. In the absence of an effective designation by a Participant, the Beneficiary will be the Participant’s estate.

“Board” shall mean the Board of Directors of the Company.

“Cash Incentive Awards” shall mean annual or long-term Performance Awards issued pursuant to the requirements of Article VIII that are expressed in U. S. currency.

“Cause” shall mean (i) “cause,” or “summary dismissal” as the case may be, as that term may be defined in any written agreement between a Participant and the Company or a Subsidiary that may at any time be in effect, (ii) in the absence of a definition in a then-effective agreement between a Participant and the Company or a Subsidiary (as determined by the Committee), “cause” as that term may be defined in any Award Notice under the Plan, or (iii) in the absence of a definition in a then-effective agreement between a Participant and the Company or a Subsidiary (as determined by the Committee), or any Award Notice under the Plan, termination of a Participant’s Employment with the Company or a Subsidiary on the occurrence of one or more of the following events:

(a)	The Participant’s failure to substantially perform such Participant’s duties with the Company or any Affiliate as determined by the Board or the Company;

(b)	The Participant’s willful failure or refusal to perform specific directives of the Board or the Company, which directives are consistent with the scope and nature of the Participant’s duties and responsibilities;

(c)	The Participant’s conviction of a felony; or

(d)	A breach of the Participant’s fiduciary duty to the Company or any Affiliate or any act or omission of the Participant that (constitutes a violation of the Company’s Statement of Business ethics, (B) results in the assessment of a criminal penalty against the Company, (C) is otherwise in violation of any federal, state, local or foreign law or regulation (other than traffic violations and other similar misdemeanors), (D) adversely affects or could reasonably be expected to adversely affect the business reputation of the Company, or (E) otherwise constitutes willful misconduct, gross negligence, or any act of dishonesty or disloyalty.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and rules and regulations thereunder, as now in force or as hereafter amended.

“Committee” shall mean a committee appointed by the Board in accordance with the by-laws of the Company and the Charter for the Human Resources and Compensation Committee of the Board, or any committee of the Board that replaces the Human Resources and Compensation Committee. The Committee shall consist of at least three Directors who (i) satisfy any applicable standards of independence under the federal securities and tax laws and the listing standards of the New York Stock Exchange (“NYSE”) or any other national securities exchange on which the Common Stock is listed as in effect from time, (ii) qualify as “non-employee directors” within the meaning of Rule 16b-3, and (iii) satisfy the requirements to be considered an “outside director” under section 162(m) of the Code and such Treasury regulations as may be promulgated thereunder. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the members of the Board that otherwise satisfy the requirements to be a member of the Committee.

“Common Stock” shall mean common stock, $0.50 par value per share, of the Company, or any security issued in substitution, exchange or in lieu therefore.

“Company” shall mean J. C. Penney Company, Inc., a Delaware corporation, and any successor thereof.

“Corporation” shall mean J. C. Penney Corporation, Inc., a Delaware corporation, and any successor thereof.

“Covered Employee” shall mean a Participant who is, or is determined by the Committee as likely to become, a “covered employee” within the meaning of section 162(m) of the Code.

“Date of Grant” shall mean the “date of grant” specified in the Award Notice with respect to an Equity Award, which shall be a date not prior to the date on which the Committee takes all actions necessary to grant the Equity Award, and, unless otherwise specified in Determinations adopted by the Committee, shall be:

(a)	for grants of Equity Awards to new hires, the third full Trading Date following the date of public release of the Company’s earnings for the later of (i) the fiscal quarter in which such grant was approved, and (ii) the fiscal quarter in which the Associate’s Employment with the Company began;

(b)	for grants of Equity Awards to selected associates under the Company’s Stock Recognition Award Program or any similar program then in effect and to selected non-executive officer associates for retention, promotion, pay adjustment, or spot recognition purposes, and for other similar off-cycle grants of equity awards, the third full Trading Date following the date of public release of the Company’s earnings for the fiscal quarter in which such grant was approved; and

(c)	for annual grants of Equity Awards to associates, the third full Trading Date following approval of the grant by the Committee.

If the proposed Date of Grant occurs on a date on which Company insiders are prohibited from trading in Common Stock, then the Date of Grant for an Equity Award shall be the first Trading Date following the date specified above on which Company insiders are no longer subject to such prohibition.

“Director” shall mean a member of the Board.

“Disability” shall mean for any Award subject to section 409A of the Code, “Disability” as defined in section 409A(a)(2)(C) of the Code. For any Award not subject to section 409A of the Code, “Disability” shall mean disability as defined in any then effective long-term disability plan maintained by the Company that covers such person, or if such a plan does not exist at any relevant time, “Disability” shall mean the permanent and total disability of a person within the meaning of section 22(e)(3) of the Code. For purposes of determining the time during which an Incentive Stock Option may be exercised under the terms of an Award Notice, “Disability” shall mean the permanent and total disability of a person within the meaning of section 22(e)(3) of the Code. Section 22(e)(3) of the Code provides that an individual is totally and permanently disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

“Employment” shall mean that the provision of services to the Company or a Subsidiary in any capacity as an Associate is not interrupted or terminated. Except as otherwise provided in a particular Award Notice, service shall not be considered interrupted or terminated for this purpose in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Subsidiary, or any successor, in any capacity as Associate, or (iii) any change in status as long as the individual remains in the service of the Company or a Subsidiary in any capacity as Associate. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option, if any leave exceeds ninety (90) days, and re-employment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day that is three (3) months and one (1) day following the expiration of such ninety (90) day period.

“Equity Award” shall mean a Stock Option, Stock Appreciation Right, or Stock Award.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and in effect from time to time, and the regulations promulgated thereunder. Reference in the Plan to any section of the Exchange Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.

“Fair Market Value” shall mean, as of any date, the closing price on such date as reported in the composite transaction table covering transactions of NYSE listed securities, or if such Exchange is closed, or if the Common Stock does not trade on such date, the closing price reported in the composite transaction table on the last trading date immediately preceding such date, or such other amount as the Committee may ascertain reasonably to represent such fair market value; provide, however, that such determination shall be in accordance with the requirements of Treasury Regulation section 1.409A-1(b)(5)(iv), or its successor.

“Incentive Stock Option” shall mean a Stock Option that satisfies the requirements of section 422 of the Code.

“Non-Associate Director” shall mean a member of the Board who is not an Associate.

“Non-Qualified Stock Option” shall mean a Stock Option that is not intended to qualify as an Incentive Stock Option (including, without limitation, any Stock Option to purchase Common Stock originally designated as or intended to qualify as an Incentive Stock Option but which does not (for whatever reason) qualify as an Incentive Stock Option).

“Participant” shall mean an Associate or a Director who has been granted and holds an Award.

“Performance Award” shall mean an Award granted under this Plan of Common Stock, rights based upon, payable in or otherwise related to shares of Common Stock (including Restricted Stock), Restricted Stock Units or cash, as the Committee may determine, at the end of a specified Performance Period based on the attainment of one or more Performance Goals. Performance Awards shall include awards of Performance-Based Compensation.

“Performance-Based Compensation” shall mean a Performance Award to a person who is a Covered Employee that is intended to constitute “performance-based compensation” under section 162(m)(4)(C) of the Code.

“Performance Measure” shall mean any of the following business criteria that may be used by the Company in establishing a Performance Goal:

(a)	Earnings Per Share;

(b)	Total Stockholder Return;

(c)	Operating Income;

(d)	Net Income;

(e)	Cash Flow;

(f)	Gross Profit;

(g)	Gross Profit Return on Investment;

(h)	Return on Equity;

(i)	Return on Capital;

(j)	Sales;

(k)	Revenues;

(l)	Gross Margin;

(m)	Gross Margin Return on Investment;

(n)	Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA);

(o)	Earnings Before Interest and Taxes (EBIT); or

(p)	Operating Profit.

“Performance Goal” shall mean any goal established by the Committee or its designee that must be satisfied before a Performance Award will be payable, in whole or in part, to a recipient of the Award. With respect to an Award that is intended to constitute Performance-Based Compensation, “Performance Goal” shall mean the specific target established by the Committee under section 162(m) of the Code and applicable Treasury regulations thereunder that is based on one or more Performance Measures and that must be met before Performance-Based Compensation will be payable to a Covered Employee.

“Performance Period” shall mean with respect to a Performance Award the period established by the Committee or its designee at the time the Award is granted, or at any time thereafter, during which the performance of the Company, a Subsidiary, or any Associate Participant is measured for the purpose of determining whether and to what extent the Performance Award’s Performance Goal has been achieved.

“Plan” shall mean this 2012 Long-Term Incentive Plan as it may be amended from time to time.

“Prior Plan” shall mean any equity compensation or long-term incentive compensation plan or program previously established and maintained by the Company, including the J. C. Penney Company, Inc. 1997 Equity Compensation Plan, the J. C. Penney Company, Inc. 2001 Equity Compensation Plan, the J. C. Penney Company, Inc. 2005 Equity Compensation Plan, and the J. C. Penney Company, Inc. 2009 Long-Term Incentive Plan.

“Restricted Stock” shall mean any shares of Common Stock granted as an Equity Award that is subject to restrictions or a substantial risk of forfeiture.

“Restricted Stock Unit” shall mean an Equity Award that represents an unsecured promise by the Company to issue a share of Common Stock subject to restrictions or a substantial risk of forfeiture.

“Retirement” shall mean, unless otherwise provided in a particular Award Notice or specified in Determinations adopted by the Committee, an Associate’s termination of Employment with the Company or any of its Subsidiaries other than for Cause on or after the date the employee attains age 55 with at least 15 years of service, or on or after the employee attains age 60 with at least 10 years of service.

“Rule 16b-3” shall mean Rule 16b-3 of the Exchange Act or any successor rule promulgated by the SEC under the Exchange Act.

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended and in effect from time to time, and the regulations promulgated thereunder. Reference in the Plan to any section of the Securities Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.

“Separation Pay Plan” shall mean the J. C. Penney Corporation, Inc. Separation Pay Plan, as such plan may be amended from time to time, and any successor plan or program that replaces the plan.

“Stock Appreciation Right” shall mean a right to receive, on exercise of that right, an amount, in shares of Common Stock, equal to the difference between the Fair Market Value of a share of Common Stock as of the date of exercise of the Stock Appreciation Right and the Fair Market Value of a share of Common Stock as determined under Section 6.3(a).

“Stock Award” shall mean an award of shares of Common Stock, Restricted Stock or a Restricted Stock Unit.

“Stock Option” shall mean a right to purchase from the Company at any time not more than ten years following the Date of Grant, one share of Common Stock for an exercise price not less than the Fair Market Value of a share of Common Stock on the Date of Grant, subject to such terms and conditions established under Section 6.1 hereof. Stock Options may either be Incentive Stock Options or Non-Qualified Stock Options.

“Subsidiary” shall mean any corporation or other entity (other than the Company) in an unbroken chain of corporations or entities beginning with the Company, in which each of the corporations or entities other than the last corporation or other entity in the unbroken chain owns stock or other voting securities constituting fifty percent (50%) or more of the total combined voting power in one of the other corporations or entities in such chain as determined at the point in time when reference is made to such Subsidiary in this Plan.

“Trading Date” shall mean a day on which the Company’s Common Stock trades on the NYSE.

ARTICLE III

SHARES SUBJECT TO THE PLAN

3.1 Shares Available for Awards. Subject to the provisions of this Article 3.1, the maximum number of shares of Common Stock available for Awards under the Plan shall not exceed in the aggregate 7,000,000 shares of Common Stock, consisting of 1,500,000 newly authorized shares of Common Stock, plus up to 5,500,000 shares of Common Stock that on May 18, 2012 are reserved but not then subject to awards under the J. C. Penney Company, Inc. 2009 Long-Term Incentive Plan. The shares of Common Stock available for delivery under this Plan may consist of Common Stock held in treasury, authorized but unissued shares of Common Stock, or shares of Common Stock purchased or held by the Company or a Subsidiary for purposes of the Plan, or shares available from the prior plans, or any combination thereof.

3.2 Shares Again Available. The following shares of Common Stock related to Awards will again be available for issuance under the Plan:

(a)	If an Award is settled without the issuance of shares of Common Stock, whether in whole or in part, that number of shares of Common Stock that were the subject of the Award that were not issued.

(b)	If an Award, or any award under a Prior Plan expires, or is for any reason cancelled, terminated, forfeited or expires, whether in whole or in part, that number of shares of Common Stock that were the subject of the Award, or the award under the Prior Plan that were not issued.

(c)	If a Participant tenders previously owned shares of Common Stock in full or partial payment of the purchase or exercise price of an Award or to satisfy any tax withholding applicable to the Award, that number of shares of Common Stock tendered.

(d)	If a Participant has the Company withhold shares of Common Stock from an Award in full or partial payment of the purchase or exercise price of an Award or to satisfy any tax withholding applicable to the Award, that number of shares of Common Stock withheld.

(e)	If a Participant tenders cash in full or partial payment of the purchase or exercise price of an Award or to satisfy any tax withholding applicable to the Award, that number of shares of Common Stock that could be reacquired in the open market by the Company with such cash proceeds; provided, however, that the number of shares of Common Stock that can be restored does not exceed the number of shares of Common stock that could be purchased at Fair Market Value with the cash proceeds on the date of the exercise of the Stock Option giving rise to the cash proceeds.

Shares of Common stock issued in connection with Awards that are assumed, converted or substituted pursuant to an event described in Section 12.8 or Change in Control or assumed or issued in substitution of awards to employees of companies acquired by the Company shall not reduce the maximum limitation specified in Section 3.1. For purposes of this Section 3.2, if Awards are granted in tandem so that only one may be exercised with the other being surrendered on such exercise, the number of shares of Common Stock subject to the tandem award shall only be taken into account once (and not as to both awards).

3.3 Individual Award Limitations on Equity Awards. Subject to the provisions of Sections 12.7 and 12.8, the following individual Award limits shall apply:

(a)	During the term of the Plan, the maximum number of shares of common stock available for grant as Incentive Stock Options under the Plan shall not exceed the maximum number of shares of Common Stock available for Awards under the Plan as provided in Section 3.1.

(b)	During any two consecutive fiscal years no Participant shall receive Stock Option Awards for more than 4,000,000 shares of Common Stock, or Performance Awards for more than 3,000,000 shares of Common Stock.

ARTICLE IV

ADMINISTRATION

The Plan shall be administered by, or under the direction of the Committee. The Committee shall administer the Plan so as to comply at all times with the Exchange Act and the Code, and shall otherwise have plenary authority to interpret the Plan and to make all determinations specified in or permitted by the Plan or deemed necessary or desirable for its administration or for the conduct of the Committee’s business (“Determinations”). All interpretations and Determinations of the Committee may be made on an individual or group basis, and shall be final, conclusive, and binding on all interested parties. The Committee may delegate, to the fullest extent permitted by law, its responsibilities under the Plan to persons other than its members, subject to such terms and conditions as it may determine, other than: (i) the making of grants and awards under the Plan to individuals subject to Section 16 of the Exchange Act; and (ii) the grant of Performance-Based Compensation. With respect to Participants subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or any action by the Committee or its delegate fails to so comply, such provision or action will, without further action by any person, be deemed to be automatically amended to the extent necessary to effect compliance with Rule 16b-3, provided that if such provision or action cannot be amended to effect such compliance, such provision or action will be deemed null and void, to the extent permitted by law and deemed advisable by the relevant authority. Each Award to a Participant subject to Section 16 of the Exchange Act under this Plan will be deemed issued subject to the foregoing qualification. Further, except as otherwise specifically provided in an Award Notice or the Determinations, Awards under this Plan are generally intended to be exempt from Section 409A of the Code and the Plan shall be interpreted accordingly.

ARTICLE V

ELIGIBILITY

Under the Plan: (i) Awards may be made to such Associates, including officers and Associate Directors of the Company, as the Committee may determine; and (ii) Equity Awards shall be made pursuant to Article X below to individuals who serve as Non-Associate Directors of the Company (including any former Associate Participant). In determining the Associate Participants who are to receive Awards and the number of shares covered by any Equity Award, the Committee may take into account the nature of the services rendered by the Associate Participants, their contributions to the Company’s success, their position levels and salaries, and such other factors as the Committee, in its discretion, may consider relevant in light of the purposes of the Plan.

ARTICLE VI

STOCK OPTIONS AND

STOCK APPRECIATION RIGHTS

6.1 Terms and Conditions of Stock Options. The Committee may grant Stock Options alone or in addition to other Awards granted under this Plan to any Associate Participant. The Committee shall determine (a) whether each Stock Option shall be granted as an Incentive Stock Option or a Non-Qualified Stock Option and (b) the provisions, terms and conditions of each Stock Option including, but not limited to, the vesting schedule, the number of shares of Common Stock subject to the Stock Option, the exercise price of the Stock Option, the period during which the Stock Option may be exercised, repurchase provisions, forfeiture provisions, methods for payment of the exercise price of the Stock Option, acceleration of vesting, if any, in connection with certain termination events, and all other terms and conditions of the Stock Option, subject to the following:

(a)

Form of Stock Option Grant. Each Stock Option granted under the Plan shall be evidenced by a written Award Notice in such form (which need not be the same for each recipient of a Stock Option Award) as the Committee, or its designee may establish from time to time, but which is not inconsistent with the Plan, including any provisions that may be necessary to assure that any Stock Option that is intended to be an Incentive Stock Option will comply with section 422 of the Code. The Award Notice evidencing the Stock Option grant will be delivered to the recipient with a copy of the Plan and other relevant Stock Option documents, within a reasonable time after the Date of Grant.

(b)	Exercise Price. The exercise price of a Stock Option shall be not less than 100% of the Fair Market Value of a share of the Common Stock on the Date of Grant of the Stock Option.

(c)	Exercise Period. Unless otherwise provided in an Award Notice, each Stock Option shall expire and all rights to purchase shares of Common Stock thereunder shall cease not more than ten years after the Date of Grant, or on such other date as is provided by this Plan, and during its term shall be exercisable only on the event or events determined by the Committee and set forth in the Award Notice.

(d)	Limitations on Incentive Stock Options. The aggregate Fair Market Value (determined as of the Date of Grant of a Stock Option) of Common Stock which any Associate is first eligible to purchase during any calendar year by exercise of Incentive Stock Options granted under the Plan and by exercise of incentive stock options (within the meaning of section 422 of the Code) granted under any other incentive stock option plan of the Company or a Subsidiary shall not exceed $100,000. If the Fair Market Value of stock with respect to which all incentive stock options described in the preceding sentence held by any one Participant are exercisable for the first time by such Participant during any calendar year exceeds $100,000, the Stock Options that are intended to be Incentive Stock Options on the Date of Grant thereof for the first $100,000 worth of shares of Common Stock to become exercisable in such year shall be considered to constitute incentive stock options within the meaning of section 422 of the Code and the Stock Options that are intended to be Incentive Stock Options on the Date of Grant thereof for the shares of Common Stock in the amount in excess of $100,000 that become exercisable in that calendar year shall be treated as Non-Qualified Stock Options. If the Code or the Treasury regulations promulgated thereunder are amended after the effective date of the Plan to provide for a different limit than the one described in this Section 6.1(d), such different limit shall be incorporated herein and shall apply to any Stock Options granted after the effective date of such amendment.

(e)	Acquisitions and Other Transactions. The Committee may, from time to time, assume outstanding options granted by another entity, whether in connection with an acquisition of such other entity or otherwise, by either (i) granting a Stock Option under the Plan in replacement of or in substitution for the option assumed by the Company, or (ii) treating the assumed option as if it had been granted under the Plan if the terms of such assumed option could be applied to a Stock Option granted under the Plan. Such assumption shall be permissible if the holder of the assumed option would have been eligible to be granted a Stock Option hereunder if the other entity had applied the rules of this Plan to such grant. The Committee also may grant Stock Options under the Plan in settlement of or substitution for outstanding options or obligations to grant future options in connection with the Company or an Subsidiary acquiring another entity, an interest in another entity or an additional interest in an Subsidiary whether by merger, stock purchase, asset purchase or other form of transaction. Notwithstanding the foregoing provisions of Section 6.1, in the case of a Stock Option issued or assumed pursuant to this Section 6.1(e), the exercise price for the Stock Option shall be determined in accordance with the principles of Sections 424(a) and 409A of the Code, and the Treasury regulations promulgated thereunder.

6.2 Exercise of Stock Options

(a)

Notice. Stock Options may be exercised only by delivery to the Company, or its designee, of notice, in such form as shall be permitted by the Committee or its designee, stating the number of shares of Common Stock being purchased, the method of payment, and such other matters as may be considered appropriate by the Company in connection with the issuance of shares of Common Stock upon exercise of the Stock Option, together with payment in full of the exercise price for the number of shares of Common Stock being purchased. The effective date of exercise of a Stock Option (which in no event, may be beyond the expiration date of the Stock Option) shall be, unless otherwise provided in Determinations adopted by the Committee:

(i)	in connection with a sell order for the underlying stock that is a “Sell-to-Cover Order,” a “Same-Day-Sale Exercise Order,” a Limit Order, a “Good-till” Cancelled Order or the like, the date on which such sell order is actually executed.

(ii)	in connection with an “Exercise and Hold” (cash exercise) transaction, the date the requisite funds are received by the Company at its home office in Plano, Texas or such other location as the Company may designate, or by a third party duly designated by the Company at the offices of such third party, in the manner determined by the Chief Executive Officer or the Chief Talent Officer, or their respective successors by title or office.

provided, however, that if the date of exercise, as otherwise determined pursuant to this Section 6.2(a), including any Determinations adopted by the Committee, is not a Trading Date, the date of exercise shall be deemed to be the next Trading Date. Further, an exercise instruction received after the close of the NYSE on a particular day it shall be deemed received as of the opening of the next Trading Date. If a Stock Option is granted in tandem with any other Equity Award, there shall be surrendered and cancelled from the related Equity Award at the time of exercise of the Stock Option, in lieu of exercise pursuant to the related Equity Award, that number of shares of Common Stock as shall equal the number of shares of Common Stock as to which the tandem Stock Option shall have been exercised.

(b)	Early Exercise. An Award Notice may, but need not, include a provision that permits the Participant to elect at any time while an Associate, to exercise all or any part of the Stock Option before full vesting of the Stock Option. Any unvested shares of Common Stock received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Subsidiary or to any other restriction the Committee determines to be appropriate.

(c)	Payment. Payment equal to the aggregate exercise price for the shares subject to a Stock Option and for which notice of exercise has been provided by an Associate Participant, including an Associate Participant that has terminated Employment, to the Company, along with any applicable withholding taxes as described in Section 12.11, shall be tendered in full, with the notice of exercise, in cash (by check) or, unless otherwise prohibited in a specific Award Notice or by law or applicable regulation, by:

(i)	the actual or constructive transfer to the Company of nonforfeitable, non-restricted shares of Common Stock that have been owned by the Participant for more than six months prior to the date of exercise.

(ii)

using the net proceeds (after paying all selling fees) from the sale of some (the “Sell-to-Cover Exercise Method”) or all (the “Same-Day-Sale Exercise Method”), of the shares of Common Stock received on the exercise of the Stock Option, or from any arrangement pursuant to which an Associate Participant, including those Associate Participants who have terminated Employment, irrevocably instructs a broker-dealer to sell a sufficient portion of such shares to pay the exercise price, along with any applicable withholding taxes as described in Section 12.11, and related fees thereon and deliver the sale proceeds directly to the Company. The value of the shares of Common Stock used in payment of the exercise price under the Sell-to-Cover Exercise Method or the Same-Day-Sale Exercise Method shall be the price at which the Common Stock was sold by the broker-dealer functioning under the Sell-to-Cover Exercise Method or the Same-Day-Sale

Exercise Method on the effective date of exercise as described in Section 6.2(a). The amount of the proceeds to be delivered to the Company by the broker-dealer functioning under the Sell-to-Cover Exercise Method or the Same-Day-Sale Exercise Method shall be credited to the Common Stock account of the Company as consideration for the shares of Common Stock to be issued in accordance with the Sell-to-Cover Exercise or the Same-Day-Sale Exercise Method.

(iii)	through a “margin” commitment from the Associate Participant and a broker-dealer whereby the Associate Participant elects to exercise the Stock Option and to pledge the shares of Common Stock so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer commits upon receipt of such shares of Common Stock to forward the exercise price directly to the Company;

(iv)	by surrender for cancellation of shares of Common Stock at the Fair Market Value per share at the time of exercise under a “net exercise” arrangement; provided, however, that use of a “net exercise” arrangement cannot result in the Stock Option being settled either in whole or in part for cash payable to the Associate Participant;

(v)	in accordance with such other procedures or in such other forms as the Committee shall from time to time determine; or

(vi)	any combination of the above.

On payment of all amounts due from the Participant, the Company shall cause certificates for the Common Stock then being purchased to be delivered as directed by the Associate Participant (or the person exercising the Associate Participant’s Stock Option in the event of his death) at its principal business office promptly after the Exercise Date. If the Associate Participant has exercised an Incentive Stock Option, the Company may at its option retain physical possession of the certificate evidencing the shares acquired upon exercise until the expiration of the holding periods described in section 422(a)(1) of the Code. The obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Stock Option or the Common Stock upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

6.3 Terms and Conditions of Stock Appreciation Rights.

(a)

Grants. The Committee may grant to any Associate Participant a stand-alone Stock Appreciation Right or a Stock Appreciation Right issued in tandem with any other Award. Tandem Stock Appreciation Rights may be granted concurrently with or subsequent to the grant of the related Award. Stock Appreciation Rights shall be subject to such terms and conditions as the Committee shall impose, which shall be included in the Award Notice evidencing the Stock Appreciation Right. The grant of the Stock Appreciation Right shall provide that the holder will be paid for the value of the Stock Appreciation Right in shares of Common Stock. In the event of the exercise of a Stock Appreciation Right, the holder of the Stock Appreciation Right shall receive that number of shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the value obtained by multiplying (i) either (A) in the case of a Stock Appreciation Right issued in tandem with a Stock Option, the difference between the Fair Market Value of a share of Common Stock on the date of exercise over the exercise price per share of the related Stock Option, or (B) in the case of a stand-alone Stock Appreciation Right, the difference between the Fair Market Value of a share of Common

Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the Date of Grant of the Stock Appreciation Right by (ii) the number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised. Notwithstanding the foregoing, the Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of a Stock Appreciation Right, but any such limitation shall be specified at the time that the Stock Appreciation Right is granted and stated in the Award Notice.

(b)	Exercisability. A Stock Appreciation Right granted in tandem with an Incentive Stock Option (i) may be exercised at, and only at, the times and to the extent the related Incentive Stock Option is exercisable, (ii) will expire upon the termination or expiration of the related Incentive Stock Option, (iii) may not result in a Participant realizing more than 100% of the difference between the exercise price of the related Incentive Stock Option and the Fair Market Value of the shares of Common Stock subject to the related Incentive Stock Option at the time the Stock Appreciation Right is exercised, and (iv) may be exercised at, and only at, such times as the Fair Market Value of the shares of Common Stock subject to the related Incentive Stock Option exceeds the exercise price of the related Incentive Stock Option. A Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option will be exercisable as provided by the Committee and will have such other terms and conditions as the Committee may determine. A Stock Appreciation Right may be transferred at, and only at, the times and to the extent the related Stock Option is transferable. If a Stock Appreciation Right is granted in tandem with any other Equity Award, there shall be surrendered and cancelled from the related Equity Award at the time of exercise of the Stock Appreciation Right, in lieu of exercise pursuant to the related Equity Award, that number of shares of Common Stock as shall equal the number of shares of Common Stock as to which the tandem Stock Appreciation Right shall have been exercised.

(c)	Certain Limitations on Non-Tandem Stock Appreciation Rights. A stand-alone Stock Appreciation Right will be exercisable as provided by the Committee and will have such other terms and conditions as the Committee may determine at the time of grant and include in the Award Notice. A stand-alone Stock Appreciation Right is subject to such acceleration of vesting rights as the Committee may determine and is subject to provisions of Section 6.4 of this Plan with respect to any exercise rights an Associate Participant may have following a termination of Employment.

(d)	Limited Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights which will become exercisable only upon the occurrence of such events as the Committee may designate at the time of grant and included in the Award Notice. Such a Stock Appreciation Right may be issued either as a stand-alone Stock Appreciation Right or in tandem with a Stock Option.

(e)	Method of Exercise. Subject to the conditions of this Section 6.3 and such administrative regulations as the Committee may from time to time adopt, a Stock Appreciation Right may be exercised only by delivery to the Company, or its designee, of written notice setting forth the number of shares of Common Stock with respect to which the Stock Appreciation Right is to be exercised. Unless otherwise provided in Determinations adopted by the Committee, the effective date of exercise of a Stock Appreciation Right shall be the date of receipt of the written notice by the Company at its home office in Plano, Texas or such other location as the Company may designate, or by a third party duly designated by the Company at the office of that third party, in the manner determined by the Company or its designee. If the date of receipt of written notice of exercise is not a Trading Date, the date of exercise shall be deemed to be the next Trading Date. Further, if written notice of exercise is received after the close of the NYSE on a particular day it shall be deemed received as of the opening of the next Trading Date.

6.4 Exercise of a Stock Option or a Stock Appreciation Right Following Termination of Employment. Unless (i) otherwise modified pursuant to Determinations adopted by the Committee, or (ii) a more generous post-termination exercise period is otherwise provided with respect to a particular termination event listed in this Section 6.4 (A) in any written agreement between an Associate Participant and the Company or a Subsidiary that may at any time be in effect, or (B) in the absence of an agreement between an Associate Participant and the Company or a Subsidiary (as determined by the Committee, or its designee) that may at any time be in effect, in an Award Notice, a participant shall have the right to exercise a Stock Option or a Stock Appreciation Right following a termination of Employment as follows:

(a)	Termination of Employment with Cause. If the Associate Participant’s Employment with the Company is terminated for Cause, then, notwithstanding any other provision of this Section 6.4(a), all Stock Options or Stock Appreciation Rights granted to the Associate Participant, whether vested, exercisable or otherwise, shall immediately expire, terminate, or be forfeited and cancelled as of the effective date of the Associate Participant’s termination of Employment.

(b)	Termination of Employment without Cause. If the Associate Participant’s Employment with the Company is terminated (i) involuntarily without Cause, and (ii) the termination of the Associate Participant’s Employment would not otherwise qualify as a Retirement, any vested but unexercised Stock Options or Stock Appreciation Rights shall continue to be exercisable through the earlier of (x) ninety (90) days following the effective date of the termination of the Associate Participant’s Employment, and (y) the Award’s original expiration or termination date. Any Stock Options or Stock Appreciation Rights that are not vested or exercisable on the effective date of the Associate Participant’s termination of Employment other than for Cause, shall immediately expire, terminate, or be forfeited and cancelled as of the effective date of the Associate Participant’s termination of Employment.

Notwithstanding the foregoing, if an Associate Participant’s Employment terminates due to an involuntary termination of Employment without Cause and (i) the Associate Participant is a party to any form of executive termination pay agreement between the Associate and the Corporation that does not provide for any period following a termination of Employment in which the Associate Participant may exercise any vested but unexercised Stock Option, and (ii) the termination of the Associate Participant’s Employment would not otherwise qualify as a Retirement, or a termination as a result of a unit closing, job restructuring, position elimination or reduction in force, as determined by the Committee, or its designee, and as defined in the Company’s then existing and effective Separation Pay Plan, any vested but unexercised Stock Options or Stock Appreciation Rights shall continue to be exercisable through the earlier of (x) one hundred and twenty (120) days following the effective date of the termination of the Associate Participant’s Employment, and (y) the Award’s original expiration or termination date.

(c)	Termination of Employment as a Result of Disability or Retirement. If the Associate Participant’s Employment with the Company is terminated as a result of the Associate Participant’s Disability or Retirement, any vested, but unexercised Stock Options or Stock Appreciation Rights shall continue to be exercisable through the earlier of (i) five (5) years following the effective date of such termination of the Associate Participant’s Employment, and (ii) the Award’s original expiration or termination date. Any Stock Options or Stock Appreciation Rights that are not vested or exercisable on the effective date of the Associate Participant’s termination of Employment as result of the Associate Participant’s Disability or Retirement shall immediately expire, terminate, or be forfeited and cancelled as of the effective date of the Associate Participant’s termination of Employment.

(d)

Termination of Employment As a Result of Death. If the Associate Participant’s Employment with the Company is terminated as a result of the Associate Participant’s death, any vested, but unexercised Stock Options or Stock Appreciation Rights shall continue to be exercisable by the Associate

Participant’s Beneficiary through the earlier of (i) five (5) years following the effective date of such termination of the Associate Participant’s Employment, and (ii) the Award’s original expiration or termination date. Any Stock Options or Stock Appreciation Rights that are not vested or exercisable on the effective date of the Associate Participant’s termination of Employment as result of the Associate Participant’s death shall immediately expire, terminate, or be forfeited and cancelled as of the effective date of the Associate Participant’s termination of Employment.

(e)	Termination of Employment as a Result of a Unit Closing, Job Restructuring, Job Elimination, or Reduction in Force. If the Associate Participant’s Employment with the Company is terminated (i) as a result of unit closing, job restructuring, position elimination or reduction in force, as determined by the Committee, or its designee, and as defined in the Company’s then existing and effective Separation Pay Plan, and (ii) the termination of the Associate Participant’s Employment would not otherwise qualify as a Retirement, any vested but unexercised Stock Options or Stock Appreciation Rights shall continue to be exercisable through the earlier of (x) two (2) years following the effective date of the termination of the Associate Participant’s Employment, and (y) the Award’s original expiration or termination date. Any Stock Options or Stock Appreciation Rights that are not vested or exercisable on the effective date of the Associate Participant’s termination of Employment as result of a unit closing, job restructuring or reduction in force shall immediately expire, terminate, or be forfeited and cancelled as of the effective date of the Associate Participant’s termination of Employment.

(f)	Termination of Employment as a Result of the Assumption of a Position with a Governmental, Not-for-Profit, or Educational Institution. If the Associate Participant’s Employment with the Company is terminated (i) as a result of the assumption of a position with a governmental, not-for-profit, or educational institution, and (ii) the termination of the Associate Participant’s Employment would not otherwise qualify as a Retirement, any vested but unexercised Stock Options or Stock Appreciation Rights the Committee or its designee shall determine whether the Associate Participant has earned, in full or in part, any Stock Options or Stock Appreciation Rights granted to him, and in the event of a positive determination, shall prescribe rules covering the terms and duration of any post-termination exercise period for the Stock Options or Stock Appreciation Rights, if applicable (which may not exceed the original expiration date for the Stock Options or Stock Appreciation Rights or such other limit on the extension of the exercise period as provided in the Plan); and shall authorize, to the extent necessary or appropriate, a third party (including, but not limited to, the trustee of a “blind” trust) acceptable to the applicable governmental or institutional authorities to make determinations with respect to such Stock Options or Stock Appreciation Rights on behalf of the Associate Participant.

6.5 Committee Discretion. Notwithstanding anything to the contrary contained in this Article VI, the Committee or its designee may, at or after the date of grant, accelerate or waive any conditions to the exercisability of any Stock Option or Stock Appreciation Right granted under the Plan, and may permit all or any portion of any Stock Option or Stock Appreciation Right to be exercised following a Participant’s termination of Employment for any reason on such terms and subject to such conditions as the Committee or its designee may determine for a period up to and including, but not beyond, the Award’s original expiration or termination date.

ARTICLE VII

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1 In General. The Committee may grant a Stock Award (including any associated dividend equivalent right) to Associate Participants on such terms and conditions as the Committee may determine.

7.2 Terms and Conditions. The Committee shall determine the types of Stock Awards made, the number of shares, share units, or dividend equivalent rights covered by such awards, and any other terms and conditions relating to the Stock Awards as it considers appropriate, including any vesting conditions (including any vesting conditions necessary to comply with the laws of the State of Delaware) or restrictions on the delivery of Common Stock payable in connection with a Stock Award and restrictions that could result in the future forfeiture of all or part of any Common Stock earned. Unless otherwise provided in Determinations adopted by the Committee, a Stock Award that is an award of Restricted Stock or Restricted Stock Units may not vest in whole in less than three years from the date of grant (although individual Stock Award shares may vest in equal annual installments over a period of not less than three years) except in certain limited situations such as for new hires, Retirement and similar situations warranting a shorter or no vesting period, as may be determined by the Committee; provided, however, that, unless otherwise provided in Determinations adopted by the Committee, a Stock Award that is a Performance Award may not vest in whole in less than one year from the date of grant.

7.3 Restricted Stock Terms and Conditions. Restricted Stock shall be represented by a stock certificate registered in the name of the Associate Participant granted such Restricted Stock. Such Associate Participant shall have the right to enjoy all shareholder rights during the any applicable restriction period except that:

(a)	The Participant shall not be entitled to delivery of the stock certificate until the Restriction Period shall have expired.

(b)	The Company may either issue shares subject to such restrictive legends and/or stop-transfer instructions as it considers appropriate or provide for retention of custody of the Common Stock during the Restriction Period.

(c)	The Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Common Stock during the Restriction Period, except that it may be transferable by assignment by the Participant to the extent provided in the applicable Restricted Stock Award agreement.

(d)	A breach of the terms and conditions established by the Committee with respect to the Restricted Stock shall cause a forfeiture of the Restricted Stock, and any dividends withheld thereon.

(e)	Dividends payable in cash or in shares of stock or otherwise may be either currently paid or withheld by the Company for the Participant’s account. At the discretion of the Committee, interest may be paid on the amount of cash dividends withheld, including cash dividends on stock dividends, at a rate and subject to such terms as determined by the Committee.

Provided, however, and the provisions of Section 7.5 to the contrary notwithstanding, in lieu of the foregoing, the Committee may provide that no shares of Common Stock be issued until any applicable restriction period is over and further provide that the shares of Common Stock issued after the restriction period has been completed, be issued in escrow and/or be legended and that the Common Stock be subject to restrictions including the forfeiture of all or a part of the shares.

7.4 Payment for Restricted Stock. A Participant shall not be required to make any payment for Restricted Stock unless the Committee so requires.

7.5 Forfeiture Provisions. Subject to Section 9.2, in the event an Associate Participant terminates Employment during a restriction period for the Associate Participant’s Restricted Stock or Restricted Stock Units, such Stock Awards to the extent not otherwise vested will be forfeited; provided, however, that the Committee or its designee may provide for prorated or full vesting in the event of the Associate Participant’s (a) death, (b) Disability, (c) Retirement, (d) a unit closing, job restructuring, job elimination or reduction in force, as determined by the Committee or its designee and as defined in the Separation Pay Plan, or (e) involuntary termination of Employment other than for Cause. Any Restricted Stock Unit that is not, in all cases, due and payable not later than 2 1/2 months following the calendar year, or if later, the Company’s fiscal year, in which the Restricted Stock Unit ceases to be subject to a “substantial risk of forfeiture” within the meaning section 409A of the Code, will be designed to comply with the requirements of section 409A of the Code.

ARTICLE VIII

PERFORMANCE AWARDS

8.1 In General. An Award granted under the Plan may be in the form of a Performance Award.

8.2 Establishment of Performance Goals. Performance Goals applicable to a Performance Award shall be established by the Committee on or before the Date of Grant and not more than a reasonable period of time after the beginning of the relevant Performance Period. For purposes of Performance Awards that are intended to constitute Performance-Based Compensation the Performance Goal shall, pursuant to Section 12.14, be determined by the Committee no later than the latest possible date permitted under section 162(m) of the Code and the Treasury regulations thereunder that will not jeopardize such Performance Award’s qualifying as Performance-Based Compensation. Such Performance Goals may include or be based upon any one or more Performance Measures. Performance Goals may be based on the Company’s consolidated results or the results of any segment or other subset of the Company’s business, and may be calculated in accordance with generally accepted accounting principles or any other management accounting principle. At any time prior to distribution of a Performance Award, the Committee may modify the Performance Goals applicable to such Performance Award if it determines that unforeseen events have occurred which have had a substantial effect on the Performance Goals and such unforeseen events would otherwise make application of the original Performance Goals unfair; provided, however, that no such change or modification may be made to the extent it would cause compensation payable to any Associate Participant who is a Covered Employee to cease to satisfy the requirements of section 162(m) of the Code.

8.3 Levels of Performance Required to Earn Performance Awards. At or about the same time that Performance Goals are established for a Performance Period applicable to a Performance Award, the Committee shall in its absolute discretion establish the percentage of the Performance Award granted for such Performance Period which shall be earned by the Associate Participant for various levels of performance measured in relation to achievement of Performance Goal for such Performance Period.

8.4 Other Restrictions. The Committee shall determine any other terms and conditions applicable to any Performance Award, including any vesting conditions or restrictions on the delivery of Common Stock payable in connection with the Performance Award and restrictions that could result in the future forfeiture of all or part of any Common Stock earned. The Committee may provide that shares of Common Stock issued in connection with a Performance Award be held in escrow and/or legended. Unless otherwise provided in Determinations adopted by the Committee (i) a Performance Award, other than a restricted Equity Award, may not vest, or be deemed to be earned, in whole in less than three years from the date of grant (though portions of an individual award may vest or be deemed to be earned in equal annual installments over a period of not less than three years), and (ii) a Performance Award to be paid out as a restricted Equity Award may not have a vesting period of less than one year.

8.5 Notification to Associate Participants. Promptly after the Committee has established or modified the Performance Goal with respect to a Performance Award, the Associate Participant shall be provided with a written Award Notice that will include the terms of the Performance Award including the Performance Goal so established or modified.

8.6 Measurement of Performance Against Performance Goals. The Committee shall, as soon as practicable after the close of a Performance Period, determine:

(a)	the extent to which the Performance Goals for such Performance Period have been achieved; and

(b)	the percentage of the Performance Awards earned as a result.

Notwithstanding the foregoing, if and to the extent the applicable Award Notice permits, the Committee may, in its sole discretion, reduce the percentage of any Performance Award otherwise determined for a Performance

Period, and such reduced percentage shall be the amount earned by the Associate Participant. All determinations of the Committee shall be absolute and final as to the facts and conclusions therein made and are binding on all parties. Promptly after the Committee has made the foregoing determination, each Associate Participant who has earned Performance Award shall be notified thereof. For all purposes of this Plan, notice shall be deemed to have been given the date action is taken by the Committee making the determination. An Associate Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of all or any portion of a Performance Awards during the Performance Period, except that a Performance Award may be transferable by assignment by an Associate Participant to the extent provided in the applicable Award Notice, or specified in Determinations adopted by the Committee.

8.7 Treatment of Performance Awards Earned. Upon the Committee’s determination that a percentage of any Performance Award has been earned for a Performance Period, Associate Participants to whom such earned Performance Award has been granted and who have been (or were) in the employ of the Company or a Subsidiary thereof continuously from the Date of Grant, shall be entitled, subject to the other conditions of this Plan, to payment in accordance with the terms and conditions of their Performance Awards as set forth the Award Notice. Such terms and conditions may permit or require the payment of any applicable withholding taxes pursuant to Section 12.11. Performance Awards shall under no circumstances become earned or have any value whatsoever for any Associate Participant who is not in the employ of the Company or its Subsidiaries continuously during the entire Performance Period for which such Performance Award was granted.

8.8 Distribution. Distributions payable pursuant to Section 8.7 shall be made, subject to Section 12.15, as soon as practicable after the Committee determines the Performance Award have been achieved, but in no event more than 2 1/2 months after the end of the fiscal year in which the Performance Period applicable to the Performance Award ends.

8.9 Non-Disqualifying Termination of Employment. The only exceptions to the requirement of continuous Employment during a Performance Period for distribution of an amount earned under a Performance Award are termination of an Associate Participant’s Employment by reason of death (in which event the Performance Award may be transferable by will or the laws of descent and distribution only to such Participant’s Beneficiary designated to receive the Performance Award or to the Participant’s applicable legal representatives, heirs or legatees), Disability, Retirement, involuntary termination of Employment other than for Cause (including an involuntary termination of Employment as a result of a unit closing, job restructuring, position elimination or reduction in force as determined by the Committee or its designee and as defined in the Company’s then existing and effective Separation Pay Plan), and such other events as may be specified in Determinations adopted by the Committee. In such instance a distribution of the Performance Award shall be made pursuant to the terms of the Performance Award as determined by the Committee or designee and included in the Award Notice.

8.10 Cash Incentive Awards. Performance Awards granted by the Committee under this Article VIII may take the form of Cash Incentive Awards. Cash Incentive Awards may be granted by the Committee to Associate Participants on such terms and conditions as the Committee may determine, but in all instances in compliance with the requirements of this Article VIII and section 409A of the Code or any exemptions therefrom. The value of a Cash Incentive Award may not exceed the product of $2,000,000 and the number of years in the applicable Performance Period.

ARTICLE IX

CHANGE IN CONTROL

9.1 Definitions. For purposes of this Article IX the following definitions shall apply:

(a)	Change in Control. “Change in Control” shall, unless modified pursuant to Determinations adopted by the Committee, generally have the meaning specified in Section 409A of the Code, and any regulations and guidance promulgated thereunder and shall, subject to any additional requirements of Treasury Regulation section 1.409A-(3)(i)(5)(v), mean:

(i)	Change of Ownership. A Change of ownership occurs on the date that a person or persons acting as a group acquires ownership of stock of the Company that together with stock held by such person or group constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company.

(ii)	Change in Effective Control. Notwithstanding whether the Company has undergone a change of ownership as described in Section 9.1(a)(i), a change of effective control occurs:

(A)	when a person or persons acting as a group acquires within a 12-month period 30 percent or more of the total voting power of the stock of the Company, or

(B)	a majority of the Board is replaced within a 12-month period by directors whose appointment or election is not approved by a majority of the members of the Board before such appointment or election.

A change in effective control also may occur in any transaction in which either of the two corporations involved in the transaction has a Change in Control Event (i.e. multiple change in control events). For purposes of this Section 9.1(a)(ii), (x) shares of Common Stock beneficially owned for more than 12 months (as of the applicable date in question) by either Vornado Realty Trust and its controlled affiliates, or by Pershing Square Capital Management, L.P. or its controlled affiliates or any investment fund advised by Pershing Square Capital Management, L.P. or its controlled affiliates shall not be considered for purposes of determining whether a change in effective control has occurred and (y) any acquisition by the Company of its own stock within a 12-month period, either through a transaction or series of transactions, that, immediately following such acquisition, results in the total voting power of a person or persons acting as a group to equal or exceed 30 percent of the total voting power of the stock of the Company will not constitute a change in effective control of the Company for purposes of this Section 9.1(a)(ii).

(iii)	Change in Ownership of a Substantial Portion of the Company’s Assets. Change in ownership of a substantial portion of the Company’s assets occurs when a person or persons acting as a group acquires assets that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all assets of the Company immediately prior to the acquisition. A transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to –

(A)	A shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(B)	An entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(C)	A person, or more than one person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the Company; or

(D)	An entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in paragraph (iii).

Persons will not be considered to be acting as a group solely because they purchase assets of the Company at the same time, or as a result of the same public offering. Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets, or similar business transaction with the Company.

(b)	Employment Termination. “Employment Termination” shall be deemed to have occurred when an Associate Participant has a separation from service:

(i)	within two years following the effective date of a Change in Control because of an Involuntary Separation from Service other than for Cause; or

(ii)	where the basis for the Participant Associate’s Employment Termination is the occurrence of a Good Reason event described in Section 9.1(c), within two years of the initial existence of any condition that would constitute Good Reason and within two years following the effective date of a Change in Control.

An Employment Termination shall not include a termination by reason of the Associate Participant’s death, Disability, Retirement termination of Employment other than a separation from service for Good Reason.

(c)	Good Reason. “Good Reason” shall mean a condition resulting from any of the actions listed below taken by the Company or a Subsidiary, without the consent of the Associate Participant, directed at an Associate Participant:

(i)	a material decrease in the Participant’s salary or incentive compensation opportunity (the amount paid at target as a percentage of salary under the Management Incentive Compensation Program) as in effect immediately prior to the Change in Control, or

(ii)	failure by the Service Recipient to pay the Participant a material portion of the Participant’s current base salary, or incentive compensation within seven days of its due date, or

(iii)	a material adverse change in the Participant’s reporting responsibilities, duties, or authority as compared with pre-Change in Control responsibilities, duties, or authority, or

(iv)	a material diminution in the authority, duties, or responsibilities of the supervisor to whom the Participant is required to report, including a requirement that a Participant report to a corporate officer or employee instead of reporting directly to the Board or the Board of the Corporation, as the case may be, or

(v)	a material diminution in the budget over which the Participant retains authority as compared to the pre-Change in Control budget, or

(vi)	the Service Recipient’s requiring the Participant to change the principal location at which the Participant must perform services to a location that is more than 50 miles from the location where the Participant performed such services immediately prior to the Change in Control, or

(vii)

discontinuance of any material paid time off policy, fringe benefit, welfare benefit, incentive compensation, equity compensation, or retirement plan (without substantially equivalent compensating remuneration or a plan or policy providing substantially similar benefits) in which the Participant participates or any action that materially reduces such Participant’s benefits or payments under such plans, as in effect immediately before the Change in Control, provided, that in either case such discontinuance or other action results in a material decrease in the Participant’s overall compensation, provided, however, that the Associate Participant must provide notice to the Corporation of the existence of any condition described above within 90 days of the initial existence of the condition, upon the notice of which the Corporation shall have 30 days during which it or a Service Recipient may remedy the condition. Any separation from service as a result of a Good Reason condition must occur within two years of the initial existence of the condition and of the Change in Control in order for benefits to be due hereunder. A separation from service for Good Reason will be treated as an Involuntary Separation from Service for purposes of the Plan.

(d)	Involuntary Separation from Service. “Involuntary Separation from Service” shall mean separation from service due to the independent exercise of the unilateral authority of the Company or a Subsidiary, as applicable, to terminate the Associate Participant’s services, other than due to the Associate Participant’s implicit or explicit request, where the Associate Participant was willing and able to continue performing services, within the meaning of section 409A of the Code and Treasury Regulation section 1.409A-1(n)(1) or any successor thereto.

9.2 Effect on Awards. On an Employment Termination, an Associate Participant shall have the right to exercise any and all Stock Options and Stock Appreciation Rights held by the Associate Participant, and all Stock Awards held by the Associate Participant shall immediately vest, be deemed to have been earned and any Performance Goal for which the applicable Performance Period has yet to be completed shall be deemed to have been achieved, on such terms and conditions as may be determined by the Committee at the time of the grant or award and included in the Award Notice; provided, that, the duration of any exercise period following Employment Termination for a Stock Option or Stock Appreciation Right may not exceed the original exercise period; provided, further, that any vested Stock Awards that are Restricted Stock Units or vested Cash Incentive Awards, shall be distributed no later than the deadline for distribution specified in Sections 7.5 and 8.8 above. The Committee may exercise discretion to terminate the Plan upon a Change in Control and distribute amounts that were vested as of the effective date of the Change in Control within 12 months of the Change in Control event.

ARTICLE X

NON-ASSOCIATE DIRECTOR PARTICIPANT AWARDS

10.1 General Provisions. Subject to the terms and conditions of this Article X, each Director who is designated by the Board as a Non-Associate Director Participant on the date of grant shall automatically be awarded an annual Equity Award in an amount and in such form which the Board determines and pursuant to such terms, conditions, and restrictions as determined by the Board (the “Annual Equity Award”). Such Annual Equity Awards shall begin in May 2012 and continue through May 31, 2017, unless earlier terminated by the Board. The date of each Annual Equity Award shall be the third full Trading Date following the later of: (i) the date on which the Annual Meeting of the Company’s stockholders, or any adjournment thereof, is held (“Annual Meeting”); and (ii) the date on which the Company’s earnings for the fiscal quarter immediately preceding such Annual Meeting date are released to the public. Also, Equity Awards in a pro rata amount of the Annual Equity Award for that year, based on the date of election, shall automatically be granted to each individual (other than a former Associate Participant) who is first elected a Non-Associate Director and determined by the Board to be a Non-Associate Director Participant after May 18, 2012, on the third full Trading Date following the effective date of such election.

10.2 Non-Transferability. A Non-Associate Director Participant may not transfer, sell, assign, pledge, or otherwise encumber or dispose of any shares of Common Stock received in connection with an Annual Equity

Award prior to the time his or her service as a director expires or is terminated, other than by will or the laws of descent and distribution or by such other means as the Committee, in its discretion, may approve from time to time and any attempt to do so shall be void.

10.3 Right to Tender, Exchange. Notwithstanding Section 10.3 above, a Non-Associate Director Participant (including for purposes of this paragraph a Non-Associate Director Participant’s guardian or legal representative) shall have, with respect to any shares covered by an Annual Equity Award and any shares already received pursuant to an Annual Equity Award under this Plan, the right to: (i) tender or exchange any such shares in the event of any tender offer or exchange within the meaning of Section 14(d) of the Exchange Act or any plan of merger approved by the Board; and (ii) sell or exercise any option, right, warrant, or similar property derived from or attributable to such shares after such option, right, warrant, or similar property becomes transferable or exercisable. If any shares covered by an Annual Equity Award are tendered or exchanged or any option, right, warrant, or similar property attributable thereto is sold, exercised, or redeemed for value, the cash and/or property received shall be delivered to the Company (or its successor) and held subject to the restrictions of the Plan as if it were the stock itself.

10.4 Non-Associate Director Participant’s Termination. If a Non-Associate Director Participant’s service as a director of the Company terminates on account of any act of: (i) fraud or intentional misrepresentation; or (ii) embezzlement, misappropriation, or conversion of assets or opportunities of the Company or any subsidiary of the Company, such termination will be considered a “Non-Qualifying Termination.” All other terminations, including termination by reason of death, will be considered “Qualifying Terminations.” In the event of a Non-Qualifying Termination, all outstanding restricted Equity Awards made pursuant to this Section shall be forfeited or canceled, as the case may be.

10.5 Stock In Lieu of Cash. A Non-Associate Director Participant may also elect to receive Common Stock in lieu of the cash compensation payable for services rendered as a director, so long as such election is made in accordance with Section 16 of the Exchange Act and on such other terms and conditions as may be determined from time to time by the Board. Any such Common Stock issued to a Non-Associate Director Participant in lieu of cash compensation will automatically vest (become non-forfeitable and freely transferable) in the Non-Associate Director Participant on the date of issuance.

ARTICLE XI

AMENDMENT AND TERMINATION

No Award may be made under the Plan after May 31, 2017. The Board may terminate the Plan or make such amendments as it deems advisable, including, but not limited to, any amendments to conform to or reflect any change in any law, regulation, or ruling applicable to an Award or the Plan, provided, however, that the Board may not, without approval by affirmative vote of the holders of a majority of the outstanding stock of the Company having general voting power: (i) take any action which will increase the aggregate number of shares of Common Stock which may be issued under the Plan (except for adjustments pursuant to Section 3.2 and Section 12.7 of the Plan); (ii) decrease the grant or exercise price of any Award to less than fair market value of its underlying Common Stock on the date of grant; (iii) change the individual award limits found in Section 3.3 or any other maximum limit included in the Plan to comply with requirements for performance-based compensation under Section 162(m) of the Code; (iv) change the separate limit for Incentive Stock Options set forth in Section 3.3; (v) change the class of Associate Participants eligible for Awards under Article V; or (vi) change the Performance Measures applicable to Performance Awards. Except as otherwise provided in or permitted by the Plan or by the terms, if any, of an Award under the Plan, no termination or amendment of the Plan or change in the terms of an outstanding Award may adversely affect the rights of the holder of any Award without the consent of the holder.

ARTICLE XII

MISCELLANEOUS PROVISIONS

12.1 Interpretive Matters. Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine the feminine or neuter, and the singular shall include the plural, and vice versa. The term “include” or “including” does not denote or imply any limitation. The headings and captions herein are provided for reference and convenience only, shall not be considered a part of this Plan, and shall not be employed in the interpretation of this Plan.

12.2 Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Subsidiaries, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Subsidiaries, and a Participant. To the extent any person has or acquires a right to receive a payment in connection with an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

12.3 No Right to Continued Employment. Neither the Plan nor any Award under the Plan shall confer on a Participant any right with respect to continuation of the Participant’s Employment with the Company or any Subsidiary nor shall the Plan or an Award interfere in any way with the right of the Company or a Subsidiary to terminate the Employment of any of its employees at any time.

12.4 No Effect on Retirement and Other Benefit Plans. Except as may otherwise be specifically stated under any employee benefit plan, policy, or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy, or program. The Plan is not a “welfare plan” or “pension plan” under the Employee Retirement Income Security Act of 1974, as amended.

12.5 Stockholder Rights. A Participant (including for purposes of this Section, a Participant’s legatee, distributee, guardian, legal representative, or other third party, as the Committee may determine) shall have no stockholder rights with respect to any shares of Common Stock subject to an Equity Award until such shares of Common Stock are issued to the Participant. Shares of Common Stock shall be deemed issued on the date on which they are issued in the Participant’s (as this term is defined in the preceding sentence) name.

12.6 Indemnification. Each person who is or shall have been a member of the Board or of the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed on or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be made party or in which he may be involved by reason of any determination, interpretation, action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation, By-laws, by contract, as a matter of law, or otherwise.

12.7 Adjustments in Capitalization. In the event of any change in the number of shares of Common Stock outstanding, or the assumption and conversion of outstanding Awards, by reason of any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, an equitable and proportionate adjustment shall be made to: (1) the exercise price under each unexercised Stock Option; (2) the exercise price under each unexercised Stock Appreciation

Right; and (3) the number and class of shares which may be issued on exercise of Stock Options and Stock Appreciation Rights granted and for Stock Awards, including restricted stock units, and any remaining shares reserved under the Plan. Any such adjustment with respect to each Stock Option or Stock Appreciation Right shall be consistent with the requirements applicable to exempt stock rights under Treasury Regulations section 1.409A-1(b)(5) or its successor. Any adjustment with respect to Incentive Stock Options shall also conform to the requirements of section 422 of the Code.

12.8 Prohibition on Repricing. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, Common Shares, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Shares or other securities, or similar transaction(s)), the Company may not (a) amend the terms of outstanding Stock Options or Stock Appreciation Rights to reduce the exercise price of such outstanding Stock Options or Stock Appreciation Rights; (b) cancel outstanding Stock Options or Stock Appreciation Rights in exchange for Stock Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Stock Options or Stock Appreciation Rights; or (c) cancel outstanding Stock Options or Stock Appreciation Rights with an exercise price above the current stock price in exchange for cash or other securities without the prior approval of the Company’s stockholders.

12.9 Compliance with Applicable Legal Requirements. Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Common Stock in connection with any Award if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which shares of Common Stock are quoted or traded (including without limitation Section 16 of the 1934 Act and Section 162(m) of the Code); and, as a condition of any sale or issuance of shares of Common Stock under an Award, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of Awards hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

12.10 Transferability. No unearned Stock Awards or vested or unvested Stock Options, or any portion thereof, granted under the Plan may be assigned or transferred other than by will or the laws of descent and distribution or by such other means and on such terms as the Committee, in its discretion, may approve from time to time; provided, however, that the Committee shall not authorize transfers of any Equity Award for consideration and any attempt to do so shall be void. No Stock Option or Stock Appreciation Right shall be exercisable during an Associate Participant’s lifetime except by the Associate Participant or the Associate Participant’s guardian or legal representative, or other third party as the Committee may determine.

12.11 Withholding Taxes. All distributions under the Plan shall be subject to any required withholding taxes and other withholdings and, all tax withholdings shall be governed by the Code and any applicable state laws and any rules and regulations adopted thereunder and, in the case of Participants who are subject to Section 16 of the Exchange Act, any restrictions set forth in Section 16 of the Exchange Act. In case of distributions in Common Stock, the Participant or other recipient may, as a condition precedent to the delivery of Common Stock, be required to pay to his/her participating employer the excess, if any, of the amount of minimum statutory withholding obligation with respect to any federal, state, and local tax obligations, including FICA and Medicare over the withholdings, if any, from any distributions in cash under the Plan. All or a portion of such payment may, in the discretion of the Committee or its designee and upon the election of the Participant, be made (a) in cash, (b) by withholding from shares of Common Stock that would otherwise be delivered to the Participant under an Award a number of shares of Common Stock sufficient to satisfy all or a portion of the minimum statutory tax withholding obligation, (c) by tendering (either actually or by attestation) owned and unencumbered shares of Common Stock acceptable to the Committee and having a Fair Market Value on the date of tender equal to or less than the remaining required tax withholding. Notwithstanding the foregoing, in the event the Company adopts International Financial Reporting Standards, the minimum statutory withholding obligation shall not be satisfied by withholding shares of Common Stock if permitting the satisfaction of the minimum statutory withholding obligation via the withholding of shares of Common Stock would result in unfavorable accounting treatment for the Company.

12.12 No Limitations on Compensation. Neither the adoption of the Plan by the Board nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Subsidiary now has lawfully put into effect, including, without limitation, any retirement, pension, savings, profit sharing or stock purchase plan, insurance, death and disability benefits, and executive short term incentive plans.

12.13 Code Section 83(b) Elections. Neither the Company nor any of its Subsidiaries have any responsibility for a Participant’s election, attempt to elect or failure to elect to include the value of an Award subject to section 83 of the Code in the Participant’s gross income for the year of grant pursuant to section 83(b) of the Code. Any Participant who makes an election pursuant to section 83(b) of the Code will promptly provide the Committee or its designee with a copy of the election form.

12.14 Section 162(m) of the Code. It is the intent of the Company that the Plan comply in all respects with section 162(m) of the Code and that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention. If the Committee intends for an Award to constitute Performance-Based Compensation, then the Performance Measure selected, the Performance Goal (in terms of an objective formula or standard pursuant to which a third party with knowledge of the relevant performance results could calculate the amount to be paid), the maximum number of shares of Common Stock that may be awarded, within the limits described in Section 3.3 hereof, and the Performance Period applicable to such Award shall be established in writing by the Committee no later than the earlier of (i) 90 days after the commencement of the relevant Performance Period and (ii) the date as of which 25% of the Performance Period has elapsed and such Performance-Based Compensation shall be payable solely on account of the attainment of the Performance Goal. It is the intent of the Committee that at the time a Performance Goal is established, its outcome must be substantially uncertain. The Committee’s discretion to modify or waive the Performance Goal related to the vesting of the Award may be restricted in order to comply with Section 162(m) of the Code.

12.15 Section 409A of the Code. The Plan is intended to be administered in a manner consistent with the requirements of section 409A of the Code, where applicable. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on participants of immediate tax recognition and additional taxes under section 409A of the Code. Unless specifically provided for in an Award Notice, no Equity Award shall provide any feature for the deferral of compensation as defined by Treasury Regulation section 1.409A-1(b). Any deferral will be for such period and in accordance with the terms and conditions as the Committee may determine and must be in compliance with section 409A of the Code. The terms and conditions applicable to such deferral and the terms and conditions evidencing compliance with section 409A of the Code shall be set forth in the Award Notice. The method of payment for, and type and character of, any Award may not be altered by any deferral permitted under this Section unless specifically permitted under section 409A of the Code and the Treasury regulations thereunder. Notwithstanding the foregoing, neither the Company nor the Committee shall have any liability to any person in the event section 409A of the Code is determined to apply to an Award in a manner that results in adverse tax consequences for the participant or any of his beneficiaries or transferees.

12.16 Effective Date. The Plan shall become effective on May 18, 2012, subject to approval by the stockholders of the Company in accordance with the Company’s Bylaws at the Company’s 2012 Annual Meeting.

12.17 Governing Law. To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken under this Plan shall be governed by the internal laws of the State of Delaware, without regard to Delaware’s conflict-of-laws principles and shall be construed accordingly.

12.18 Severability. The Company intends all provisions of the Plan to be enforced to the fullest extent permitted by law. If any provision of this Plan shall be held to be illegal, invalid, or unenforceable for any reason, under present or future law, the illegal, invalid, or unenforceable provision shall be fully severable and severed, and shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision had not been included in the Plan, and the remaining provisions of the Plan shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

12.19 Compensation Recoupment Policy. Awards may be made subject to any compensation recoupment policy adopted by the Board or the Committee at any time prior to or after the effective date of the Plan, and as such policy may be amended from time to time after its adoption. The compensation recoupment policy shall be applied to any Award that constitutes the deferral of compensation subject to section 409A of the Code in a manner that complies with the requirements of section 409A of the Code.

12.20 No Issuance of Certificates. Notwithstanding any provisions of the Plan to the contrary, to the extent the Plan provides for issuance of stock certificates to reflect the issuance of shares of Common Stock in connection with an Award, the issuance may be effected on a non-certificate basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange on which the Common Stock is traded.

ANNEX B

J. C. PENNEY CORPORATION, INC.

MANAGEMENT INCENTIVE COMPENSATION PROGRAM

Effective January 30, 2011

ARTICLE I

Purpose

Name. The name of the Program is the J. C. Penney Corporation, Inc. Management Incentive Compensation Program.

Purpose. The purpose of the Program is to promote the Company’s pay-for-performance compensation philosophy by providing incentive compensation payments based on the operating results of the Company to designated members of the Company’s management, who, through their efforts, directly and significantly impact the achievement of the Company’s goals and objectives.

ARTICLE II

Definitions

Unless otherwise defined in the Program or unless the context clearly indicates to the contrary, as used herein, the following terms shall have the following respective meanings:

Board shall mean the Board of Directors of the Company.

Code shall mean the Internal Revenue Code of 1986, as amended.

Committee shall mean the Human Resources and Compensation Committee of the Board.

Company shall mean J. C. Penney Company, Inc.

Corporation shall mean J. C. Penney Corporation, Inc.

Covered Associate shall mean each Participant whose compensation, for a Performance Period for which any payment under this Program or any Plan is being calculated based on the attainment of a Performance Measure, is, or in the Committee’s, or it’s designee’s, discretion may, be subject to the compensation expense deduction limitations set forth in section 162(m) of the Code.

Individual Performance shall mean a determination of the individual performance of a Participant for a Performance Period based on the Participant’s performance as compared to the Participant’s individual goals for the Performance Period, or on such other performance criteria as may be established by the Committee, or its designee, as determined by management of the Corporation in its sole discretion. A Plan may provide for the payment of incentive compensation based on management’s evaluation of a Participant’s Individual Performance for a Performance Period.

Management Associate shall mean all General and Store Management Associates who are in a job category that has been designated as eligible for incentive compensation under the Program by the Committee, or its designee.

Mirror Savings Plan shall mean the J. C. Penney Corporation, Inc. Mirror Savings Plan, as amended and restated effective December 31, 2009 and as further amended through December 9, 2008, as such may be further amended from time to time, and any successor plan or program.

Participant shall mean any Management Associate that is eligible to participate in a Plan.

Performance Measure shall mean an objective performance goal that must be satisfied for a Performance Period before any incentive compensation contingent on the satisfaction of that Performance Measure will be paid to a Participant. Any such objective performance goal shall be based on one or a combination of any two or more of the following performance-based metrics; provided, however, that different Performance Measures may be approved for different Participants during the same Performance Period: earnings per share, total stockholder return, operating profit, operating income, net income, cash flow, gross profit, gross profit return on investment, return on equity, return on capital, sales, revenue, gross margin, gross margin return on investment, earnings before interest and taxes (EBIT), and earnings before interest taxes depreciation and amortization (EBITDA).

Performance Period shall mean the period established by the Committee with respect to a Plan for which a Performance Measure must be satisfied or for which a Participant’s Individual Performance must be evaluated for the purpose of determining whether any incentive compensation will be paid under a Plan to a Participant. With respect to incentive compensation that is intended to be Performance-Based Compensation, the Committee shall specify the Performance Period before any incentive compensation under the Program or a Plan is granted.

Performance-Based Compensation shall mean incentive compensation that is intended to constitute “performance-based compensation” within the meaning of section 162(m)(4)(C) of the Code and the related Treasury regulations promulgated thereunder.

Plan shall mean a plan established under the Program that provides for the payment of incentive compensation to a Participant based on the attainment of one or more pre-established Performance Measures and/or an evaluation of a Participant’s Individual Performance.

Program shall mean the J. C. Penney Corporation, Inc. Management Incentive Compensation Program, as contained herein, as such may be amended from time to time.

Savings Plan shall mean the J. C. Penney Corporation, Inc. Savings, Profit Sharing, and Stock Ownership Plan, as amended and restated effective December 31, 2007 and as further amended through January 26, 2010.

Subsidiary shall mean any entity in which the Company, directly or indirectly, beneficially owns 50% or more of the securities entitled to vote generally in the election of directors of the entity.

ARTICLE III

Administration

Administration. The Program and the Plans shall be administered by, or under the direction of, the Committee. The Committee shall determine all terms and conditions of the Plans established under the Program. The Committee shall have full and exclusive power to adopt such rules, regulations and guidelines for carrying out this Program and the related Plans established hereunder as it may deem necessary or appropriate in its sole discretion, provided such rules, regulations and guidelines are not inconsistent with the provisions of the Program or a Plan, and may modify or revoke those rules and regulations at such time and in such manner as it may deem proper, provided such modification or revocation is consistent with the requirements of Article V and does not materially adversely affect a Participant under the Program or a Plan, unless such modification or revocation is consented to by the Participant.

The Committee may establish different terms and conditions for different Plans or for different Participants under a Plan and for the same Participant with respect to different Plans or Performance Periods. Except with respect to incentive compensation under the Program or a Plan that is intended to constitute Performance-Based Compensation, the Committee may delegate the performance of any function under this Program or any Plan to one or more employees of the Corporation, subject to such terms and conditions as the Committee shall determine. The Committee is authorized at any time during or after a Performance Period, in its sole and absolute discretion, to reduce or eliminate the incentive compensation payable under the Program or a Plan to any Participant for any reason. No reduction in any incentive compensation payable to any one Participant shall increase the amount of the incentive compensation payable to any other Participant.

Performance-Based Compensation. The Committee shall be solely responsible for making awards of Performance-Based Compensation to Covered Associates. The terms for such awards including the applicable Performance Measure(s) and Performance Period shall be determined by the Committee no later than the latest possible date that will not jeopardize such incentive compensation awards under the Program or a Plan from qualifying as Performance-Based Compensation.

Interpretation. The Committee shall have full and exclusive power to interpret this Program and any Plan and the Committee’s interpretations of the Program or any Plans shall be final and binding on any and all Participants to which the interpretation applies and on all related parties in interest including Beneficiaries.

Delegation. Except with respect to the awarding of Performance-Based Compensation and compliance with the requirements of section 162(m) of the Code, the Committee shall have full discretion and authority to delegate any of its duties or responsibilities regarding the administration of the Program or the design, administration or operation of a Plan, including adopting such rules, regulations and guidelines for carrying out this Program and the related Plans established hereunder to one or more designees.

ARTICLE IV

Plans

In General. The Program may consist of one or more Plan(s). Each Plan shall relate to a specified Performance Period, which may be based on such period as shall be determined by the Committee, or its designee, and may be based on the attainment of a Performance Measure for one or more calendar months or one or more fiscal quarters or fiscal years of the Company. Once a Performance Period is complete and any incentive compensation payable under the Plan with respect to the applicable Performance Measure(s) for that Performance Period has been determined, the Performance Measure(s) applicable to the Performance Period shall lapse and be void and shall not be applicable to any future Performance Period unless adopted as Performance Measure(s) for a future Performance Period. Once a Plan, by its terms, lapses, the Plan shall be deemed terminated and will have no further effect with respect to the Program or a Participant except in connection with the administration of the terminated Plan and/or the enforcement of a Participant’s rights regarding incentive compensation payable under the terminated Plan for a completed Performance Period.

Participation. Eligibility to be a Participant for a Performance Period shall be determined by the Committee, or its designee, on an individual basis, or by group, business unit, Subsidiary, division, job description, or any other method of classification the Committee, or its designee, in its sole discretion deems appropriate. Classification as a Management Associate shall not guarantee an individual’s being designated as a Participant and designation as a Participant for any one Performance Period shall not guarantee a Management Associate’s inclusion as a Participant for any future Performance Period.

Design. The terms of each Plan shall be established by the Committee, or its designee, in its sole discretion. Such terms shall include the Plan’s Participants. In addition, such terms may prescribe the Performance Measure(s) that must be satisfied for a Performance Period based on such objective performance criteria as the Committee, or its designee, may establish. Such objective performance criteria may relate to the performance of the Company as a whole or on the performance of the Corporation, Subsidiary, division, group, business unit, store, or any other organizational unit as the Committee, or its designee, may prescribe and may be expressed on an absolute and/or relative basis, and may be based on or employ comparisons based on internal targets, past performance and/or the past or current performance of peer companies.

Each Plan shall include the total amount of incentive compensation payable on the attainment of a Performance Measure, which such amount with respect to a Covered Associate shall not exceed the limits otherwise provided for under this Program and shall not be payable other than as a result of the attainment of the Performance Measure, or in connection with the evaluation of a Participant’s Individual Performance, including the extent to which any incentive compensation will be paid if the target Performance Measure is not met or if the target Performance Measure is exceeded. The Committee, or its designee, may establish any special adjustments that will be applied in calculating whether the Performance Measure has been met including, but not limited to, taking into consideration the affect of any extraordinary items, unusual or non-recurring events, accounting changes, divestitures, or acquisitions. In addition, the Committee, or its designee, may establish such terms as it considers necessary with respect to the payment of incentive compensation in the event a Participant is promoted, ceases to be a Management Associate, or in the event an otherwise ineligible individual becomes a Management Associate who would otherwise be a Participant during a Performance Period, or in the event of a Participant’s termination of employment (including death, disability, retirement, or termination with or without cause) or leave of absence during the Performance Period. Different terms and conditions may be established by the Committee, or its designee, for different Plans and for different Participants.

Limits. Except to the extent established in a particular Plan by the Committee, or its designee, there are no limits on the total amount of incentive compensation payable to a Participant under the Program. Notwithstanding the foregoing, no Covered Associate shall receive Performance-Based Compensation in any fiscal year that exceeds the lesser of (i) $7,000,000, or (ii) 400% of the Covered Associate’s base salary for the fiscal year (before any salary reduction or deferral elections) as of the date of the grant of the Performance-Based Compensation.

Verification. The Committee shall adopt such rules and procedures as it shall deem necessary or desirable in order to ensure that any Performance Measure has been attained and the amounts payable under the Program or a Plan are certified, and such certified amounts shall be submitted to the Board for its approval prior to their payment to Participants. Such verified amounts, when approved by the Board shall be final, conclusive, and binding on all interested parties, including the Company, Corporation, Subsidiaries and Participants.

Payment. Following the completion of a Plan’s applicable Performance Period, the Committee, or its designee, shall certify a Participant’s Individual Performance and/or the level of attainment of the Performance Measure(s) for the Performance Period. Any incentive compensation payable under a Plan shall be paid to a Participant in cash at a time determined by the Committee, but no later than two and one-half months after the end of the fiscal year in which a Plan’s applicable Performance Period ends. If any Participant eligible to receive a distribution under a Plan is also a participant in the Savings Plan or the Mirror Savings Plan and has elected to defer receipt of any incentive compensation received under a Plan to the Savings Plan or the Mirror Savings Plan then the incentive compensation payable to the Participant under the terms of the Plan shall be reduced by any such deferral under the Savings Plan or the Mirror Savings Plan.

Beneficiary. Any incentive compensation that becomes payable after the death of a Participant shall be paid to the Participant’s surviving spouse, if any, or, if the Participant has no surviving spouse, to the personal representative of the Participant’s estate. If a Participant has deferred all or a portion of the Participant’s incentive compensation under the Savings Plan or the Mirror Savings Plan then the terms of the applicable plan shall govern the beneficiary designation and the payment of the amounts so deferred.

ARTICLE V

Amendment and Termination

The Board shall have the authority to amend, modify, suspend, and terminate the Program or any Plan established under the Program provided that no such amendment, modification, suspension, or termination shall adversely affect the rights of a Participant under a Plan with respect to a Performance Period that has begun, but has not yet been completed or with respect to any incentive compensation payable under a Plan that has not yet been paid without the Participant’s written consent.

ARTICLE VI

Miscellaneous

Unfunded Plan. The Program and any Plan shall be unfunded, and neither the Company nor the Corporation shall be required to segregate any assets for the purpose of satisfying any obligation of the Company or the Corporation with respect to any amount payable under the Program or a Plan.

Rights of Participants and Beneficiaries. Neither the Program nor any Plan is an employment agreement and neither ensures or evidences to any degree the continued employment or the claim to continued employment of any Participant for any time or period or job. No individual shall have any claim or right to participate in the Program or a Plan until such time as that individual becomes a Participant in a Plan. No Participant or beneficiary shall, by virtue of this Plan, have any interest in any specific asset or assets of the Company or the Corporation. A Participant or beneficiary has only an unsecured contractual right to receive cash payments in accordance with and at the times specified by the Program or a Plan. No Participant shall have the right or ability to assign, pledge, or otherwise dispose of any part of a payment hereunder.

Other Benefit and Compensation Programs. Neither the adoption of the Program nor the establishment of a Plan shall be construed as creating any limitation on the power of the Board to adopt such other plans, agreements, or arrangements as it may deem appropriate and nothing contained in this Program or any Plan shall limit the ability of the Company or the Corporation to make payments or awards to Participants under any other such plan, agreement or arrangement.

Governing Law. To the extent that Federal laws do not otherwise control, the internal laws of the State of Texas, without giving consideration to conflicts of laws principles that would require application of the law of another jurisdiction, will govern all questions concerning the construction, validity, and interpretation of the Plan and the performance and the obligations imposed by this Plan. The exclusive forum and venue for any legal action arising out of or related to the Plan shall be the United States District Court for the Northern District of Texas, and each Participant, as a condition of participating in the Plan, submits to the personal jurisdiction of that court. If neither subject matter nor diversity jurisdiction exists in the United States District Court for the Northern District of Texas, then the exclusive forum and venue for any such action shall be the courts of the State of Texas located in Collin County, and each Participant, as a condition of participating in the Plan, submits to the personal jurisdiction of that court.

Tax Withholding. The Company shall have the right to withhold from cash payments under the Program or a Plan to a Participant or other person an amount sufficient to cover any required withholding taxes.

Headings. Headings at the beginning of sections hereof are for convenience of reference, shall not be considered a part of the text of the Program, and shall not influence its construction.

Construed as a Whole. The provisions of the Program shall be construed as a whole in such manner as to carry out the provisions thereof and shall not be construed separately without relation to the context.

Code Section 409A Compliance. The Program and any Plan established under the Program is intended to comply with “short term deferral exception” to section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Accordingly, the provisions of the Plan shall be construed and administered so that the payment of incentive compensation qualifies in all instances for the short term deferral exception, to the maximum extent allowable.

If, and to the extent any payment or benefit under the Program or a Plan should be deemed to be an item of deferred compensation subject to the requirements of Code section 409A, the provisions of the Plan applicable to that payment or benefit shall be applied, construed and administered so that such payment or benefit is made or provided in compliance with the applicable requirements of Code section 409A and its corresponding regulations. Any payment from the Program or a Plan that is subject to the requirements of section 409A may only be made in a manner and upon an event permitted by section 409A, including the requirement that deferred compensation payable to a “specified employee” of a publicly traded company be postponed for six months after separation from service. Payments upon Employment Termination may only be made upon a “separation from service,” as determined in accordance with Code section 409A and the Treasury regulations thereunder. In addition, should there arise any ambiguity as to whether any other provisions of the Plan would contravene one or more applicable requirements or limitations of Code section 409A and the Treasury regulations thereunder, such provisions shall be interpreted, administered and applied in a manner that complies with the applicable requirements of Code section 409A and the Treasury regulations thereunder.

Effective Date of the Plan. The Program shall become effective as of January 30, 2011; provided, however, that no incentive compensation payable under the Program or any Plan shall be considered Performance-Based Compensation unless the Program is approved by shareholders and the Committee complies with the requirements of section 162(m) of the Code and the related Treasury regulations thereunder in connection with the awarding of such incentive compensation. The Program shall remain in effect until it has been terminated pursuant to Article V.

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day prior to the meeting date. Have your proxy/voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day prior to the meeting date. Have your proxy/voting instruction card in hand when you call and follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy/voting instruction card and return it in the enclosed postage-paid envelope provided or return it to J. C. Penney Company, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

You can view the Annual Report on Form 10-K,

Summary Annual Report and Proxy Statement

on the Internet at www.proxyvote.com.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

J. C. PENNEY COMPANY, INC.
Vote On Proposals
Directors recommend a vote FOR Proposal 1.
1.	Election of Directors: Board’s nominees for Directors for the term set forth in the Proxy Statement are:		For	Against	Abstain
Nominees:
	1a.	William A. Ackman	☐	☐	☐

	1b.	Colleen C. Barrett	☐	☐	☐				For	Against	Abstain

	1c.	Thomas J. Engibous	☐	☐	☐		1j.	Javier G. Teruel	☐	☐	☐

	1d.	Kent B. Foster	☐	☐	☐		1k.	R. Gerald Turner	☐	☐	☐

	1e.	Ronald B. Johnson	☐	☐	☐		1l.	Mary Beth West	☐	☐	☐

	1f.	Geraldine B. Laybourne	☐	☐	☐	Directors recommend a vote FOR Proposals 2, 3, 4 and 5.

	1g.	Burl Osborne	☐	☐	☐	2.	To ratify the appointment of KPMG LLP as independent auditor for the fiscal year ending February 2, 2013.		☐	☐	☐
	1h.	Leonard H. Roberts	☐	☐	☐	3.	To approve the 2012 Long-Term Incentive Plan.		☐	☐	☐

	1i.	Steven Roth	☐	☐	☐	4.	To approve the Management Incentive Compensation Program.		☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated.					☐	5.	Advisory vote on executive compensation.		☐	☐	☐

Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No
Please Sign and Date
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Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)			Date

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M43733-P20662-Z57178

J. C. Penney Company, Inc. PROXY/VOTING INSTRUCTION CARD This Proxy is solicited by the Board of Directors

By properly executing this card on the reverse, or by voting via Internet or telephone, you are authorizing T. J. Engibous, Burl Osborne and M. E. West, or any of them, with power of substitution in each, to represent and vote the stock owned of record which you are entitled to vote at the Annual Meeting of Company Stockholders, to be held at the JCPenney Home Office located at 6501 Legacy Drive, Plano, Texas 75024-3698 on Friday, May 18, 2012, at 10:00 A.M., local time, and at any adjournment or postponement thereof (“Meeting”), upon such business as may come before the Meeting, including the items set forth on the reverse (“Business”).

Board’s nominees for Directors for the term set forth in the Proxy Statement are (1a) William A. Ackman, (1b) Colleen C. Barrett, (1c) Thomas J. Engibous, (1d) Kent B. Foster, (1e) Ronald B. Johnson, (1f) Geraldine B. Laybourne, (1g) Burl Osborne, (1h) Leonard H. Roberts, (1i) Steven Roth, (1j) Javier G. Teruel, (1k) R. Gerald Turner, and (1l) Mary Beth West.

Your vote is important and cannot be recorded by the proxies unless this card is properly executed by you and returned, or unless you vote by Internet or telephone. Therefore, please sign, date, and return this card promptly in the envelope provided, or vote by Internet or telephone. No postage is required if this envelope is mailed in the United States.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of all directors, and FOR Proposals 2, 3, 4, and 5.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark the corresponding box on the reverse side.)

(Continued on the reverse side)

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until two days prior to the meeting date. Have your proxy/voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by J. C. Penney Company, Inc. in mailing proxy materials, you can consent to receive all future notice communications, proxy statements, proxy/voting instruction cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until two days prior to the meeting date. Have your proxy/voting instruction card in hand when you call and follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy/voting instruction card and return it in the enclosed postage-paid envelope provided or return it to J. C. Penney Company, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

You can view the Annual Report on Form 10-K,

Summary Annual Report and Proxy Statement on

the Internet at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M43734-P20662-Z57178	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

J. C. PENNEY COMPANY, INC.
Vote on Proposals
Directors recommend a vote FOR Proposal 1.
1.	Election of Directors: Board’s nominees for Directors for the term set forth in the Proxy Statement are:		For	Against	Abstain
Nominees:
	1a.	William A. Ackman	☐	☐	☐

	1b.	Colleen C. Barrett	☐	☐	☐				For	Against	Abstain

	1c.	Thomas J. Engibous	☐	☐	☐		1j.	Javier G. Teruel	☐	☐	☐

	1d.	Kent B. Foster	☐	☐	☐		1k.	R. Gerald Turner	☐	☐	☐

	1e.	Ronald B. Johnson	☐	☐	☐		1l.	Mary Beth West	☐	☐	☐

	1f.	Geraldine B. Laybourne	☐	☐	☐	Directors recommend a vote FOR Proposals 2, 3, 4 and 5.

	1g.	Burl Osborne	☐	☐	☐	2.	To ratify the appointment of KPMG LLP as independent auditor for the fiscal year ending February 2, 2013.		☐	☐	☐
	1h.	Leonard H. Roberts	☐	☐	☐	3.	To approve the 2012 Long-Term Incentive Plan.		☐	☐	☐
	1i.	Steven Roth	☐	☐	☐	4.	To approve the Management Incentive Compensation Program.		☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated.					☐	5.	Advisory vote on executive compensation.		☐	☐	☐

I elect to direct the voting of undirected shares in the Plan.			☐	☐
			Yes	No
Please Sign and Date
Please sign your name exactly as stenciled hereon. Persons signing in a representative capacity should indicate their capacity.

Signature [PLEASE SIGN WITHIN BOX]			Date

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M43735-P20662-Z57178

J. C. Penney Company, Inc.

PROXY/VOTING INSTRUCTION CARD

Allocated and Undirected Stock

This Proxy is solicited by the Board of Directors

TO PARTICIPANTS IN THE COMPANY’S SAVINGS, PROFIT-SHARING AND STOCK OWNERSHIP PLAN (“PLAN”):

By properly executing this card on the reverse, or by voting by Internet or telephone, you are instructing State Street Bank and Trust Company (“Trustee”) to vote on your behalf, in accordance with your instructions, in person or by proxy, shares of Common Stock allocated under the Plan (“Allocated Stock”), represented by the number of equivalent shares shown on the reverse side of this card, and a proportionate number of shares of Common Stock for which no directions are received by the Trustee (“Undirected Stock”), at the Annual Meeting of Company Stockholders, to be held at the JCPenney Home Office located at 6501 Legacy Drive, Plano, Texas 75024-3698 on Friday, May 18, 2012, at 10:00 A.M., local time, and at any adjournment or postponement thereof, upon such business as may come before the meeting, including the items set forth on the reverse. If this proxy/voting instruction card is not received by the Trustee, or if you have not voted by Internet or telephone, by May 16, 2012, the Allocated Stock will be voted in the same proportion as instructions received by the Trustee by that date from the Plan Participants who have returned their proxy/voting instruction cards or voted by Internet or telephone in a timely manner. You acknowledge that in voting the Undirected Stock, you are acting as a named fiduciary under the Employee Retirement Income Security Act of 1974. You may elect not to direct the voting of Undirected Stock by checking the appropriate box on the reverse side of this card.

For your information, a copy of the Board of Directors’ Proxy Statement for the meeting is enclosed herewith.

Board’s nominees for Directors for the term set forth in the Proxy Statement are (1a) William A. Ackman, (1b) Colleen C. Barrett, (1c) Thomas J. Engibous, (1d) Kent B. Foster, (1e) Ronald B. Johnson, (1f) Geraldine B. Laybourne, (1g) Burl Osborne, (1h) Leonard H. Roberts, (1i) Steven Roth, (1j) Javier G. Teruel, (1k) R. Gerald Turner, and (1l) Mary Beth West.

Your voting instructions are important and cannot be followed by the Trustee unless this card is properly executed by you and received by the Trustee, or unless you vote by Internet or telephone, by May 16, 2012. Therefore, please sign, date and return this card promptly in the envelope provided, or vote via Internet or telephone. No postage is required if this envelope is mailed in the United States.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of all directors, and FOR Proposals 2, 3, 4, and 5.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark the corresponding box on the reverse side.) (Continued on the reverse side)